                                                                     EXHIBIT 4.2



                                                                  Execution Copy




                            OXFORD AUTOMOTIVE, INC.

                   ------------------------------------------




                                CREDIT AGREEMENT

                           dated as of June 24, 1997





                   ------------------------------------------


                    THE BORROWING SUBSIDIARIES PARTY HERETO,
                            THE LENDERS PARTY HERETO


                                      and

                               NBD BANK, as Agent


                ARRANGED BY FIRST CHICAGO CAPITAL MARKETS, INC.

Article                                                                                                   Page
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I.      DEFINITIONS. . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
        1.1      Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
        1.2      Other Definitions; Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . 18

II.     THE COMMITMENTS, THE SWINGLINE FACILITY
        AND THE ADVANCES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
        2.1      Commitment of the Lenders and Canadian and
                 Swingline Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
        2.2      Termination and Reduction of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . 21
        2.3      Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
        2.4      Disbursement of Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
        2.5      Conditions for First Disbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
        2.6      Further Conditions for Disbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
        2.7      Subsequent Elections as to Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . 27
        2.8      Limitation of Requests and Elections . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
        2.9      Minimum Amounts; Limitation on Number of Borrowings; Etc.  . . . . . . . . . . . . . . . . 28
        2.10     Borrowing Base Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
        2.11     Security and Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

III.    PAYMENTS AND PREPAYMENTS OF ADVANCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
        3.1      Principal Payments and Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
        3.2      Interest Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
        3.3      Letters of Credit and Acceptances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
        3.4      Additional Terms of Acceptances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
        3.5      Payment Method   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
        3.6      No Setoff or Deduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
        3.7      Payment on Non-Business Day; Payment Computations  . . . . . . . . . . . . . . . . . . . . 35
        3.8      Additional Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
        3.9      Illegality and Impossibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
        3.10     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
        3.11     Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
        3.12     Substitution of Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

IV.     REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
        4.1      Corporate Existence and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
        4.2      Corporate Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
        4.3      Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
        4.4      Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
        4.5      Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
        4.6      Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
        4.7      Use of Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
        4.8      Consents, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
        4.9      Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
        4.10     Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
        4.11     Borrowing Base . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
        4.12     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
        4.13     Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
        4.14     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
        4.15     Solvency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
        4.16     No Defaults under Certain Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

        4.17     Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
        4.18     Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
        4.19     Investment Company Act; Other Regulations  . . . . . . . . . . . . . . . . . . . . . . . . 42
        4.20     Subordinated Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
        4.21     Unrestricted Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42

V.      COVENANTS. . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
        5.1      Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
                 (a)     Preservation of Corporate Existence, Etc.  . . . . . . . . . . . . . . . . . . . . 43
                 (b)     Compliance with Laws, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
                 (c)     Maintenance of Properties; Insurance   . . . . . . . . . . . . . . . . . . . . . . 43
                 (d)     Reporting Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
                 (e)     Accounting; Access to Records, Books, Etc.   . . . . . . . . . . . . . . . . . . . 45
                 (f)     Maintenance of Business Lines  . . . . . . . . . . . . . . . . . . . . . . . . . . 46
                 (g)     Additional Security and Collateral   . . . . . . . . . . . . . . . . . . . . . . . 46
                 (h)     Further Assurances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
        5.2      Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
                 (a)     Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
                 (b)     Total Debt to EBITDA Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
                 (c)     Fixed Charge Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
                 (d)     Interest Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
                 (e)     Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
                 (f)     Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
                 (g)     Merger; Acquisitions; Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
                 (h)     Disposition of Assets; Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
                 (i)     Nature of Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
                 (j)     Dividends and Other Restricted Payments  . . . . . . . . . . . . . . . . . . . . . 50
                 (k)     Capital Expenditures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
                 (l)     Loans, Advances and Investments  . . . . . . . . . . . . . . . . . . . . . . . . . 50
                 (m)     Transactions with Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . 50
                 (n)     Sale and Leaseback Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . 51
                 (o)     Negative Pledge Limitation   . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
                 (p)     FSC Commissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
                 (q)     Inconsistent Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
                 (r)     Subsidiary Dividends   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
                 (s)     Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
                 (t)     Other Indebtedness and Agreements  . . . . . . . . . . . . . . . . . . . . . . . . 52
                 (u)     Management Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
                 (v)     Restricted Subsidiaries..  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
        5.3      Additional Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52

VI.     DEFAULT. . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
        6.1      Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
                 (a)     Nonpayment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
                 (b)     Misrepresentation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
                 (c)     Certain Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
                 (d)     Other Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
                 (e)     Cross Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
                 (f)     Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
                 (g)     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
                 (h)     Insolvency, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
                 (i)     Security Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
                 (j)     Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
        6.2      Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

        6.3      Distribution of Proceeds of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . 55

VII.    THE AGENT AND THE LENDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
        7.1      Appointment and Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
        7.2      Agent and Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
        7.3      Scope of Agent's Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
        7.4      Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
        7.5      Default    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
        7.6      Liability of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
        7.7      Nonreliance on Agent and Other Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . 58
        7.8      Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
        7.9      Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
        7.10     Sharing of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59

VIII.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
        8.1      Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
        8.2      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
        8.3      No Waiver By Conduct; Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . 61
        8.4      Reliance on and Survival of Various Provisions . . . . . . . . . . . . . . . . . . . . . . 61
        8.5      Expenses; Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
        8.6      Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
        8.7      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
        8.8      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
        8.9      Table of Contents and Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
        8.10     Construction of Certain Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
        8.11     Integration and Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
        8.12     Independence of Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
        8.13     Interest Rate Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
        8.14     Judgment and Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
        8.15     Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68

EXHIBITS

Exhibit A - Borrowing Base Certificate

Exhibit B - Company Security Agreement

Exhibit C - Environmental Certificate

Exhibit D - Guaranty

Exhibit E - Guarantor Security Agreement

Exhibit F - Revolving Credit Note

Exhibit G - Swingline Note

Exhibit H - Disbursement of Advances

Exhibit I - Disbursement of Swingline Loans

Exhibit J - Subsequent Elections as to Borrowings

Exhibit K - Assignment and Acceptance


SCHEDULES


Schedule 1.1(A) - Existing Letters of Credit

Schedule 1.1(B) - GM Agreement

Schedule 1.1(C) - Senior Subordinated Debt Documents

Schedule 4.4 - Subsidiaries

Schedule 4.5 - Litigation

Schedule 4.17 - Intellectual Property

Schedule 4.18 - Lobdell Preferred Stock

Schedule 4.20 - Other Subordinated Debt

Schedule 5.2(e) - Indebtedness

Schedule 5.2(f) - Liens

Schedule 5.2(o) - Negative Pledges

Schedule 5.2(u) - Management Fees

        THIS CREDIT AGREEMENT, dated as of June 24,1997 (this "Agreement"), is by and among OXFORD AUTOMOTIVE, INC., a Michigan corporation (the "Company"), each of the Subsidiaries of the Company designated in Section 1.1 as a Borrowing Subsidiary (a "Borrowing Subsidiary" and collectively with the Company the "Borrowers"), the lenders set forth on the signature pages hereof, their successors and assigns, and each other Person becoming a lender hereunder from time to time (collectively, together with any Affiliates of such Lenders designated by such Lenders to make Canadian Advances hereunder, the "Lenders" and individually a "Lender"), and NBD BANK, a Michigan banking corporation, as agent (in such capacity, and collectively with any of its Affiliates designated by it to administer any of its functions hereunder at any time, the "Agent") for the Lenders.

        The parties hereto agree as follows:


                                   ARTICLE I.
                                  DEFINITIONS

        1.1 Certain Definitions. As used herein the following terms shall have the following respective meanings:

        "Acceptance" shall mean Bankers' Acceptances and BA Equivalent Loans.

        "Acceptance Fee" shall mean the fee payable at the time of the acceptance of Bankers' Acceptances established by multiplying the face amount of such Bankers' Acceptances by the Applicable Margin and by multiplying the product so obtained by a fraction having a numerator equal to the number of days in the term of such Bankers' Acceptances and a denominator of 365.

        "Acquisition" is defined in Section 5.2(g).

        "Advance" shall mean any Loan, any acceptance of any Bankers' Acceptance, any BA Equivalent Loan, and any Letter of Credit Advance.

        "Affiliate", when used with respect to any Person, shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and a Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interest) of the controlled Person.

        "Applicable Lending Office" shall mean, with respect to any Loan made by any Lender or with respect to such Lender's Commitments, the office of such Lender or of any Affiliate of such Lender located at the address specified as the applicable lending office for such Lender set forth next to the name of such Lender in the signature pages hereof or any other office or Affiliate of such Lender or of any Affiliate of such Lender hereafter selected and notified in writing to the Company and the Agent by such Lender. Any Affiliate of any such Lender so selected and notified shall have all rights of a Lender hereunder.

        "Applicable Margin" shall mean, with respect to any Floating Rate Loan, Bankers' Acceptance, LIBOR Loan, commitment fee payable under Section 2.3(a) and Letter of Credit fee payable pursuant to Section 2.3(b), as the case may be, the per annum rate (expressed as a percentage) in accordance with the following:

              Total Debt to        Floating Rate       Bankers'             Letter of Credit    Commitment Fees
              EBITDA Ratio         Loans               Acceptances and      Fees
                                                       LIBOR Loans
                >5.00
                                         0.75%               2.25%               2.25%               0.50%
                >4.51 but <5.00          0.50%               2.00%               2.00%               0.45%

                >3.75 but <4.50          0.25%               1.75%               1.75%               0.375%

                >3.00 but <3.75          0.0%                1.50%               1.50%               0.30%

                <3.00                    0.0%                1.25%               1.25%               0.25%


        The Applicable Margin shall be based upon the Total Debt to EBITDA Ratio as calculated as of the last day of each fiscal quarter of the Company and the Applicable Margin shall be adjusted on (a) the last day of the second month following the close of the fiscal quarter for the first three fiscal quarters, and (b) the last day of the fourth month following the close of the last fiscal quarter, based on the financial statements of the Company and related compliance certificate pursuant to Section 5.1(d) to the Lenders, and shall remain in effect until the next change to be effected pursuant to this definition and shall be adjusted for the first time on the earlier of (i) if requested by the Agent, the date of any Acquisition (other than the Acquisition of Howell) by the Company or any of its Subsidiaries in which any Borrower or Guarantor incurs any Indebtedness or makes any loan, advance or investment in any Unrestricted Subsidiary, based on the pro forma Total Debt to EBITDA Ratio after giving effect to such acquisition, on a pro forma basis acceptable to the Agent, or (ii) based on the financial statements delivered to the Agent for the fiscal quarter ending September 30, 1997; provided that the Applicable Margin shall be based on a Total Debt to EBITDA Ratio of greater than 3.00 to 1.00 but less than or equal to 3.75 to 1.00 until it is adjusted for the first time hereunder.

        "Assignment and Acceptance" is defined in Section 8.6(d).

        "Available Commitment" shall mean, as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment at such time over (b) the aggregate Canadian Advances made by such Lender outstanding at such time.

        "BA Equivalent Loan" shall mean a Loan contemplated as such in Section 3.4.

        "BA Rate" shall mean the rate per annum determined as being the arithmetic average (rounded upwards, if necessary, to the nearest .01%) of the rates quoted for NBD Canada for one month bankers' acceptances as appears on the Reuters Screen CDOR (Certificate of Deposit Offered Rate) page, as determined as at 10:00 a.m. (Toronto time) on the relevant Business Day (for non-Business Days, and if no CDOR rate is available for a given Business Day, the CDOR rate for the immediately previous Business Day for which a CDOR rate is available shall be used)

        "BA Interest Period" shall mean, relative to any Bankers Acceptance or BA Equivalent Loan, the period beginning on (and including) the date on which such Bankers Acceptance is accepted or continued or such BA Equivalent Loan is made or continued to (but excluding) the date which is 30, 60 or 90 days thereafter, as selected by the Company.

        "Bankers' Acceptance" shall mean a non-interest bearing bill of exchange in a form satisfactory to the Agent, denominated in CAD, drawn and endorsed by a Borrowing Subsidiary and presented to each Canadian Lender for acceptance pursuant to this Agreement.

        "BMG" shall mean BMG North America Limited, a corporation incorporated under the laws of the Province of Ontario, Canada.

        "Borrowing" shall mean the aggregation of Advances, including each Letter of Credit and Bankers' Acceptance issuance, of the Lenders to be made to any Borrower, or continuations and conversions of any Advances, made pursuant to Article II on a single date and, in the case of any LIBOR Loans or Bankers' Acceptances, for a single Interest Period, which Borrowings may be classified for purposes of this Agreement by reference to the type of Loans or the type of Advance comprising the related Borrowing, e.g., a "LIBOR Borrowing" is a Borrowing comprised of LIBOR Loans and a "Letter of Credit Borrowing" is an Advance comprised of a single Letter of Credit.

        "Borrowing Base" shall mean, as of any date, the sum of:

         (a) an amount equal to 85% of the value of Eligible Accounts Receivable, plus

        (b) an amount equal to 50% of the value of Eligible Tooling Reimbursement Payments, plus

        (c) an amount equal to 50% of the value of Eligible Inventory, plus

        (d) an amount equal to 50% of the value of Eligible Tooling, plus

        (e) an amount equal to

                         (i) 65% of the net book value of Eligible Fixed Assets, other than Eligible Fixed Assets acquired pursuant to an Acquisition (exclusive of the Eligible Fixed Assets of Howell to be acquired in connection with the Acquisition of Howell, which Eligible Fixed Assets of Howell will be included in this clause (i) when Howell becomes a Guarantor hereunder) after the Effective Date, and

                         (ii) the following amount with respect to Eligible Fixed Assets acquired pursuant to an Acquisition (exclusive of the Eligible Fixed Assets of Howell to be acquired in connection with the Acquisition of Howell) after the Effective Date: (A) if appraisals of such Eligible Fixed Assets are not performed, 50% of the net book value of such Eligible Fixed Assets or (B) if appraisals of such Eligible Fixed Assets are performed, then an amount equal to the lesser of (x) 65% of the net book value of such Eligible Fixed Assets or (y) such percentage of the net book value of such Eligible Fixed Assets which would equate to 80% of the orderly liquidation value shown in such appraisals for equipment and 80% of the fair market value shown in such appraisals for real estate with respect to such Eligible Fixed Assets, provided that (1) with respect to such Eligible Fixed Assets acquired in
        connection with an Acquisition after the Effective Date, the      net
        book value of such assets will be the higher of the net book value immediately prior to such Acquisition or immediately after such Acquisition, provided further that if the value is determined by reference to the net book value of such assets immediately prior to such Acquisition the Company shall apply its normal depreciation policies to such assets and (2) such appraisals shall be done by an independent third party appraiser acceptable to the Agent.

        "Borrowing Base Certificate" for any date shall mean an appropriately completed report as of such date in substantially the form of Exhibit A hereto, certified as true and correct as of such date by the Chief Financial Officer or Treasurer of the Company.

        "Borrowing Subsidiary" shall mean any Canadian Subsidiary designated by the Company to the Agent as a "Borrowing Subsidiary" hereunder so long as (a) each of the Company and each Guarantor guarantees the obligation of such Borrowing Subsidiary pursuant to a Guaranty, and grants a first priority lien and security interest on its assets to the extent required under Section 2.11 to secure such Guaranty and all obligations of such Borrowing Subsidiary, (b) such Borrowing Subsidiary delivers all corporate or organizational documents and authorizing resolutions and legal opinions requested by the Agent and (c) such Borrowing Subsidiary executes all agreements, instruments and documents and takes such other action requested by the Agent, including without limitation becoming bound by the terms hereof as a Borrowing Subsidiary and granting a first priority lien and security interest on its assets to the extent required under Section 2.11 to secure all Canadian Advances and other obligations of such Borrowing Subsidiary to the Lenders and the Agent. As of the Effective Date, the only Borrowing Subsidiary is BMG.

        "Business Day" shall mean a day other than a Saturday, Sunday or other day on which the Agent is not open to the public for carrying on substantially all of its banking functions in Detroit, Michigan or, with respect to any Canadian Advance, NBD Canada is not open to the public for carrying on substantially all of its banking functions in Toronto, Ontario.

        "CAD" or "C$" shall mean the lawful money of Canada.

        "Canadian Advances" shall mean all Loans, including Acceptances, denominated in CAD.

        "Canadian Lender" shall mean any Lender which, whether directly or through an Affiliate of such Lender, can make Canadian Advances hereunder free of withholding taxes of Canada and that is designated to the Agent and the Company as a Canadian Lender.

        "Canadian Percentage" of any Canadian Lender as of any date, shall mean a fraction (expressed as a percentage), the numerator of which is the Commitment of such Canadian Lender and the denominator which is the aggregate Commitments of all Canadian Lenders.

        "Canadian Subsidiary" shall mean any Subsidiary of the Company organized under the laws of Canada or any Province thereof.

        "Capital Lease" of any Person shall mean any lease which, in accordance with Generally Accepted Accounting Principles, is or should be capitalized on the books of such Person.

        "Capital Stock" shall mean (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities or any other form of equity securities, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

        "Change in Control" shall mean:

        (a) prior to a primary sale or sales of shares of Capital Stock of the Company resulting in the sale of more than 50% of each class of outstanding Capital Stock of the Company pursuant to any one or more public offerings thereof (a "Majority IPO"), Permitted Holders shall cease to control, directly or indirectly, in each case free and clear of all Liens, a majority (on a fully diluted basis) of the issued and outstanding shares of Voting Stock of the Company and have the right and authority to appoint, designate or otherwise elect a majority of the members of the board of directors of the Company;

        (b) after a Majority IPO, (i) Permitted Holders shall cease to control, directly, or indirectly, in each case free and clear of all Liens, at least 20% (on a fully diluted basis) of the issued and outstanding shares of Voting Stock of the Company and have the right and authority to appoint, designate or otherwise elect at least 20% of the members of the board of directors of the Company or (ii) any person, or two or more persons acting in concert, acquire or own beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934) an amount of the outstanding shares of Voting Stock of the Company or the Company on a fully diluted basis which is equal to or greater than the amount owned by the Permitted Holders free and clear of any Lien; or

        (c)      any "Change of Control" as defined in the Senior Subordinated
Note Indenture.

        "Commitment" shall mean, with respect to each Lender, the commitment of each such Lender to make or accept, as the case may be, Loans and to participate in Letter of Credit Advances made through the Agent pursuant to
Section 2.1, in amounts not exceeding in aggregate principal amount outstanding at any time the respective Commitment amounts for each such Lender set forth next to the name of each such Lender in the signature pages hereof, or, as the Lender becoming a party hereto after the Effective Date, as set forth in the applicable Assignment and Acceptance, in each case as reduced or modified pursuant to this Agreement.

        "Company Security Agreement" shall mean the security agreement entered into by the Company for the benefit of the Agent and the Lenders pursuant to this Agreement in substantially the form of Exhibit B hereto, as amended or modified from time to time.

        "Consolidated" or "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

        "Contingent Liabilities" of any Person shall mean, as of any date, all obligations of others for which such Person is contingently liable, as guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such Person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such Person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such Person to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such other Person.

        "Creative" shall mean Creative Fabrication Corporation, a Tennessee corporation.

        "Creative Letter of Credit" shall mean the irrevocable letter of credit number 442 issued by NBD Bank on September 27, 1995 for the account of Creative, as renewed or extended or otherwise modified from time to time.

        "Creative Revenue Bond" shall mean the $8,500,000 Industrial Development Revenue Bond (Creative Fabrication Corporation Project), Series 1995 issued by the Industrial Development Board of the County of McMinn, a public non-profit corporation and public instrumentality of the County of McMinn, Tennessee.

        "Creative Revenue Bond Documents" shall mean the indenture of trust, loan agreement, reimbursement agreement, irrevocable letter of credit, pledge and security agreement, deed of trust, security agreement, fixture filing and assignment of rents, security agreement, guarantor security agreement, irrevocable guaranty agreement and all other agreements and documents executed or issued in connection with the Creative Revenue Bond, all as amended or modified from time to time.

        "Default" shall mean any event or condition which might become an Event of Default with notice or lapse of time or both.

        "Defaulting Lender" shall mean any Lender that fails to make available to the Agent such Lender's Loans required to be made hereunder or shall have not made a payment required to be made to the Agent hereunder. Once a Lender becomes a Defaulting Lender, such Lender shall continue as a Defaulting Lender until such time as such Defaulting Lender makes available to the Agent the amount of such Defaulting Lender's Loans and all other amounts required to be paid to the Agent pursuant to this Agreement.

        "Discount Rate" shall mean with respect to Bankers' Acceptances issued pursuant to this Agreement with the same maturity date, the rate determined by the Agent as being the discount rate, calculated on the basis of a year of 365 days, of the Agent established in accordance with its normal practices at or about 10:00 a.m. on the date of issue of such Bankers' Acceptances, for bankers' acceptances having a comparable face value and an identical maturity date to the face value and maturity date of the Agent's portion of such issue of Bankers' Acceptances.

        "Discounted Proceeds" shall mean in respect of any Bankers' Acceptance to be accepted and purchased by a Lender hereunder on any day, an amount (rounded to the nearest whole cent, and with one-half of one cent being rounded up) calculated on such day by multiplying (i) the face amount of such Bankers' Acceptance by (ii) the price, where the price is determined by dividing one by the sum of one plus the product of (A) the Discount Rate (expressed as a decimal) and (B) a fraction, the numerator of which is the number of days in the term of such Bankers' Acceptance and the denominator of which is 365.

        "Disqualified Stock" shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, or which otherwise has any mandatory payments with respect thereto.

        "Dollar Equivalent" shall mean as of any date, with respect to any amount in a currency other than Dollars, the sum in Dollars resulting from the conversion of such amount from such currency into Dollars at the spot exchange rate determined by the Agent to be available to it for the purchase of such currency with Dollars at approximately 11:00 a.m. local time of the Applicable Lending Office on such date as a determination of the Dollar Equivalent is made.

        "Documents" shall have the meaning ascribed thereto in Section 3.3(b).

        "Dollars" and "$" shall mean the lawful money of the United States of America.

        "Domestic Subsidiary" shall mean each present and future Subsidiary of the Company which is not a Foreign Subsidiary.

        "EBITDA" for any period shall mean the sum of Net Income plus, without duplication, the following to the extent deducted in calculating such Net Income: (i) Interest Expense, (ii) income tax expense (including Michigan Single Business Taxes expense), (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by Generally Accepted Accounting Principles to be, made, except as otherwise consented to by the Agent), less all non-cash items increasing Net Income, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Net Income.

        "Effective Date" shall mean the effective date specified in the final paragraph of this Agreement.

        "Eligible Accounts Receivable" shall mean, as of any date and without duplication, those trade accounts receivable owned by a Borrower or a Guarantor that are payable in Dollars, CAD or any other readily available and freely tradable currency acceptable to the Agent and in which such Borrower or Guarantor has granted to the Agent for the benefit of the Lenders and the Agent a first-priority perfected security interest pursuant to the Security Agreements, subject to only such Liens as are permitted Section 5.2(f)(i), valued at the face amount thereof less sales, excise or similar taxes and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed, but shall not include any such account receivable (a) that is not a bona fide existing obligation created by the sale and actual delivery of inventory, goods or other property, or the furnishing of services or other good and sufficient consideration to customers of a Borrower or a Guarantor in the ordinary course of business, (b) that is more than 90 days past due or that remains outstanding more than 90 days after the earlier of the date of the invoice or the shipment of the related inventory, goods or other property or the furnishing of the related services or other consideration, (c) that is subject to any dispute, contra-account, defense, offset or counterclaim or any Lien (except those in favor of the Agent for the benefit of the Lenders and the Agent under the Security Documents), or the inventory, goods, property, services or other consideration of which such account receivable constitutes proceeds is subject to any such Lien, (d) in respect of which the inventory, goods, property, services or other consideration have been rejected, (e) that is due from any Affiliate or Subsidiary of any Borrower or Guarantor, (f) that has been classified by any Borrower or Guarantor as doubtful or has otherwise failed to meet established or customary credit standards of any Borrower or Guarantor,
(g) that is payable by any Person located outside the United States or Canada (which shall not be deemed to include any territories of the United States or Canada), other than a Subsidiary of General Motors Corporation, Ford Motor Company or Chrysler Corporation, or any other substantial auto manufacturer or supplier approved by the Agent, (h) with respect to which any representation or warranty contained in Section 4.11 is incorrect at any time, (i) that is payable by the United States or any of its departments, agencies or instrumentalities or by any state or other governmental entity unless such Borrower or Guarantor shall have notified the Agent thereof and shall have executed and delivered any and all instruments and documents and taken such other action required by the Agent to duly effect the assignment thereof to the Agent under the Federal Assignment of Claims Act, as amended, or other applicable law now or hereafter in effect, (j) that is payable by any Person as to which 30% or more of the accounts receivable payable by such Person to any Borrower or Guarantor do not otherwise constitute Eligible Accounts Receivable,
(k) that is payable by any Person that is the subject of any proceeding seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or that is not generally paying its debts as they become due or has admitted in writing its inability to pay its debts generally or has made a general assignment for the benefit of creditors, (l) that is evidenced by a promissory note or other instrument, (m) that is subordinate or junior in right or priority of payment to any other obligation or claim, (n) arising as a result of or relating to Tooling if such account receivable is not currently due or arising as a result of or relating to Tooling if it arises under any Tooling Contract financed by any lender other than by Advances by the Lenders under this Agreement, or (o) that for any other reason is at any time reasonably deemed by the Agent to be ineligible.

        "Eligible Fixed Assets" shall mean, as of any date, those tangible fixed assets owned by a Borrower or a Guarantor in which such Borrower or Guarantor has granted to the Agent and Lenders a first-priority perfected security interest pursuant to the Security Agreements, subject to only such Liens as are permitted Section 5.2(f)(i),but not including any such fixed asset
(a) that is not usable in the business of a Borrower or Guarantor, (b) that is located outside the United States or Canada or such other jurisdiction approved by the Agent, (c) that is subject to, or any accounts or other proceeds resulting from the sale or other disposition thereof could be subject to, any Lien (except those in favor of the Agent and the Lenders under the Security Agreements, (d) that is not in the possession of the Company, (e) that is held for sale or lease or is the subject of any lease, (f) that is subject to any trademark, trade name or licensing arrangement, or any law, rule or regulation, that could limit or impair the ability of the Agent and the Lenders to promptly exercise all rights of the Agent and the Lenders under the Security Agreements,
(g) if such fixed asset is located on premises not owned by the Company and the landlord or other owner of such premises shall not have waived its distraint, lien and similar rights with respect to such fixed asset, and shall not have agreed to permit the Agent to enter such premises after the occurrence of an Event of Default pursuant to a waiver and agreement of such person in favor of and in form and substance acceptable to the Agent, (h) with respect to which any insurance proceeds are not payable to the Agent as a lender loss payee or are payable to any loss payee other than the Agent or a Borrower or Guarantor, and (i) that for any other reason is at any time reasonably deemed by the Agent to be ineligible.

        "Eligible Inventory" shall mean, as of any date, that inventory owned by a Borrower or a Guarantor that constitutes raw materials, work-in-process or finished goods in which such Borrower or Guarantor has granted to the Agent for the benefit of the Lenders and the Agent a first-priority perfected security interest pursuant to the Security Agreements, subject to only such Liens as are permitted Section by 5.2(f)(i), valued at the lower of cost or market on a FIFO basis, but shall not include any such inventory (a) that does not constitute raw materials, work-in-process or finished goods readily salable or usable in the business of a Borrower or a Guarantor, (b) that is located outside the United States or Canada (which shall not be deemed to include any territories of the United States or Canada) or such other jurisdiction approved by the Agent, (c) that is subject to, or any accounts or other proceeds resulting from the sale or other disposition thereof could be subject to, any Lien (except those in favor of the Agent for the benefit of the Lenders and the Agent under the Security Documents), including any sale on approval or sale or return transaction or any consignment, (d) that is not in the possession of such Borrower or Guarantor, (e) that is held for lease or is the subject of any lease, (f) that is subject to any trademark, trade name or licensing arrangement, or any law, rule or regulation, that could limit or impair the ability of the Agent to promptly exercise all rights of the Agent under the Security Documents, (g) if such inventory is located on premises not owned by such Borrower or Guarantor and the landlord or other owner of such premises shall not have waived its distraint, lien and similar rights with respect to such inventory and shall not have agreed to permit the Lenders and the Agent to enter such premises pursuant to a waiver and agreement of such Person in favor of and in form and substance acceptable to the Lenders and the Agent or any other substantial auto manufacturer or supplier approved by the Agent, (h) with respect to which any insurance proceeds are not payable to the Agent for the benefit of the Lenders as a lender loss payee or are payable to any loss payee other than the Agent or such Borrower or Guarantor, (i) that is classified as Eligible Tooling or Eligible Tooling Reimbursement Payments, or (j) that for any other reason is at any time reasonably deemed by the Agent to be ineligible.

        "Eligible Tooling" shall mean such portion of assets, net of any payments received thereon, of a Borrower or Guarantor which consists of Tooling, provided that each of the following conditions is satisfied: (a) the sale of such Tooling is covered under specific written purchase orders or agreements between a Borrower or Guarantor and the purchaser of such Tooling, and the terms and provisions of all such purchase orders and agreements and the purchaser thereof must be satisfactory to the Agent, (b) the Agent has a first priority, perfected and enforceable security interest in such Tooling and any account receivable or other proceeds of a Borrower or Guarantor relating to such Tooling , subject to only such Liens as are permitted by Section 5.2(f)(i), and (c) the unpaid balance of such Tooling as represented by a Borrower or Guarantor is not subject to any defense, counterclaim, setoff, contra-account, credit, allowance or adjustment. For purposes of this definition, all Tooling of a Borrower or Guarantor which is the subject of any Tooling Contract financed by any lender other than by Advances by the Lenders under this Agreement shall be excluded from this definition, and no (i) accounts receivable included within Eligible Accounts Receivable, (ii) Eligible Tooling Reimbursement Payments or (iii) Eligible Inventory shall be included as part of Eligible Tooling.

        "Eligible Tooling Reimbursement Payments" shall mean such portion of long term assets, net of any payments received thereon, of a Borrower or Guarantor which consists of Tooling reimbursement payments provided that each of the following conditions are satisfied: (a) the sale of the related Tooling is covered under specific written purchase orders or agreements between a Borrower or Guarantor and the purchaser of such Tooling, and the terms and provisions of all such purchase orders and agreements and the purchaser thereof must be satisfactory to the Agent, (b) the Agent has a first priority, perfected and enforceable security interest in such long term assets and any account receivable or other proceeds of a Borrower or Guarantor relating to such long term assets, subject to only such Liens as are permitted by Section 5.2(f)(i), (c) the unpaid balance of such Tooling as represented by a Borrower or Guarantor is not subject to any defense, counterclaim, setoff, contra-account, credit, allowance or adjustment and (d) such Tooling is completed and has been approved by the purchaser thereof. For purposes of this definition, all Tooling reimbursement payments of a Borrower or Guarantor which are the subject of any Tooling Contract financed by any lender other than by Advances by the Lenders under this Agreement shall be excluded from this definition and no (i) Eligible Inventory, (ii), Eligible Tooling or (iii) accounts receivable included within Eligible Accounts Receivable shall be included as part of Eligible Tooling Reimbursement Payments.

        "Environmental Certificate" shall mean the environmental certificate given by the Borrowers and the Guarantors to the Agent for the benefit of the Lenders pursuant to this Agreement in substantially the form of Exhibit C hereto.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

        "ERISA Affiliate" shall mean, with respect to any Person, any trade or business (whether or not incorporated) which, together with such Person or any Subsidiary of such Person, would be treated as a single employer under Section 414 of the Code and the regulations promulgated thereunder.

        "Event of Default" shall mean any of the events or conditions described in Section 6.1.

        "Existing Letters of Credit" shall mean the letters of credit set forth on Schedule 1.1(A).

        "Federal Funds Rate" shall mean the per annum rate established and announced by the Agent from time to time as the opening federal funds rate paid by the Agent in its regional federal funds market for overnight borrowings from other banks, which Federal Funds Rate shall change simultaneously with any change in such announced rates.

        "Fixed Charges" shall mean, for any period, the sum, without duplication, of (a) Interest Expense for such period, plus (b) all payments of principal or other sums paid or payable during such period by the Company or its Restricted Subsidiaries with respect to Indebtedness of the Company or its Restricted Subsidiaries, other than (i) payments on the Advances and (ii) payments on Tooling Indebtedness, plus (c) all debt discount and expense amortized or required to be amortized during such period by the Company or its Restricted Subsidiaries, plus (d) Rental Charges paid or payable during such period by the Company and its Restricted Subsidiaries, plus (e) all dividends, distributions and other obligations paid with respect to any class of the Company's Capital Stock or any dividend, payment or distribution paid in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of the Company's Capital Stock, (f) all net income taxes accrued in such period by the Company or its Restricted Subsidiaries, plus (g) all payments of principal or other sums paid or payable, whether directly or indirectly, during such period by the Company or any of its Restricted Subsidiaries with respect to Indebtedness of any Unrestricted Subsidiary.

        "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of
(a) the sum of (i) the EBITDA for such period (provided that EBITDA as calculated in determining the Fixed Charge Coverage Ratio for (i) the fiscal quarter ending June 30, 1997 shall be equal to the sum of the EBITDA for the fiscal quarter ending June 30, 1997 plus $21,144,000, (ii) the fiscal quarter ending September 30, 1997 shall be equal to the sum of EBITDA for the two quarters ending September 30, 1997 plus $14,096,000 and (iii) the fiscal quarter ending December 31, 1997 shall be equal to the sum of EBITDA for the three fiscal quarters ending December 31, 1997 plus $7,048,000), plus (ii) the Rental Charges for such period (provided that the Rental Charges for (i) the fiscal quarter ending September 30, 1997 shall be equal to the product of the Rental Charges for the two quarters ending September 30, 1997 times two and
(iii) the fiscal quarter ending December 31, 1997 shall be equal to the product of the Rental Charges for the three fiscal quarters ending December 31, 1997 times four thirds) to (b) the Fixed Charges for such period (provided that the Fixed Charges for (i) the fiscal quarter ending September 30, 1997 shall be equal to the product of the Fixed Charges for the two quarters ending September 30, 1997 times two and (iii) the fiscal quarter ending December 31, 1997 shall be equal to the product of the Fixed Charges for the three fiscal quarters ending December 31, 1997 times four thirds)

        "Floating Rate" shall mean the per annum rate equal to the sum of (a) the Applicable Margin, plus (b) (i) with respect to U.S. Advances and other obligations denominated in Dollars, the greater of (x) the Prime Rate in effect from time to time, and (y) the sum of one half of one percent (1/2%) per annum plus the Federal Funds Rate in effect from time to time; and (ii) with respect to Canadian Advances and other obligations denominated in CAD, the greater of
(x) the per annum rate of interest quoted, published and commonly known as the "prime rate" of NBD Canada which NBD Canada establishes as the reference rate of interest in order to determine interest rates for loans to its Canadian commercial borrowers, which rate is not necessarily the lowest rate of interest offered by NBD Canada in connection with extensions of credit; and (y) the BA Rate plus 1/2 of 1% per annum; in each case adjusted automatically with each quoted or published change in such rate, all without the necessity of any notice to any Borrower, which Floating Rate shall change simultaneously with any change in any such rates.

        "Floating Rate Loan" shall mean any Loan which bears interest at the Floating Rate.

        "Foreign Subsidiary" shall mean any Subsidiary incorporated or formed in any jurisdiction other than any State of the United States of America.

        "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles applied on a basis consistent with that reflected in the financial statements referred to in Section 4.6.

        "GM Agreement" shall mean the non-offset agreement of General Motors in the form of Schedule 1.1(B) hereto.

        "Guaranties" shall mean each guaranty entered into by the Guarantors for the benefit of the Agent and the Lenders pursuant to this Agreement in substantially the form of Exhibit D hereto, as amended or modified from time to time.

        "Guarantor Security Agreement" shall mean each security agreement entered into by the Guarantors for the benefit of the Agent and the Lenders pursuant to this Agreement in substantially the form of Exhibit E hereto, as amended or modified from time to time.

        "Guarantors" shall mean each Domestic Subsidiary of the Company existing as of the Effective Date, each Canadian Subsidiary, the Company (in its capacity as guarantor of the Borrowing Subsidiaries), and each Person becoming a Restricted Subsidiary of the Company after the Effective Date or otherwise entering into a Guaranty from time to time.

        "Howell" shall mean Howell Industries, Inc., a Michigan corporation.

        "Indebtedness" of any Person shall mean, as of any date, (a) all obligations of such Person for borrowed money, and similar monetary obligations evidenced by bonds, notes, debentures, Capital Lease obligations, bankers acceptances or otherwise, (b) all obligations of such Person as lessee under any Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such Person whether or not the obligation secured thereby shall have been assumed by such Person, (d) all obligations of such Person for the unpaid purchase price for goods, property or services acquired by such Person, except for trade accounts payable and taxes arising in the ordinary course of business that are not past due, (e) all obligations of such Person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), (f) all Rate Hedging Obligations, and (g) all Contingent Liabilities.

        "Intercreditor Agreement" shall mean the Intercreditor Agreement dated on or about the Effective Date in form and substance satisfactory to the Agent among the Agent, BMG and all other material lenders to BMG or any of its Subsidiaries, as amended or modified from time to time.

        "Interest Coverage Ratio" shall mean, for any period, the ratio of (a) EBITDA for such period to (b) Interest Expense for such period.

        "Interest Expense" shall mean, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to Capital Lease obligations, (ii) amortization of debt discount,
(iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Rate Hedging Agreements (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Restricted Subsidiary, and (viii) interest actually paid by the Company or any Restricted Subsidiary on any Indebtedness of any other Person. Notwithstanding the foregoing, net interest expense attributable to Tooling Indebtedness shall not be included in Interest Expense.

        "Interest Payment Date" shall mean (a) with respect to any LIBOR Loan or Acceptance, the last day of each Interest Period with respect thereto and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period, and (b) in all other cases, the last Business Day of each March, June, September and December occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

        "Interest Period" shall mean any BA Interest Period or LIBOR Interest Period.

        "Letter of Credit" shall mean a standby or commercial letter of credit issued by the Agent on behalf of the Lenders for the account of the Company under an application and/or other documentation acceptable to the Agent requiring, among other things, immediate reimbursement by the Company to the Agent in respect of all drafts or other demand for payment honored thereunder and all expenses paid or incurred by the Agent relative thereto, and shall include the Creative Letter of Credit and all other Existing Letters of Credit.

        "Letter of Credit Advance" shall mean each issuance of a Letter of Credit.

        "LIBOR" shall mean, with respect to any LIBOR Loan and the related LIBOR Interest Period, the per annum rate that is equal to the sum of:

        (a)      the Applicable Margin, plus

        (b) the rate per annum obtained by dividing (i) the per annum rate of interest at which deposits in Dollars for such LIBOR Interest Period and in an aggregate amount comparable to the amount of such LIBOR Loan to be made by the Agent in its capacity as a Lender hereunder are offered to the Agent by other prime banks in the London interbank market, at approximately 11:00 a.m. London time, on the second LIBOR Business Day prior to the first day of such LIBOR Interest Period by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that are specified on the first day of such LIBOR Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System; all as conclusively determined by the Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%).

        "LIBOR Business Day" shall mean, with respect to any LIBOR Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in the London interbank market.

        "LIBOR Interest Period" shall mean, with respect to any LIBOR Loan, the period commencing on the day such LIBOR Loan is made or converted to a LIBOR Loan and ending on the day which is one, two or three months thereafter (or such longer period requested by the Company and acceptable to the Lenders), as the Company may elect under this Agreement, and each subsequent period commencing on the last day of the immediately preceding LIBOR Interest Period and ending on the day which is one, two or three months thereafter (or such longer period requested by the Company and acceptable to the Lenders), as the Company may elect under this Agreement, provided, however, that (a) any LIBOR Interest Period which commences on the last LIBOR Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last LIBOR Business Day of the appropriate subsequent calendar month, (b) each LIBOR Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall end on the next succeeding LIBOR Business Day or, if such next succeeding LIBOR Business Day falls in the next succeeding calendar month, on the next preceding LIBOR Business Day, and (c) no LIBOR Interest Period which would end after the Termination Date shall be permitted.

        "LIBOR Loan" shall mean any Loan which bears interest at LIBOR.

        "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

        "Loan" shall mean any Revolving Credit Loan and any Swingline Loan. Any Loan or any portion thereof may also be denominated as a Floating Rate Loan, a Bankers' Acceptance or BA Equivalent Loan or a LIBOR Loan and such Loans are referred to herein as "types" of Loans.

        "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Security Documents and any other agreement, instrument or document executed in connection with any of the foregoing at any time.

        "Lobdell" shall mean Lobdell Emery Corporation, a Michigan corporation.

        "Lobdell Preferred Stock" shall mean all existing preferred stock issued by Lobdell, including the Series B Preferred Stock and Series A Preferred Stock, in the aggregate amount of $50,700,000.

        "Lobdell Preferred Stock Documents" shall mean all stock certificates, agreements and other documents relating to the terms of the Preferred Stock or otherwise relating to the Preferred Stock.

        "Material Adverse Effect" shall mean (i) a material adverse effect on the property, business, operations, financial condition, liabilities or capitalization of the Company and its Restricted Subsidiaries, taken as a whole, (ii) a material adverse effect on the ability of the Company or any Guarantor to perform its obligations under the Loan Documents or (iii) a material adverse effect on the rights and remedies of the Agent or the Lenders under the Loan Documents.

        "Multiemployer Plan" shall mean any "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

        "NBD Canada" shall mean First Chicago NBD Bank, Canada, a Canadian chartered bank.

        "Net Cash Proceeds" means, without duplication (a) in connection with any sale or other disposition of any asset or any settlement by, or receipt of payment in respect of, any property insurance claim or condemnation award, the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such sale, settlement or payment, net of reasonable and documented attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such sale, insurance claim or condemnation award (other than any Lien in favor of the Agent for the benefit of the Agent and the Lenders) and other customary fees actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof and (b) in connection with any issuance or sale of any equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of investment banking fees, reasonable and documented attorneys' fees, accountants' fees, underwriting discounts and commissions and other reasonable and customary fees and expenses actually incurred in connection therewith.

                 "Net Income" shall mean, for any period, the net income of the Company and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Net

Income: (i) any net income (or loss) of any Person if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause
(iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below); (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary consistent with such restriction during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Net Income; (iv) any gain (or loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;
(v) extraordinary or nonrecurring gains or non-cash losses; and (vi) the cumulative effect of a change in accounting principles.

        "Net Worth" of any Person shall mean, as of any date, the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of such Person and the amount of any foreign currency translation adjustment account shown as a capital account of such Person, less treasury stock, all as determined under Generally Accepted Accounting Principles.

        "Non Canadian Lender" is defined is Section 2.1(c)(iii).

        "Note" shall mean any Revolving Credit Note or any Swingline Note.

        "Overdue Rate" shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, (b) in respect of principal of LIBOR Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by the Company hereunder (other than interest), a per annum rate that is equal to the sum of three percent (3%) per annum plus the Floating Rate.

        "Oxford" shall mean The Oxford Investment Group, Inc., a Michigan corporation.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

        "Permitted Disqualified Stock" is defined is Section 5.2(j).

        "Permitted Holders" shall mean (i) any of Selwyn Isakow, his spouse and any of his lineal descendants and their respective spouses (collectively, the "Isakow Family") whether acting in their own name or as one or as a majority of persons having the power to exercise the voting rights attached to, or having investment power over, shares held by others, (ii) any Person wholly owned and controlled by any member of the Isakow Family, and (iii) any trust solely for the benefit of one or more members of the Isakow Family (whether or not any member of the Isakow Family is a trustee of such trust).

        "Permitted Liens" shall mean Liens permitted by Section 5.2(f) hereof.

        "Person" shall include an individual, a corporation, an association, a partnership, a limited liability company, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

        "Plan" shall mean, with respect to any Person, any pension plan (including a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such Person, any Subsidiary of such Person or any ERISA Affiliate, or by any other Person if such Person, any Subsidiary of such Person or any ERISA Affiliate could have liability with respect to such pension plan.

        "Pledge Agreements" shall mean each pledge agreement entered into by the Company or any Guarantor for the benefit of the Agent and the Lenders pursuant to this Agreement in form and substance satisfactory to the Agent, as amended or modified from time to time.

        "Preferred Stock" shall mean all Lobdell Preferred Stock and all other preferred stock or similar Capital Stock issued by the Company or any of its Restricted Subsidiaries at any time.

                 "Prime Rate" shall mean the per annum rate announced by the Agent from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers); which Prime Rate shall change simultaneously with any change in such announced rate.

        "Prohibited Transaction" shall mean any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

        "Rate Hedging Agreement" shall mean an agreement, device or arrangement entered into by the Company or any of its Restricted Subsidiaries providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

        "Rate Hedging Obligations" of a Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Hedging Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

        "Rental Charges" shall mean the maximum amount of all rents and other payments (exclusive of property taxes, property and liability insurance premiums and maintenance costs) paid or required to be paid by the Company or its Restricted Subsidiaries during such period under any lease of real or personal property in respect of which the Company or its Restricted Subsidiaries is obligated as a lessee or user, other than any Capital Lease.

        "Reportable Event" shall mean a reportable event as described in
Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

        "Required Lenders" shall mean Lenders holding not less than (i) 51% (or 100% where required pursuant to Section 8.1) of the Commitments, or (ii) 51% (or 100% where required pursuant to Section 8.1) of the Advances if the Commitments have expired or been terminated.

        "Restricted Subsidiary" shall mean each Subsidiary of the Company existing as of the Effective Date (including the Guarantors and the Borrowing Subsidiaries) and each other Subsidiary of the Company that is designated by the Company as a Restricted Subsidiary.

        "Revolving Credit Advance" shall mean any Revolving Credit Loan and any Letter of Credit Advance.

        "Revolving Credit Loan" shall mean any borrowing, including any Bankers' Acceptance, under Section 2.4 evidenced by Revolving Credit Notes and made pursuant to Section 2.1(a) or (b).

        "Revolving Credit Note" shall mean any promissory note of a Borrower evidencing the Revolving Credit Loans made to it in substantially the form annexed hereto as Exhibit F, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

        "Security Agreements" shall mean the Company Security Agreement and the Guarantor Security Agreements.

        "Security Documents" shall mean, collectively, the Security Agreements, the Documents, the Environmental Certificate, the Creative Bond Documents, the Guaranties, the Pledge Agreements, the subrogation and contribution agreement and all other related agreements and documents, including financing statements and similar documents, delivered pursuant to this Agreement or otherwise entered into by any Person to secure or guarantee the Advances or otherwise relating hereto.

        "Senior Subordinated Debt Documents" shall mean the Senior Subordinated
Note Indenture, the Senior Subordinated Notes and all agreements and documents executed in connection therewith at any time, including without limitation those agreements and documents listed on Schedule 1.1-C hereto.

        "Senior Subordinated Notes" shall mean the Senior Subordinated Notes issued by the Company in the aggregate principal amount of $125,000,000 due 2007 issued pursuant to the Senior Subordinated Note Indenture.

        "Senior Subordinated Note Indenture" shall mean the Senior Subordinated Indenture between the Company and First Trust National Association, as trustee, dated as of June 24, 1997, as amended or modified from time to time.

        "Solvent" when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

        "Subordinated Debt" of any Person shall mean, as of any date, that Indebtedness of such Person for borrowed money which is expressly subordinate and junior in right and priority of payment to the Advances and other Indebtedness of such Person to the Lenders in manner and by agreement satisfactory in form and substance to the Agent and subject to such other terms and provisions, including without limitation maturities, covenants, defaults, rates and fees, acceptable to the Agent, and shall include, without limitation, all indebtedness owing pursuant to the Senior Subordinated Debt Documents and any Permitted Disqualified Stock.

        "Subordinated Debt Documents" shall mean the Senior Subordinated Debt Documents and any other agreement or document evidencing or relating to any Subordinated Debt, whether under the Senior Subordinated Notes or any other Subordinated Debt.

        "Subsidiary" of any Person shall mean any other Person (whether now existing or hereafter organized or acquired) in which (other than directors qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such Person or by one or more of the other Subsidiaries of such Person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" shall mean a Subsidiary of the Company.

        "Swingline Facility" shall have the meaning specified in Section
2.1(c).

        "Swingline Loan" shall mean any loan under Section 2.4 evidenced by a Swingline Note and made by the Agent (including NBD Canada) to a Borrower pursuant to Section 2.1(c).

        "Swingline Note" shall mean any promissory note of a Borrower evidencing the Swingline Loans in substantially the form of Exhibit G hereto, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

        "Tax Sharing Agreement" shall mean any tax sharing or similar agreement, if any, entered into between the Company and its Subsidiaries at any time, as amended or modified from time to time.

        "Termination Date" shall mean the earlier to occur of (a) June 24, 2003 and (b) the date on which the Commitments shall be terminated pursuant to
Section 2.2 or Section 6.2.

        "Tooling" shall mean dies, molds, tooling and similar items.

        "Tooling Contract" shall mean any contract for the fabrication or purchase of Tooling.

        "Tooling Indebtedness" shall mean all Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing Tooling, which Indebtedness can be and is being fully serviced by payments for such Tooling so financed and which payments are not in dispute, all as reasonably determined by the Agent.

        "Total Debt" shall mean, as of any date, each of the following, on a consolidated basis for the Company and its Restricted Subsidiaries without duplication: (a) all Indebtedness for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures, Capital Lease obligations, bankers acceptances or otherwise, including without limitation obligations in respect of the deferred purchase price of properties or assets, in each case whether direct or indirect; plus (b) all liabilities secured by any Lien existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; plus (c) all reimbursements obligations under outstanding letters of credit in respect of drafts which may be presented or have been presented and have not yet been paid and are not included in clause (a) above; plus (d) Permitted Disqualified Stock; plus (e) all guarantees and all other Contingent Liabilities with respect to any of the indebtedness, obligations or liabilities described in the foregoing clauses
(a), (b), (c)or (d), including without limitation all guarantees and other Contingent Liabilities of the Company or any Restricted Subsidiary with respect to any such indebtedness, obligations or liabilities of any Unrestricted Subsidiaries; less (f) unexpended proceeds of the Creative Revenue Bond; less
(g) Tooling Indebtedness; less (h) cash equivalents acceptable to the Agent and cash of the Company and its Restricted Subsidiaries, less any book overdrafts, bank overdrafts or similar items.

        "Total Debt to EBITDA Ratio" shall mean, at any time, the ratio of (a) Total Debt at such time to (b) EBITDA, calculated as of the four most recently completed fiscal quarters of the Company (provided that EBITDA as calculated in determining the Total Debt to EBITDA Ratio for (i) the fiscal quarter ending June 30, 1997 shall be equal to the sum of the EBITDA for the fiscal quarter ending June 30, 1997 plus $21,144,000, (ii) the fiscal quarter ending September 30, 1997 shall be equal to the sum of EBITDA for the two quarters ending September 30, 1997 plus $14,096,000 and (iii) the fiscal quarter ending December 31, 1997 shall be equal to the sum of EBITDA for the three fiscal quarters ending December 31, 1997 plus $7,048,000), all as determined in accordance with Generally Accepted Accounting Principles.

        "U.S. Advances" shall mean all Loans denominated in Dollars and all Letters of Credit.

        "U.S. Percentage" of any Lender as of any date, shall mean a fraction (expressed as a percentage), the numerator of which is the difference of (a) the Commitment of such Lender on such date minus (b) the Canadian Advances made by such Lender (including any Affiliate of such Lender) which are outstanding as of such date, after giving effect to any Canadian Advances to be made as of such date, and the denominator of which is the aggregate Commitments of all Lenders.

        "Unfunded Benefit Liabilities" shall mean, with respect to any Plan as of any date, the net pension liability as determined under FAS 87.

        "Unrestricted Guaranties" shall mean all Contingent Liabilities of the Company or of any Guarantor with respect to any Indebtedness of any Unrestricted Subsidiaries, which Contingent Liabilities shall be deemed outstanding in an amount equal to the maximum amount that could be payable thereunder.

        "Unrestricted Subsidiary" shall mean any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) which is not a Restricted Subsidiary.

        "Voting Stock" of a Person shall mean all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Wholly Owned Subsidiary" shall mean a Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company and/or one or more other Wholly Owned Subsidiaries.

        1.2 Other Definitions; Rules of Construction. As used herein, the terms "Agent", "Lender", "Lenders", "Company", "Borrowing Subsidiary", "Borrowers" and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with Generally Accepted Accounting Principles unless such principles are inconsistent with the express requirements of this Agreement; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in Generally Accepted Accounting Principles in the operation of such covenant (or if the Agent notifies the Company that the Required Lenders wish to amend
Article V for such purpose), then the Company's compliance with such covenant shall be determined on the basis of Generally Accepted Accounting Principles in effect immediately before the relevant change in Generally Accepted Accounting Principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Notwithstanding anything herein, in any financial statements of the Company or in Generally Accepted Accounting Principles to the contrary, for purposes of calculating the Applicable Margin and of calculating and determining compliance with the financial covenants in Sections 5.2(a), (b), (c) and (d), including defined terms used therein, (i) no Unrestricted Subsidiary shall be consolidated with the Company and its other Subsidiaries and each Unrestricted Subsidiary shall be treated as if it were an equity interest and all income, liabilities and assets of each Unrestricted Subsidiary shall be excluded from all such calculations and determinations thereunder except to the extent expressly provided herein, and (ii) any acquisitions made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financial transactions, during the period for which such financial covenants were calculated shall be deemed to have occurred on the first day of the relevant period for which such financial covenants were calculated on a pro forma basis acceptable to the Agent.


                                  ARTICLE II.
                    THE COMMITMENTS, THE SWINGLINE FACILITY
                                AND THE ADVANCES

        2.1      Commitment of the Lenders and Canadian and Swingline Facility.

                 (a) U.S. Advances. Each Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make Loans to the Company pursuant to Section 2.4 and to participate in Letter of Credit Advances to the Company pursuant to Section 2.4 and Section 3.3, from time to time from and including the Effective Date to but excluding the Termination Date, denominated in Dollars and not to exceed in aggregate principal amount at any time outstanding to the Company the respective amounts determined pursuant to
Section 2.1(d).

                 (b) Canadian Advances. (i) Each Canadian Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make Canadian Advances to the Borrowing Subsidiaries pursuant to Section 2.4, from time to time from and including the Effective Date to be excluding the Termination Date, not to exceed an aggregate principal amount at any time outstanding to the Borrowing Subsidiaries the respective amounts determined pursuant to Section 2.1(d).

                 (ii) If on any date a Canadian Advance is to be made to a Borrowing Subsidiary (A) such Canadian Advance may not be made because the aggregate Commitments of the Canadian Lenders would be exceeded and (B) the amount by which such Commitments of the Canadian Lenders would be exceeded is less than or equal to the aggregate unused Commitments of Lenders that are not Canadian Lenders, each Lender that is not a Canadian Lender shall make a U.S. Advance to the Company on such date, if the conditions for such an Advance are satisfied, and the proceeds of such U.S. Advance shall be simultaneously applied to repay the outstanding U.S. Advances of the Canadian Lenders, in each case in amounts such that, after giving effect to such Borrowing and repayments and the Borrowing from the Canadian Lenders of the requested Canadian Advance, the provisions of Section 2.1(d) will not be violated. If any Borrowing of U.S. Advances is required pursuant to this Section 2.1(b)(ii), the Company shall notify the Agent in the manner provided for U.S. Advances in Section 2.4 and the Agent will notify each Lender of the amount to be advanced by such Lender.

                 (c) Swingline Loans. (i) Any Borrower may request the Agent to make, and the Agent may, in its sole discretion, make Swingline Loans to the Borrowers from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate principal amount for all Borrowers not to exceed at any time the lesser of (A) the Dollar Equivalent of $10,000,000 (the "Swingline Facility") and (B) the aggregate amount of Revolving Credit Advances that could be but is not borrowed as of such date. Each Lender's Commitment shall be deemed utilized by an amount equal to such Lender's pro rata share (based on such Lender's Commitment) of each Swingline Loan for purposes of determining the amount of Revolving Credit Advances required to be made by such Lender, but no Lender's (including NBD Bank's) Commitment, shall be deemed utilized for purposes of determining commitment fees under Section 2.3(a). Swingline Loans shall bear interest at the Floating Rate. Within the limits of the Swingline Facility, so long as the Agent, in its sole discretion, elects to make Swingline Loans, the Borrowers may borrow and reborrow under this Section 2.1(c)(i). Swingline Loans to the Borrowing Subsidiaries will be made by the Agent through its Affiliate NBD Canada.

                         (ii)     The Agent may at any time in its sole and
absolute discretion require that any Swingline Loan be refunded by a Floating Rate Borrowing from the Lenders (or the Canadian Lenders in the case of a Swingline Loan to a Borrowing Subsidiary), and upon written notice thereof by the Agent to such Lenders and the relevant Borrower, such Borrower shall be deemed to have requested a Floating Rate Borrowing in an amount equal to the amount of such Swingline Loan, and such Floating Rate Borrowing shall be made to refund such Swing Line Loan. Each such Lender shall be absolutely and unconditionally obligated to fund its pro rata share (based on such Lender's Commitment) of such Floating Rate Borrowing or, if applicable, purchase a participating interest in the Swingline Loans pursuant to Section 2.1(c)(iii) and such obligation shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender has or may have against the Agent, NBD Canada or the Company or any if its Subsidiaries or anyone else for any reason whatsoever;
(B) the occurrence or continuance of a Default or an Event of Default, subject to Section 2.1(c)(iii); (C) any adverse change in the condition (financial or otherwise) of the Company or any of its Subsidiaries; (D) any breach of this Agreement or any other agreement by any other Lender, the Company or any Guarantor; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing (including without limitation the Company's failure to satisfy any conditions contained in Article II or any other provision of this Agreement).

                         (iii)    If Floating Rate Loans may not be made by the
Lenders as described in Section 2.1(c)(ii) due to any Event of Default pursuant to Section 6.1(h) or if the Lenders are otherwise legally prohibited from making Floating Rate Loans, then effective on the date each such Floating Rate Loan would otherwise have been made, each Lender (or the Canadian Lenders in the case of a Swingline Loan to a Borrowing Subsidiary) severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default or any other circumstances, in lieu of deemed disbursement of Loans, to the extent of such Lender's Commitment, purchase a participating interest in the Swingline Loans by paying its participation percentage thereof. Each such Lender will immediately transfer to the Agent, in same day funds, the amount of its participation. After such payment to the Agent, each Lender shall share on a pro rata basis (calculated by reference to its Commitment) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any such Lender shall not have so made the amount of such participating interest available to the Agent, such Lender and the Borrowers severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Agent until the date such amount is paid to the Agent, at (A) in the case of the Borrowers, the interest rate specified above and (B) in the case of such Lender, the Federal Funds Rate for the first five days after the date of demand by the Agent and thereafter at the interest rate specified above.

                 (d) Limitation on Amount of Advances. Notwithstanding anything in this Agreement to the contrary, (i) the Dollar Equivalent to the aggregate principal amount of the Revolving Credit Advances made or participated in by any Lender (which for any Lender includes all U.S. Advances and all Canadian Advances by such Lender, which directly by such Lender or through an Affiliate of such Lender in the case of Canadian Advances) at any time outstanding shall not exceed the amount of its respective Commitment as of the date any such Advance is made, (ii) the aggregate principal amount of Letter of Credit Advances outstanding at any time shall not exceed $15,000,000,
(iii) the aggregate Dollar Equivalent of all Canadian Advances shall not exceed $25,000,000 at any time, (iv) the sum of the Dollar Equivalent of the aggregate Advances plus the Dollar Equivalent of the aggregate amount of Unrestricted Guaranties shall not exceed the aggregate Commitments and (v) the sum of the Dollar Equivalent to the aggregate Advances plus the aggregate Dollar Equivalent of the Unrestricted Guaranties shall not exceed the amount of the Borrowing Base.

        2.2 Termination and Reduction of Commitments. (a) The Company shall have the right to terminate or reduce the Commitments at any time and from time to time, provided that (i) the Company shall give three Business Days' prior written notice of such termination or reduction to the Agent specifying the amount and effective date thereof, (ii) each partial reduction of the Commitments shall be in a minimum amount of $1,000,000 and in an integral multiple of $1,000,000 and shall reduce the Commitments of all of the Lenders proportionately in accordance with the respective Commitment amounts for each such Lender set forth in the signature pages hereof next to name of each such Lender, (iii) no such termination or reduction shall be permitted with respect to any portion of the Commitments as to which a request for an Advance pursuant to Section 2.4 is then pending and (iv) the Commitments may not be terminated if any Advance is then outstanding with respect to such Commitments and may not be reduced below the principal amount of Advances with respect to such Commitments then outstanding. The Commitments or any portion thereof terminated or reduced pursuant to this Section 2.2 may not be reinstated.

                 (b) For purposes of this Agreement, a Letter of Credit Advance (i) shall be deemed outstanding in an amount equal to the sum of the maximum amount available to be drawn under the related Letter of Credit on or after the date of determination and on or before the stated expiry date thereof plus the amount of any draws under such Letter of Credit that have not been reimbursed as provided in Section 3.3 and (ii) shall be deemed outstanding at all times on and before such stated expiry date or such earlier date on which all amounts available to be drawn under such Letter of Credit have been fully drawn, and thereafter until all related reimbursement obligations have been paid pursuant to Section 3.3. As provided in Section 3.3, upon each payment made by the Agent in respect of any draft or other demand for payment under any Letter of Credit, the amount of any Letter of Credit Advance outstanding immediately prior to such payment shall be automatically reduced by the amount of each Loan deemed advanced, if any, in respect of the related reimbursement obligation of the Company.

        2.3 Fees. (a) The Company agrees to pay to the Agent, for the benefit of each Lender, a commitment fee on the daily average unused amount (with Letter of Credit Advances constituting usage under the Commitment and with Unrestricted Guaranties and Swingline Loans not constituting usage under the Commitment for purposes of this Section 2.3(a)) of its respective Commitment during each calendar quarter or portion thereof, for the period from the Effective Date to but excluding the Termination Date, at a rate equal to the Applicable Margin in effect. Accrued commitment fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such Business Day occurring after the Effective Date, and on the Termination Date.

                 (b) The Company agrees to pay to the Agent, for the benefit of the Lenders, a fee computed at the rate equal to the then Applicable Margin in effect of the maximum amount available to be drawn from time to time under each Letter of Credit for the period from and including the date of issuance, extension or renewal, as the case may be, of such Letter of Credit to and including the expiry date of such Letter of Credit, provided that the Agent shall retain, for its own account from each such fee, a fee computed at the rate of 0.25% per annum of such maximum amount for such period. Such fees are payable quarterly in arrears on the last Business Day of each March, June, September and December. The Company further agrees to pay to the Agent, on demand, such other customary administrative fees, charges and expenses of the Agent in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued. Notwithstanding anything in the Creative Revenue Bond Documents to the contrary, the fees payable for the Creative Letter of Credit shall be governed by this Section 2.3(b) as of and after the Effective Date.

                 (c) The Company further agrees to pay to the Agent and/or its Affiliates such fees in such amounts as may from time to time be agreed upon in writing by the Company and the Agent.

        2.4 Disbursement of Advances. (a) The applicable Borrower shall give the Agent notice of its request for an Advance in substantially the form of Exhibit H hereto not later than 1:00 p.m. Detroit time (i) three LIBOR Business Days prior to the date such Borrowing is requested to be made if such Borrowing is to be made as a LIBOR Borrowing, (ii) five Business Days prior to the date any Letter of Credit Borrowing is requested to be made, (iii) three Business Days prior to the date such Borrowing is requested to be made if such Borrowing is to be made as an Acceptance Borrowing and (iv) one Business Day prior to the date such Borrowing is requested to be made in all other cases, which notice shall specify whether a LIBOR Borrowing, Floating Rate Borrowing, Acceptance or Letter of Credit Borrowing is requested and, in the case of each requested LIBOR Borrowing or Acceptance Borrowing, the Interest Period to be initially applicable to such Borrowing and, in the case of each Letter of Credit Borrowing, such information as may be necessary for the issuance thereof by the Agent. The Applicable Borrower shall give the Agent notice of its request for each Swingline Loan in substantially the form of Exhibit I hereto not later than 1:00 p.m. Detroit time on the same Business Day such Swingline Loan is requested to be made. The Agent, not later than the Business Day next succeeding the day such notice is given, shall provide notice of such requested Borrowing (not including Swingline Loans) to each Lender. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Borrowing or Swingline Loan shall be made available to such Borrower by depositing the proceeds thereof in immediately available funds, in an account maintained and designated by such Borrower at the principal office of the Agent in the case of U.S. Advances and at the principal office of NBD Canada in the case of Canadian Advances. Subject to the terms and conditions of this Agreement, the Agent shall, on the date any Letter of Credit Borrowing is requested to be made, issue the related Letter of Credit on behalf of the Lenders for the account of the Company. Notwithstanding anything herein to the contrary, the Agent may decline to issue any requested Letter of Credit on the basis that the beneficiary, the purpose of issuance or the terms or the conditions of drawing are unacceptable to it in its reasonable discretion.

                 (b) Each Lender, on the date any Borrowing is requested to be made, shall make its pro rata share of such Borrowing available in immediately available funds for disbursement to the applicable Borrower pursuant to the terms and conditions of this Agreement. Unless the Agent shall have received notice from any Lender prior to the date such Borrowing is requested to be made under this Section 2.4 that such Lender will not make available to the Agent such Lender's pro rata portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date such Borrowing is requested to be made in accordance with this
Section 2.4. Each Lender's pro rata share of any U.S. Advance shall be based on its U.S. Percentage, and each Canadian Advance shall be made by the Canadian Lenders (either directly or through an Affiliate) based on its Canadian Percentage. If and to the extent such Lender shall not have so made such pro rata portion available to the Agent, the Agent may (but shall not be obligated to) make such amount available to such Borrower , and such Lender and such Borrower severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to such Borrower by the Agent until the date such amount is repaid to the Agent, at a rate per annum equal to the interest rate applicable to such Borrowing during such period. If such Lender shall pay such amount to the Agent together with interest, such amount so paid shall constitute a Loan by such Lender as a part of such Borrowing for purposes of this Agreement. The failure of any Lender to make its pro rata portion of any such Borrowing available to the Agent shall not relieve any other Lender of its obligations to make available its pro rata portion of such Borrowing on the date such Borrowing is requested to be made, but no Lender shall be responsible for failure of any other Lender to make such pro rata portion available to the Agent on the date of any such Borrowing.

                 (c) All Revolving Credit Loans made under this Section 2.4 to the Borrowers shall be evidenced by the Revolving Credit Notes issued by the Borrowers and all Swingline Loans under this Section 2.4 shall be evidenced by the Swingline Notes issued by the Borrowers, and all such Loans shall be due and payable and bear interest as provided in Article III. Each Lender is hereby authorized by the Borrowers to record on the schedules attached to the Notes or in its books and records, the date, amount and type of each Loan and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that failure of any Lender to record, or any error in recording, any such information shall not relieve the Borrowers of their obligations to repay the outstanding principal amount of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, the Borrowers may borrow Loans under this Section 2.4 and under
Section 3.3, prepay Loans pursuant to Section 3.1 and reborrow Loans, under this Section 2.4 and under Section 3.3.

                 (d) Nothing in this Agreement shall be construed to require or authorize any Lender to issue any Letter of Credit, it being recognized that the Agent has the sole obligation under this Agreement to issue Letters of Credit on behalf of the Lenders. Upon each issuance, extension and renewal by the Agent, each Lender shall automatically and unconditionally acquire a pro rata risk participation interest in such Letter of Credit Advance based on the amount of its respective Commitment, and each Existing Letter of Credit shall be deemed issued hereunder and each Lender shall automatically and unconditionally acquire a pro rata risk participation interest therein based on the amount of its respective Commitment, upon becoming a Lender hereunder. If the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Agent shall provide notice thereof to each Lender promptly after such draft or demand is honored unless the Company shall have satisfied its reimbursement obligation under Section 3.3 by payment to the Agent on such date. Each Lender, on the date of such notice, shall absolutely and unconditionally make its pro rata share, (based on its Commitment) of the amount paid by the Agent available in immediately available funds at the principal office of the Agent for the account of the Agent. If and to the extent such Lender shall not have made such pro rata portion available to the Agent, such Lender and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Agent until such amount is so made available to the Agent at a per annum rate equal to the interest rate applicable during such period to the Floating Rate Loans. If a Loan has been disbursed in respect to the reimbursement obligation of the Company under
Section 3.3 in the case of Letter of Credit, then if such Lender shall pay such amount to the Agent together with such interest, such amount so paid shall constitute a Loan by such Lender as part of such Borrowing disbursed in respect of the reimbursement obligation of the Company under Section 3.3 for purposes of this Agreement. The failure of any Lender to make its pro rata portion of any such amount paid by the Agent available to the Agent shall not relieve any other Lender of its obligation to make available its pro rata portion of such amount, but no Lender shall be responsible for failure of any other Lender to make such pro rata portion available to the Agent.

        2.5 Conditions for First Disbursement. The obligation of the Lenders to make the first Borrowing hereunder is subject to receipt by each Lender and the Agent of the following documents and completion of the following matters, in form and substance satisfactory to each Lender and the Agent:

                 (a) Charter Documents. Certificates of recent date of the appropriate authority or official of each Borrower and each Guarantor's respective state or province of organization (listing all charter documents of each Borrower and each Guarantor, respectively, on file in that office if such listing is available) and certifying as to the good standing and existence of each Borrower and each Guarantor, respectively, together with copies of such charter documents of each Borrower and each Guarantor, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of each Borrower and each Guarantor, respectively;

                  (b) Operating Agreements, By-Laws and Corporate Authorizations. Copies of the operating agreements or article of incorporation, as the case may be, and by-laws of each Borrower and each Guarantor together with all authorizing resolutions and evidence of other corporate action taken by each Borrower and each Guarantor to authorize the execution, delivery and performance by each Borrower and each Guarantor of the Loan Documents to which each Borrower and such Guarantor, respectively, is a party and the consummation by each Borrower and such Guarantor, respectively, of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of each Borrower and each Guarantor, respectively;

                 (c) Incumbency Certificate. Certificates of incumbency of each Borrower and each Guarantor containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of each Borrower and such Guarantor in connection with the Loan Documents to which each Borrower or such Guarantor is a party and the consummation by each Borrower and such Guarantor of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of each Borrower and each Guarantor, respectively;

                 (d) Notes. The Revolving Credit Notes duly executed on behalf of the Borrowers for each Lender and the Swingline Notes duly executed on behalf of the Borrowers for the Agent and NBD Canada;

                 (e) Security Documents. The Security Agreements duly executed on behalf of the Company and the Guarantors, the Pledge Agreements duly executed by the Company and, to the extent applicable, each Guarantor and the Guaranties duly executed on behalf of each Guarantor, granting to the Lenders and the Agent the collateral and security intended to be provided pursuant to Section 2.11, together with:

                         (i)      Recording, Filing, Etc. Evidence of the
recordation, filing and other action (including payment of any applicable taxes or fees) in such jurisdictions as the Lenders or the Agent may deem necessary or appropriate with respect to the Security Documents, including the filing of financing statements, financing statement assignments, financing statement amendments and similar documents which the Lenders and the Agent may deem necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to the Lenders or the Agent thereunder, together with Uniform Commercial Code record and other searches in such offices as the Lenders or the Agent may request;

                         (ii)     Leased Property; Landlord Waivers.  A
schedule setting forth all real property leased by the Company and each Guarantor, together with copies of the related leases, certified as true and correct as of the Effective Date by a duly authorized officer of the Company, and an agreement of each landlord under such leases, in form and substance acceptable to the Lenders and the Agent, waiving its distraint, lien and similar rights with respect to any property subject to the Security Documents and agreeing to permit the Lenders and the Agent to enter such premises in connection therewith;

                         (iii)    Casualty and Other Insurance.  Evidence that
the casualty and other insurance required pursuant to Section 5.1(c) and the Security Agreements is in full force and effect;

                         (iv)     Stock.  The original stock certificates of
the Capital Stock of each Restricted Subsidiary and appropriate stock powers, together with any recording and any consents and waivers requested by the Agent with respect to the exercise of any rights under the Pledge Agreements, including without limitation any shareholders' and board of directors' consents so requested; and

                         (v)      Environmental Matters.  The Environmental
Certificate duly executed on behalf of the Borrowers and each of the Guarantors;

                 (f) Legal Opinion. The favorable written opinion of Dykema Gossett PLLC and Fasken Campell Godfrey, counsels for the Borrowers and Guarantors, with respect to such matters as the Agent may reasonably request;

                 (g) Consents, Approvals, Etc. Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Company or any Guarantor in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of the Loan Documents, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of the Company, or, if none is required, a certificate of such officer to that effect;

                 (h)     Fees.  Payment of the fees described in Section
2.3(c);

                 (i) Termination of Existing Credit Agreements. Evidence in form and substance satisfactory to the Agent regarding the termination of all commitments and other credit facilities under the Credit Agreement dated as of January 10, 1997 among Lobdell, the lenders party thereto, and NBD Bank, as Agent, and the Credit Agreement dated as of February 11, 1997 among BMG, the lenders party thereto, and NBD Canada, as Agent, together with the payment of all indebtedness and liabilities owing pursuant thereto, and it is acknowledged and agreed that this Agreement is in substitution and replacement for such credit agreements and all liens and security interests granted pursuant thereto shall continue hereunder and all financing statements filed in connection therewith shall remain in effect with respect to the Loan Documents executed in connection herewith;

                 (j) Solvency Certificate. A solvency certificate duly executed by the Company and its Subsidiaries in form and substance satisfactory to the Agent;

                 (k) Subordinated Debt. Evidence satisfactory to the Agent that the Company has incurred Subordinated Debt in an amount equal to or greater than $125,000,000 in accordance with the Senior Subordinated Debt Documents, all Senior Subordinated Debt Documents shall have been delivered to the Agent and shall be satisfactory to the Agent and all transactions contemplated pursuant to the Senior Subordinated Debt Documents shall have been completed;

                 (l) Intercreditor Agreement. The Intercreditor Agreement duly executed by all parties thereto, together with any documents required in connection therewith by the Agent; and

                 (m) Miscellaneous. Such other documents, and completion of such other matters, as the Agent may reasonably request.

        2.6 Further Conditions for Disbursement. The obligation of the Lenders to make any Advance (including the first Advance), or any continuation or conversion under Section 2.7, is further subject to the satisfaction of the following conditions precedent:

                 (a)     The representations and warranties contained in
Article IV hereof, and in the other Loan Documents, shall be true and correct on and as of the date such Advance is made (both before and after such Advance is made) as if such representations and warranties were made on and as of such date;

                 (b) No Default or Event of Default shall exist or shall have occurred and be continuing on the date such Advance is made (whether before or after such Advance is made);

                 (c) The Agent shall have received the Borrowing Base Certificate if required pursuant to Section 5.1(d)(v) as of the close of business on the last day of the month next preceding the date such Advance is made; and

                 (d) In the case of any Letter of Credit Advance, the Company shall have delivered to the Agent an application for the related Letter of Credit and other related documentation requested by and acceptable to the Agent appropriately completed and duly executed on behalf of the Company; and

                 (e) In the case of any Acceptance, the Borrowing Subsidiary shall have delivered all documents and agreements required pursuant to Section 3.4.

The Borrowers shall be deemed to have made a representation and warranty to the Lenders at the time of the making of, and the continuation or conversion of, each Advance to the effects set forth in clauses (a) and (b). For purposes of this Section 2.6 the representations and warranties contained in Section 4.6 hereof shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 5.1(d)(ii) and (iii).

        2.7 Subsequent Elections as to Borrowings. The applicable Borrower may elect (a) to continue a LIBOR Borrowing, or a portion thereof, as a LIBOR Borrowing or (b) to convert a LIBOR Borrowing or a portion thereof to a Floating Rate Borrowing, (c) to convert a Floating Rate Borrowing to a LIBOR Borrowing, (d) to continue an Acceptance or a portion thereof, as an Acceptance or (e) to convert an Acceptance or a portion thereof to a Floating Rate Borrowing, in each case by giving notice thereof to the Agent (with sufficient executed copies for each Lender) in substantially the form of Exhibit J hereto not later than 1:00 p.m. Detroit time three LIBOR Business Days prior to the date any such continuation of or conversion to a LIBOR Borrowing is to be effective, not later than 1:00 p.m. Toronto time three Business Days prior to the date any such continuation of or conversion to an Acceptance is to be effective and not later than 1:00 p.m. Detroit time on one Business Day prior to the date of any such continuation or conversion is to be effective in all other cases, provided that an outstanding LIBOR Borrowing or Acceptance Borrowing may only be converted on the last day of the then current Interest Period with respect to such Borrowing, and provided, further, if a continuation of a Borrowing as, or a conversion of a Borrowing to, a LIBOR Borrowing or Acceptance Borrowing is requested, such notice shall also specify the Interest Period to be applicable thereto upon such continuation or conversion. The Agent, not later than the Business Day next succeeding the day such notice is given, shall provide notice of such election to the Lenders. If the applicable Borrower shall not timely deliver such a notice with respect to any outstanding LIBOR Borrowing or Acceptance Borrowing, such Borrower shall be deemed to have elected to convert such LIBOR Borrowing or Acceptance Borrowing to a Floating Rate Borrowing on the last day of the then current Interest Period with respect to such Borrowing.

        2.8 Limitation of Requests and Elections. Notwithstanding any other provision of this Agreement to the contrary, (a) if, upon receiving a request for a LIBOR Borrowing pursuant to Section 2.4, or a request for a continuation of a LIBOR Borrowing or a request for a conversion of a Floating Rate Borrowing to a LIBOR Borrowing pursuant to Section 2.7, (i) deposits in Dollars for periods comparable to the LIBOR Interest Period elected by the Company are not available to any Lender in the relevant interbank market, or
(ii) LIBOR will not adequately and fairly reflect the cost to any Lender of making, funding or maintaining the related LIBOR Loan or (iii) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for, or shall limit or impair the ability of, any Lender to make or fund the relevant Loan or to so continue or convert such Loan then the Company shall not be entitled, so long as such circumstances continue, to request such a Borrowing pursuant to Section 2.4 or a continuation of or conversion to such a Borrowing pursuant to Section 2.7 and (b) if the Agent shall have determined that by reason of circumstances affecting the money market, there is no market for Acceptances, then the right of the Borrowing Subsidiary to request Acceptances and the acceptance thereof shall be suspended until the Agent determines that the circumstances causing such suspension no longer exists and the Agent so notifies the Borrowing Subsidiary. In the event that such circumstances no longer exist, the Lenders shall again consider requests for such Borrowings pursuant to Section 2.4, and requests for continuations of and conversions to such Borrowings pursuant to Section 2.7.

        2.9 Minimum Amounts; Limitation on Number of Borrowings; Etc. Except for (a) Borrowings which exhaust the entire remaining amount of the Commitments, and (b) payments required pursuant to Section 3.1(c), each Floating Rate Borrowing in denominated Dollars and each prepayment thereof shall be in a minimum amount of $500,000 and in an integral multiple of $100,000, each LIBOR Borrowing and each continuation or conversion thereof pursuant to Section 2.7 shall be in a minimum amount of $2,000,000 and in an integral multiple of $500,000, each Letter of Credit Advance shall be in a minimum amount of $100,000, each Floating Rate denominated in CAD and each prepayment thereof shall be in a minimum amount of CAD $500,000 and in integral multiple of CAD $100,000, and each Acceptance and each continuation or conversion thereof pursuant to Section 2.7 shall be in a minimum amount of CAD $2,000,000 and in an integral multiple of CAD $500,000. The aggregate number of LIBOR Borrowings and Acceptance Borrowing outstanding at any one time under this Agreement may not exceed eight (8). The aggregate number of Letter of Credit Advances outstanding at any time under this Agreement may not exceed five (5). No Letter of Credit shall have a stated expiry date earlier than 30 days after the date of issuance or later than the earlier to occur of (i) the first anniversary of its date of issuance or (ii) the fifth Business Day before the Termination Date.

        2.10 Borrowing Base Adjustments. The Borrowers agree that if at any time any trade account receivable, fixed asset, tooling reimbursement obligation or any inventory of the Borrowers or any Guarantor fails to constitute Eligible Accounts Receivable, Eligible Fixed Assets, Eligible Inventory, Eligible Tooling or Eligible Tooling Reimbursement Payments, as the case may be, for any reason, the Agent may, at any time upon written notice to the Company and notwithstanding any prior classification of eligibility, classify such asset or property as ineligible and exclude the same from the computation of the Borrowing Base without in any way impairing the rights of the Lenders and the Agent, in and to the same under the Security Agreements. The Borrowers agree that real estate shall only be included in the Borrowing Base if the Borrowers shall have delivered an appraisal acceptable to the Agent performed by an independent third party appraiser acceptable to the Agent.

        2.11 Security and Collateral. To secure the payment when due of the Notes and all other obligations of the Company under this Agreement or any Rate Hedging Agreement to the Lenders and the Agent, the Company shall execute and deliver, or cause to be executed and delivered, to the Lenders and the Agent Security Documents granting the following:

                 (a) Security interests in all present and future accounts, inventory, equipment, general intangibles, instruments, chattel paper, documents, fixtures and all other personal property of each Borrower and each Guarantor, which security interests shall secure all present and future indebtedness, obligations and liabilities of the Borrowers to the Lenders and the Agent.

                 (b) Guarantees of all Guarantors, which Guarantees shall guarantee all present and future indebtedness, obligations and liabilities of the Borrowers to the Lenders and the Agent.

                 (c) Pledges of 100% of the Capital Stock of all Restricted Subsidiaries owned directly or indirectly by the Company.

                 (d) All real property owned at any time by Howell Industries if the Company acquires, directly or indirectly, Howell Industries at any time.

                 (e) All other security and collateral described in the Security Documents.


                                  ARTICLE III.
                      PAYMENTS AND PREPAYMENTS OF ADVANCES

        3.1      Principal Payments and Prepayments.

                 (a) Unless earlier payment is required under this Agreement, the Borrowers shall pay to the Lenders on the Termination Date the entire outstanding principal amount of the Advances.

                 (b) The Company may at any time and from time to time prepay all or a portion of the Loans, without premium or penalty, provided that
(i) the Company may not prepay any portion of any Borrowing as to which an election for a continuation of or a conversion to a LIBOR Borrowing or Acceptance Borrowing is pending pursuant to Section 2.7, and (ii) unless earlier payment is required under this Agreement, any LIBOR Borrowing or Acceptance Borrowing may only be prepaid on the last day of the then current Interest Period with respect to such Borrowing,

                 (c) If at any time the aggregate outstanding principal amount of the Advances shall exceed any of the limits provided under Section 2.1(d), the Borrowers shall forthwith pay to the Lenders an amount for application to the outstanding principal amount of the Loans, or provide to the Lenders cash collateral in respect of outstanding Letters of Credit in an amount, such that the aggregate amount of such payments with respect to the Loans and such cash collateral is not less than the amount of such excess.

                 (d) In addition to all other payments of the Advances required hereunder, the Borrowers shall prepay the Advances by an amount equal to 100% of all of the Net Cash Proceeds from any sale or other disposition of any assets, other than the sale of inventory in the ordinary course of business upon customary credit terms, sales of scrap or obsolete material or equipment which are not material in the aggregate, in excess of $2,000,000 in aggregate amount in any fiscal year (other than such Net Cash Proceeds which are used within 180 days of the date received to purchase an asset of comparable value) if after giving effect to such sale the Company is not able to borrow at least $10,000,000 of additional Advances hereunder, which payments shall be due 20 days after the end of each month for all such sales and other dispositions during such month. The Company shall provide a certificate to the Agent within 20 days after each sale of assets, excluding any sale of assets which is not in excess of $2,000,000 in aggregate amount in any fiscal year, which, but for the above parenthetical, would cause a prepayment under this Section 3.1(d), which certificate shall describe such sale of assets and estimate when such Net Cash Proceeds will be used to purchase assets of a comparable value; and if such Net Cash Proceeds are not used within 180 days after such sale or such earlier date when the Company has determined not to purchase assets of comparable value with such Net Cash Proceeds the Company will then prepay the Loans with such Net Cash Proceeds. Notwithstanding the foregoing, upon and during the continuance of any Event of Default, 100% of all the Net Cash Proceeds from any sale or other disposition of any assets shall be used to prepay the Advances.

        3.2 Interest Payments. The Borrowers shall pay interest to the Lenders on the unpaid principal amount of each Loan made to them, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at, in the case of Swingline Loans, the Floating Rate and, in all other cases, the following rates per annum:

                 (a) During such periods that such Loan is a Floating Rate Loan, the Floating Rate.

                 (b) During such periods that such Loan is a LIBOR Loan, the LIBOR applicable to such Loan for each related LIBOR Interest Period.

                 (c) During such periods such Loan is a BA Equivalent Loan, the applicable rate specified in Section 3.4.

Notwithstanding the foregoing, the Borrowers shall pay interest on demand by the Agent at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Borrowers hereunder (other than interest) which is not paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full.

For the purposes of the Interest Act (Canada) and Canadian Advances hereunder:

        (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (X) the applicable rate based on a year of 360 days or 365 days, as the case may be, (Y) multiplied by the actual number of days in the relevant calendar year, and (Z) divided by 360 or 365 as the case may be;

        (ii) the principal of deemed reinvestment of interest does not apply to any interest calculation under this Agreement; and

        (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

        3.3 Letters of Credit and Acceptances. (a) (i) The Borrowers agree to pay to the Lenders, on the day on which the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit and on the maturity date of each Bankers' Acceptance, an amount equal to the amount paid by the Agent in respect of such draft or other demand under such Letter of Credit, an amount equal to the face value of each Bankers' Acceptance accepted by such Lender maturing on that day (notwithstanding that a Lender may be the holder thereof at maturity) and all reasonable expenses paid or incurred by the Agent relative thereto. Unless the Borrowers shall have made such payment to the Lenders on such day, upon each such payment by the Agent with respect to a Letter of Credit and each such maturity date of each Banker's Acceptance, the Agent shall be deemed to have disbursed to the relevant Borrowers, and such Borrowers shall be deemed to have elected to satisfy its reimbursement and payment obligation by, a Revolving Credit Borrowing bearing interest at the Floating Rate for the account of the Lenders in an amount equal to the amount so paid by the Agent in respect of such draft or other demand under such Letter of Credit or in the face value of such Banker's Acceptance then maturing. Such Revolving Credit Borrowing shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Loan set forth in Article II hereof and, to the extent of the Revolving Credit Borrowing so disbursed, the reimbursement and payment obligation of the Company under this Section 3.3(a)(i) shall be deemed satisfied; provided, however, that nothing in this
Section 3.3 shall be deemed to constitute a waiver of any Default or Event of Default caused by the failure to the conditions for disbursement or otherwise.

                         (ii)     If, for any reason (including without
limitation as a result of the occurrence of an Event of Default with respect to the Company pursuant to Section 6.1(g)), Floating Rate Loans may not be made by the Lenders as described in Section 3.3(a)(i), then (A) the Borrowers agree that each amount not paid pursuant to the first sentence of Section 3.3(a)(i) shall bear interest, payable on demand by the Agent, at the interest rate then applicable to Floating Rate Borrowings, and (B) effective on the date each such Floating Rate Borrowing would otherwise have been made, each Lender severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default, in lieu of deemed disbursement of Floating Rate Loans, to the extent of such Lender's Commitment in the case of Letters of Credit, purchase a participating interest in each reimbursement amount paid by the Agent with respect to Letters of Credit. Each Lender will immediately transfer to the Agent, in same day funds, the amount of its participation. Each Lender shall share on a pro rata basis (calculated by reference to its Commitment) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Lender shall not have so made the amount of such participating interest available to the Agent, such Lender and the Borrowers severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Agent until the date such amount is paid to the Agent, at (x) in the case of the Borrowers, the interest rate then applicable to Floating Rate Borrowings and (y) in the case of such Lender, the Federal Funds Rate for the first five days after the date of demand by the Agent and thereafter at the interest rate then applicable to Floating Rate Borrowings.

                 (b) The reimbursement and other payment obligations of the Borrowers under this Section 3.3 shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all obligations of the Borrowers to the Lenders hereunder shall have been satisfied, and such obligations of the Borrowers shall not be affected, modified or impaired upon the happening of any event, including without limitation, any of the following, whether or not with notice to, or the consent of, the Borrowers:

                         (i)      Any lack of validity or enforceability of any
Letter of Credit, Acceptance or any documentation relating to any Letter of Credit, any Acceptance or to any transaction related in any way thereto (the "Documents");

                         (ii)     Any amendment, modification, waiver, consent,
or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Documents;

                         (iii)    The existence of any claim, setoff, defense
or other right which the Company or any of its Subsidiaries may have at any time against any beneficiary or any transferee of any Letter of Credit or Acceptance (or any persons or entities for whom any such beneficiary, transferee or holder may be acting), the Agent or any Lender or any other Person or entity, whether in connection with any of the Documents, the transactions contemplated herein or therein or any unrelated transactions;

                         (iv)     Any draft or other statement or document
presented under any Letter of Credit or Acceptance proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                         (v)      Payment by the Agent to the beneficiary under
any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

                         (vi)     Any failure, omission, delay or lack on the
part of the Agent or any Lender or any party to any of the Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, any Lender or any such party under this Agreement or any of the Documents, or any other acts or omissions on the part of the Agent, any Lender or any such party;

                         (vii)    Any defense based on the lack of presentment
for payment and any other defense to payment of any amounts due to a Lender in respect of any Acceptance accepted by it pursuant to this Agreement which might exist solely by reason of such Acceptance being held, at the maturity thereof, by such Lender in its own right;

                         (viii)   Any other event or circumstance that would,
in the absence of this clause, result in the release or discharge by operation of law or otherwise of the Company from the performance or observance of any obligation, covenant or agreement contained in this Section 3.3.

        No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which any Borrower has or may have against the beneficiary or holder of any Letter of Credit or Acceptance shall be available hereunder to any Borrower against the Agent or any Lender. Nothing in this Section 3.3 shall limit the liability, if any, of the Agent and the Lenders to the Company pursuant to Section 8.5(b).

        3.4 Additional Terms for Acceptances. Subject to the terms and conditions hereof, upon giving to the Agent prior written notice in accordance with Section 2.4 hereof, on any Business Day a Borrowing Subsidiary may borrow from the Lenders by way of Acceptances, provided that:

                 (a) (i) each Lender shall have received a Bankers' Acceptance or Bankers' Acceptances in the aggregate principal amount of such Borrowing from such Lender in due and proper form duly completed and executed by the Borrowing Subsidiary and presented for acceptance to such Lender prior to 10:00 a.m. (Toronto time) on the date for such Borrowing, together with such other document or documents as such Lender may reasonably require (including the execution by the Borrowing Subsidiary of such Lender's usual form of bankers' acceptances) and the Acceptance Fee shall have been paid to such Lender at or prior to such time;

                         (ii)     each Bankers' Acceptance shall be stated to
mature on a Business Day, no later than the Termination Date, which is 30, 60 or 90 days from the date of its acceptance;

                         (iii)    each Bankers' Acceptance shall be stated to
mature on a Business Day in such a way that no Lender will be required to incur any costs for the redeployment of funds as a consequence of any repayment required during any period for which such Bankers' Acceptance is outstanding;

                         (iv)     no days of grace shall be permitted on any
Bankers' Acceptance; and

                         (v)      the aggregate face amount of the Bankers'
Acceptances to be accepted by a Lender shall be determined by the Agent by reference to the respective relevant Commitments of the Lenders, except that, if the face amount of a Bankers' Acceptance which would otherwise be accepted by a Lender would not be $100,000 or a whole multiple thereof, such face amount shall be increased or reduced by the Agent in its sole discretion to $100,000 or the nearest whole multiple of that amount, as appropriate.

                 (b) The Borrowing Subsidiary acknowledges, agrees and confirms that each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any Acceptance accepted and purchased by it hereunder. The Borrowing Subsidiary acknowledges, agrees and confirms with the Lenders that the records of each Lender in respect of payment of any Banker's Acceptance by such Lender shall be binding on the Borrowing Subsidiary and shall be conclusive evidence (in the absence of manifest error) of a Floating Rate Loan to the Borrowing Subsidiary and of an amount owing by the Borrowing Subsidiary to such lender.

                 (c) In the event a Lender is unable to accept Bankers' Acceptances, such Lender shall have the right at the time of accepting drafts to require the Borrowing Subsidiary to accept a Loan from such Lender in lieu of the issue and acceptance of a Bankers' Acceptance requested by the Borrowing Subsidiary to be accepted so that there shall be outstanding while the Bankers' Acceptances are outstanding BA Equivalent Loans from such Lender as contemplated herein. The principal amount of each BA Equivalent Loan shall be that amount which, when added to the amount of interest (calculated at the applicable Discount Rate) which will accrue during the BA Equivalent Interest Period shall be equal, at maturity, to the face amount of the drafts which would have been accepted by such Lender had it accepted Bankers' Acceptances. The "BA EQUIVALENT INTEREST PERIOD" for each BA Equivalent Loan shall be equal to the Interest Period of the drafts presented for acceptance as Bankers' Acceptances on the relevant date of Borrowing. On the relevant date of the Borrowing the Borrowing Subsidiary shall pay to the Administrative Agent a fee equal to the Acceptance Fee which would have been payable to such Lender if it were a Lender accepting drafts having a term to maturity equal to the applicable BA Equivalent Interest Period and an aggregate face amount equal to the sum of the principal amount of the BA Equivalent Loan and the interest payable thereon by the Borrowing Subsidiary for the Applicable BA Equivalent Interest Period. The provisions of this Agreement dealing with Bankers' Acceptances shall apply, mutatis mutandis, to BA Equivalent Loans.

                 (d) Each Bankers' Acceptance issued pursuant to this Agreement shall be purchased by the Lender accepting such Bankers' Acceptance for the Discounted Proceeds thereof. Concurrent with the acceptance of each Bankers' Acceptance, each Lender shall make available to the Agent the Discounted Proceeds thereof for disbursement to the Borrowing Subsidiary in accordance with the terms hereof. In each case, upon receipt of such Discounted Proceeds from the Lenders and upon fulfilment of the applicable conditions set forth herein, the Agent shall make such funds available to the Borrowing Subsidiary in accordance with this Agreement. Upon each issue of Bankers' Acceptances as a result of the conversion of outstanding Borrowings into Bankers' Acceptances, the Borrowing Subsidiary shall, concurrently with the conversion, pay in advance to the Agent on behalf of the Lenders, the amount by which the face value of such Bankers' Acceptances exceeds the Discounted Proceeds of such Bankers' Acceptances, to be applied against the principal amount of the Borrowing being so converted. The Borrowing Subsidiary shall at the same time pay to the Agent the applicable Acceptance Fee.

                 (e) To enable the Lenders to make Advances in the manner specified in this Section 3.4, the Borrowing Subsidiary shall, in accordance with the request of each Lender either (i) provide a power of attorney to complete, sign, endorse and issue Bankers' Acceptances, in such form as such Lender may require; or (ii) supply each Lender with such number of drafts as such Lender may reasonably request, duly endorsed and executed on behalf of the Borrowing Subsidiary. Each Lender shall exercise such care in the custody and safekeeping of drafts as it would exercise in the custody and safekeeping of similar property owned by it. Each Lender will, upon request by the Borrowing Subsidiary, promptly advise the Borrowing Subsidiary of the number and designations, if any, of the uncompleted drafts then held by it.

        3.5 Payment Method. (a) All payments with respect to U.S. Advances to be made by the Borrowers hereunder will be made in Dollars and all payments with respect to Canadian Advances to made by the Borrowers hereunder shall be made in CAD, and in each case in immediately available funds to the Agent for the account of the relevant Lenders at its address referred to in
Section 8.2 not later than 1:00 p.m. Detroit time on the date on which such payment shall become due and, with respect to Canadian Advances, to NBD Canada for the account of the relevant Lenders at its address referred to in Section
8.2 not later than 1:00 p.m. Toronto time on the date on which such payment shall become due. Payments received after 1:00 p.m. shall be deemed to be payments made prior to 1:00 p.m. on the next succeeding Business Day. The Borrowers hereby authorize the Agent (including NBD Canada) to charge their accounts with the Agent (including NBD Canada) in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such accounts for that purpose).

                 (b) At the time of making each such payment, the Company shall, subject to the other terms and conditions of this Agreement, specify to the Agent that Borrowing or other obligation of the Company hereunder to which such payment is to be applied. In the event that the Company fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Agent may apply such payments as it may determine in its sole discretion.

                 (c) On the day such payments are deemed received, the Agent shall remit to the Lenders their pro rata shares of such payments in immediately available funds. In the case of payments of principal and interest on any Borrowing, such pro rata shares shall be determined with respect to each such Lender by the ratio which the outstanding principal balance of its Loan included in such Borrowing bears to the outstanding principal balance of the Loans of all of the Lenders included in such Borrowing, in the case of fees paid pursuant to Section 2.3 and other amounts payable hereunder (other than the Agent's fees and amounts payable to any Lender under Section 3.8), such pro rata shares shall be determined with respect to each such Lender by the ratio which the Commitments of such Lender bears to the Commitments of all the Lenders or such other pro rata shares as specified in this Agreement.

        3.6 No Setoff or Deduction. Subject to Section 3.11, all payments of principal of and interest on the Advances and other amounts payable by the Borrowers hereunder shall be made by the Borrowers without setoff or counterclaim and, subject to the next succeeding sentence, free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority. Subject to Section 3.11, any such taxes, levies, imposts, duties, fees, assessments or other charges are imposed, the Borrowers will pay such additional amounts as may be necessary so that payment of principal and of interest on the Loans and other amounts payable hereunder, after withholding or deduction for or on account thereof, will not be less than any amount provided to be paid hereunder and, in any such case, the Borrowers will furnish to the Banks certified copies of all tax receipts evidencing the payment of such amounts within 45 days after the date any such payment is due pursuant to applicable law.

        3.7 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days (or 365 or 366 days, as the case may be, when determining the Floating Rate or rates or fees with respect to Acceptances) for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

        3.8 Additional Costs. (a) In the event that any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or the Agent with any guideline, request or directive of any such authority

(whether or not having the force of law), shall (i) affect the basis of taxation of payments to any Lender or the Agent of any amounts payable by the Borrowers under this Agreement (other than taxes imposed on the overall net income of any Lender or the Agent, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Lender or the Agent, as the case may be, has its principal office), (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender or the Agent, or (iii) shall impose any other condition with respect to this Agreement, or any of the Commitments, the Notes or the Loans or any Letter of Credit, and the result of any of the foregoing is to increase the cost to any Lender or the Agent, as the case may be, of making, funding or maintaining any LIBOR Loan or any Letter of Credit or to reduce the amount of any sum receivable by any Lender or the Agent, as the case may be, thereon, then the Borrowers shall pay to such Lender or the Agent, as the case may be, from time to time, upon request by such Lender (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Lender or the Agent, as the case may be, for such increased cost or reduced sum receivable to the extent, in the case of any LIBOR Loan, such Lender or the Agent is not compensated therefor in the computation of the interest rate applicable to such LIBOR Loan. A statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Lender or the Agent, as the case may be, and submitted by such Lender or the Agent, as the case may be, to the relevant Borrower, shall be prima facie evidence thereof.

                 (b) In the event that any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Lender or the Agent (or any corporation controlling such Lender or the Agent) and such Lender or the Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Lender's or the Agent's obligations hereunder and such increase has the effect of reducing the rate of return on such Lender's or the Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Lender or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender or the Agent to be material, then the Borrowers shall pay to such Lender or the Agent, as the case may be, from time to time, upon request by such Lender (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Lender or the Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Lender or the Agent reasonably determines to be allocable to the existence of such Lender's or the Agent's obligations hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Lender or the Agent, as the case may be, and submitted by such Lender or the Agent to the relevant Borrower, shall be prima facie evidence thereof.

        3.9 Illegality and Impossibility. In the event that any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any

Lender to maintain any Loan under this Agreement, the relevant Borrower shall upon receipt of notice thereof from such Lender repay in full the then outstanding principal amount of each Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Lender under Section 3.10, (a) on the last day of the then current Interest Period applicable to such Loan if such Lender may lawfully continue to maintain such Loan to such day, or (b) immediately if such Lender may not continue to maintain such Loan to such day.

        3.10 Indemnification. If any Borrower makes any payment of principal with respect to any LIBOR Loan on any other date than the last day of a LIBOR Interest Period applicable thereto (whether pursuant to Section 3.1(c),
Section 3.9, Section 6.2 or otherwise), or if any Borrower fails to borrow any LIBOR Loan after notice has been given to the Lenders in accordance with
Section 2.4, or if any Borrower fails to make any payment of principal or interest in respect of a LIBOR Loan when due, such Borrower shall reimburse each Lender on demand for any resulting loss or expense incurred by each such Lender, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Lender shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Lender and submitted by such Lender to the relevant Borrower, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to such Lender under this Section 3.10 shall be made as though such Lender shall have actually funded or committed to fund the relevant LIBOR Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan in the relevant market and having a maturity comparable to the related Interest Period and through the transfer of such deposit to a domestic office of such Lender in the United States; provided, however, that such Lender may fund any LIBOR Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 3.10.

        3.11 Taxes. (a) Each Lender (which, for purposes of this Section 3.11, shall not include any Affiliate of such Lender used to make Canadian Advances hereunder) that is not organized and incorporated under the laws of the United States or any State thereof making U.S. Advances agrees to file with the Agent and the Company, in duplicate, (a) on or before the later of (i) the Effective Date and (ii) the date such Lender becomes a Lender under this Agreement and (b) thereafter, for each taxable year of such Lender (in the case of a Form 4224) or for each third taxable year of such Lender (in the case of any other form) during which interest or fees arising under this Agreement and the Notes are received, unless not legally able to do so as a result of a change in the United States income tax enacted, or treaty promulgated, after the date specified in the preceding clause (a), on or prior to the immediately following due date of any payment by the Company hereunder, a properly completed and executed copy of either Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001 and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form necessary for claiming complete exemption from United States withholding taxes (or such other form as is required to claim complete exemption from United States withholding taxes), if and as provided by the Code or other pronouncements of the United States Internal Revenue Service, and such Lender warrants to the Company that the form so filed will be true and complete; provided that such Lender's failure to complete and execute such Form 4224 or Form 1001, or Form W-8 or Form W-9, as the case may be, and any such additional form (or any successor form or forms) shall not relieve the Company of any of its obligations under this Agreement, except as otherwise provided in this Section 3.11.

                 (b) Notwithstanding anything herein to the contrary, for any period with respect to which a Lender has failed to provide the Company with the appropriate form pursuant to Section 3.11(a) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.6 with respect to withholding taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to withholding because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

                 (c) Each Canadian Lender that is created or organized under the laws of a jurisdiction other than Canada or a Province thereof making Canadian Advances shall deliver, or have its designated Affiliate to be used to make Canadian Advances deliver, to the Company and the Agent on the Effective Date (or on the date on which such Canadian Lender becomes a Lender hereunder), evidence that the Minister of National Revenue is satisfied that payments made to such Lender hereunder are not subject to Taxes pursuant to Regulation 805(2) of the Income Tax Act ("Evidence of Canadian Tax Exemption"). In addition, from time to time after the Effective Date (or the date on which such Canadian Lender becomes a Lender hereunder) upon the reasonable request of the Company, each such Canadian Lender further agrees to deliver to the Company and the Agent further Evidence of Canadian Tax Exemption, unless any change in treaty, law, regulation or official interpretation thereof prevents such Lender from duly providing same. Notwithstanding anything in this Section 3.11 to the contrary, the Company shall not have any obligation to pay any withholding taxes or to indemnify any Canadian Lender for any withholding taxes to the extent that such taxes result from the failure of such Lender to comply with its obligations under this paragraph.

                 (d) Notwithstanding anything herein to the contrary, for any period with respect to which a Canadian Lender has failed to provide the Company with the appropriate form pursuant to Section 3.11(c) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Canadian Lender shall not be entitled to indemnification under Section 3.6 with respect to withholding taxes imposed by Canada; provided however, that should a Canadian Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to withholding taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                 (e) If any Borrower is required to pay additional amounts to or for the account of any Lender pursuant to Section 3.6, and each Lender which is not a Canadian Lender shall be entitled to such amounts if it is ever required to make or participate in Canadian Advances under this Agreement, then such Lender will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender. For the purposes of making any Canadian Advances, any Lender may designate any Affiliate of such Lender in Canada to make such Canadian Advances on its behalf, provided that such designation is made in writing to the Agent and the Borrowers. Upon such designation, such Affiliate shall have all rights as a Lender with respect to such Canadian Advances.

        3.12 Substitution of Lender. If (i) the obligation of any Lender to make or maintain LIBOR Loans has been suspended pursuant to Section 3.9 when not all Lenders' obligations have been suspended, (ii) any Lender has demanded compensation under Section 3.8 when all Lendershave not done so or (iii) any Lender is a Defaulting Lender, the Company shall have the right, if no Default or Event of Default then exists, to replace such Lender (a "Replaced Lender") with one or more other lenders (collectively, the "Replacement Lender") acceptable to the Agent, provided that (x) at the time of any replacement pursuant to this Section 3.12, the Replacement Lender shall enter into one or more Assignment and Acceptances, pursuant to which the Replacement Lender shall acquire the Commitments and outstanding Advances and other obligations of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (A) the amount of principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) the amount of all accrued, but theretofore unpaid, fees owing to the Replaced Lender under Section 2.3 and (C) the amount which would be payable by the Company to the Replaced Lender pursuant to Section 3.10 if the Company prepaid at the time of such replacement all of the Loans of such Replaced Lender outstanding at such time and (y) all obligations of the Company then owing to the Replaced Lender (other than those specifically described in clause (x) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Acceptances, the payment of amounts referred to in clauses (x) and (y) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Company, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder. The provisions of this Agreement (including without limitation Sections 3.10 and 8.5) shall continue to govern the rights and obligations of a Replaced Lender with respect to any Loans made or any other actions taken by such lender while it was a Lender. Nothing herein shall release any Defaulting Lender from any obligation it may have to any Borrower, the Agent or any other Lender.


                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

        The Borrowers represent and warrant to the Lenders and the Agent that:

        4.1 Corporate Existence and Power. Each of the Borrowers and the Guarantors is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law, except for jurisdictions where their failure to be so qualified would not result in any Material Adverse Effect. Each of the Company and the Guarantors has all requisite corporate or other organizational power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver the Loan Documents to which it is a party and to engage in the transactions contemplated by this Agreement.

        4.2 Corporate Authority. The execution, delivery and performance by each of the Borrowers and the Guarantors of the Loan Documents to which each of them is a party have been duly authorized by all necessary corporate or other organizational action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of such Borrower's or such Guarantor's charter, operating agreement or by-laws, or of any contract or undertaking to which such Borrower or such Guarantor is a party or by which such Borrower or such Guarantor or any of their property may be bound or affected and will not result in the imposition of any Lien on any of such Borrower's or such Guarantor's property or of any of such Borrower's or such Guarantor's property, except for Permitted Liens.

        4.3 Binding Effect. These Loan Documents to which each of the Borrowers and the Guarantors is a party when delivered hereunder will be, legal, valid and binding obligations of such Borrower and such Guarantor, respectively, enforceable against each of them in accordance with their respective terms.

        4.4 Subsidiaries. Schedule 4.4 hereto correctly sets forth the corporate name, jurisdiction of incorporation or formation and ownership of each Subsidiary of the Company. Each such Subsidiary and each corporation or other organization becoming a Subsidiary of the Company after the date hereof is and will be a corporation or other organization duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law, except for such failure which could not have a Material Adverse Effect. Each Subsidiary of the Company has and will have all requisite corporate or other organizational power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of Capital Stock of each Subsidiary of the Company have been and will be validly issued and are and will be fully paid and nonassessable and, except with respect to the Lobdell Preferred Stock or as disclosed in writing to and approved by the Agent from time to time, are and will be owned, beneficially and of record, by the Company or another Subsidiary of the Company free and clear of any Liens.

        4.5 Litigation. Except as set forth in Schedule 4.5 hereto, there is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided might result, either individually or collectively, in any Material Adverse Effect and, to the best of the Company's knowledge, there is no basis for any such action, suit or proceeding.

        4.6 Financial Condition. The consolidated and consolidating balance sheet of the Company and its Subsidiaries and the consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year ended March 31, 1997 and reported on by Price Waterhouse LLP, independent certified public accountants, copies of which have been furnished to the Lenders, fairly present, and the financial statements of the Company and its Subsidiaries delivered pursuant to
Section 5.1(d) will fairly present, the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles consistently applied (subject, in the case of said interim statements, to year-end audit adjustments). There has been no Material Adverse Effect since March 31, 1997. There is no Contingent Liability of the Company or any of its Subsidiaries that is not reflected in such financial statements or in the notes thereto which could have a Material Adverse Effect. Neither the Company nor any Restricted Subsidiary is liable directly or indirectly, for any of the Indebtedness or other liabilities of any Unrestricted Subsidiary or for any Contingent Liabilities with respect to any Unrestricted Subsidiary except as permitted by Section 5.2(e).

        4.7 Use of Advances. The Company will use the proceeds of the Advances to refinance existing indebtedness of the Guarantors, to acquire machinery and equipment for the Guarantors and for its and the Guarantors' general corporate purposes. Neither the Company nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. After applying the proceeds of each Advance, such margin stock will not constitute more than 25% of the value of the assets (either of the Company alone or of the Company and its Subsidiaries on a consolidated basis) that are subject to any provisions of any Loan Document that may cause the Advances to be deemed secured, directly or indirectly, by margin stock.

        4.8 Consents, Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Company pursuant to Section 2.5(g), if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental Person or entity, including without limitation any creditor, lessor or stockholder of the Company or any of its Subsidiaries, is required on the part of any Borrower or any Guarantor in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of any of the Loan Documents.

        4.9 Taxes. The Company and its Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof. Neither the Company nor any of its Subsidiaries knows of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by the Company or any such Subsidiary. The Company will not amend any Tax Sharing Agreement without the prior approval of the Agent.

        4.10 Title to Properties. Except as otherwise disclosed in the latest balance sheet referred to in Section 4.6 or delivered pursuant to
Section 5.1(d), the Company or one or more of its Subsidiaries have good and marketable fee simple title to all of the real property, and a valid and indefeasible ownership or leasehold interest in all of the other properties and assets (including, without limitation, the collateral subject to the Security Documents to which any of them is a party) reflected in said balance sheet or subsequently acquired by the Company or any such Subsidiary. All of such properties and assets are free and clear of any Lien, except for Permitted Liens.

        4.11 Borrowing Base. All trade accounts receivable, fixed assets and inventory of the Borrowers and the Guarantors represented or reported by the Company to be, or otherwise included in, Eligible Accounts Receivable, Eligible Fixed Assets and Eligible Inventory, comply in all respects with the requirements therefor set forth in the respective definitions thereof, and the computation of the Borrowing Base set forth in each Borrowing Base Certificate is true and correct. The aggregate amount of all Advances plus all Unrestricted Guarantees is equal to or less than the Borrowing Base.

        4.12 ERISA. The Company and its ERISA Affiliates and their respective Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan which could, in the aggregate, result in any liability to the Company or any of its ERISA Affiliates in excess of $2,000,000. None of the Company or any of its ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Company and its ERISA Affiliates have met or are meeting in compliance with all laws and regulations the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC or any Plan.
The execution, delivery and performance of the Loan Documents does not constitute a Prohibited Transaction. There is no Unfunded Benefit Liability, with respect to any Plan of the Company or its ERISA Affiliates which could have a Material Adverse Effect.

        4.13 Disclosure. No report or other information furnished in writing by or on behalf of the Company or any of its Subsidiaries to any Lender or the Agent in connection with the negotiation or administration of this Agreement contains any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. No Loan Document nor any other document, certificate, or report or statement or other information furnished to any Lender or the Agent by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact in order to make the statements contained herein and therein not misleading in light of the circumstances in
which they were made.   There is no fact known to the Company which materially
and adversely affects, or which in the future may (so far as the Company can now reasonably foresee) materially and adversely affect, the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries, which has not been set forth in this Agreement (including without limitation the schedules hereto) or in the other documents, certificates, statements, reports and other information furnished in writing to the Lenders by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby.

        4.14 Environmental Matters. The representations and warranties set forth in the Environmental Certificate are true and complete.

        4.15 Solvency. The Company and its Subsidiaries are and, after giving effect to the transactions described herein and the Subordinated Debt Documents and to the incurrence or assumption of all obligations being incurred or assumed in connection herewith, will be Solvent.

        4.16 No Defaults under Certain Agreements. Neither the Company nor any of its Subsidiaries is in default or has received any written notice of default under or with respect to any contract or agreement to which it is a party or by which it is bound, including without limitation any agreements for the incurrence of any indebtedness or any tooling or purchase contracts, which could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

        4.17 Intellectual Property. Set forth on Schedule 4.17 is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of the Company and each of its Subsidiaries showing as of the Effective Date the jurisdiction in which registered, the registration number and the date of registration. The Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company or any of its Subsidiaries know of any valid basis for any such claim, the use of such Intellectual Property by the Company and each of its Subsidiaries does not infringe on the rights of any Person, and, to the knowledge of the Company, no Intellectual Property has been infringed, misappropriated or diluted by any other Person except for such claims, infringements, misappropriation and dilutions that, in the aggregate, could not have a Material Adverse Effect.

        4.18 Preferred Stock. All Lobdell Preferred Stock Documents are listed on Schedule 4.18 hereto, and true, correct and complete copies of all Lobdell Preferred Stock Documents have been delivered to the Agent. All dividends, distributions, redemptions and other payments required on the Lobdell Preferred Stock are described on Schedule 4.18. Other than the Lobdell Preferred Stock, there is no other Preferred Stock as of the Effective Date.

        4.19 Investment Company Act; Other Regulations. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any of its Subsidiaries is subject to regulation under any federal or state statute or regulation which limits its ability to incur Indebtedness.

        4.20 Senior Subordinated Debt Documents. All representations and warranties of the Company contained in any Senior Subordinated Debt Document are true and correct in all material respects. The Company will be receiving net proceeds in the approximate amount of $120,800,000 on the Effective Date from its issuance of the Senior Subordinated Notes, and all agreements, instruments and documents executed or delivered pursuant to the issuance of the Senior Subordinated Notes are described on Schedule 1.1 hereto. All Advances and all other present and future indebtedness, obligations and liabilities pursuant to the Loan Documents and all Rate Hedging Obligations of each Borrower and each Guarantor owed to any Lender is "Senior Debt " and "Designated Senior Debt" as defined in the Senior Subordinated Debt Documents and, other than the Advances and all other present and future indebtedness, obligations and liabilities pursuant to the Loan Documents, there is no other "Designated Senior Debt" thereunder. There is no Event of Default or event or condition which could become an Event of Default with notice or lapse of time or both, under the Senior Subordinated Debt Documents and each of the Senior Subordinated Debt Documents is in full force and effect. Other than pursuant to the Senior Subordinated Notes and as described on Schedule 4.20, there is no obligation pursuant to any Senior Subordinated Debt Document or other document or agreement evidencing or relating to any Subordinated Debt outstanding or to be outstanding on the Effective Date which obligates the Company to pay any principal or interest or redeem any of its Capital Stock or incur any other monetary obligation.

        4.21 Unrestricted Subsidiaries. Other than the guaranties permitted by Section 5.2(e)(viii), neither the Company nor any Restricted Subsidiary of the Company is liable, directly or indirectly, for any of the Indebtedness or other liabilities of any Unrestricted Subsidiary or has any Contingent Liabilities with respect to any Unrestricted Subsidiary, other than trade payables for the sale of goods in the ordinary course of business and in compliance with Section 5.2(m).


                                   ARTICLE V.
                                   COVENANTS

        5.1 Affirmative Covenants. The Company covenants and agrees that, until the termination of all Commitments and Letters of Credit and thereafter until payment in full of the principal of and accrued interest on the Notes and the payment and performance of all other obligations of the Company under this Agreement, any agreement executed in connection herewith and any Rate Hedging Agreement with any Lender, unless the Required Lenders shall otherwise consent in writing, it shall, and shall cause each of its Restricted Subsidiaries to:

                 (a) Preservation of Corporate Existence, Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its qualification as a foreign corporation or other organization in good standing in each jurisdiction in which such qualification is necessary under applicable law, and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses, except to the extent any of the foregoing would not have a Material Adverse Effect; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

                 (b) Compliance with Laws, Etc. Comply in all respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time, except to the extent any of the foregoing would not have a Material Adverse Effect; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company or any of its Restricted Subsidiaries.

                 (c) Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of the business of the Company or any of its Restricted Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses, except to the extent any of the foregoing would not have a Material Adverse Effect; and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Required Lenders for purposes of assuring compliance with this Section 5.1(c).

                 (d) Reporting Requirements. Furnish to the Lenders and the Agent the following:

                         (i)      Promptly and in any event within three
calendar days after becoming aware of the occurrence of (A) any Default or Event of Default, (B) the commencement of any material litigation against, by or affecting the Company or any of its Restricted Subsidiaries, and any material developments therein, or (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business or (D) any development in the business or affairs of the Company or any of its Restricted Subsidiaries which has resulted in or which is likely in the reasonable judgment of the Company, to result in a Material Adverse Effect, a statement of the Chief Financial Officer or Treasurer of the Company setting forth details of each such Default or Event of Default or such litigation, material contract or undertaking or development and the action which the Company or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

                         (ii)     As soon as available and in any event within
45 days after the end of each of the first three fiscal quarters of the Company, the consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries as of the end of such quarter, and the related consolidated and consolidating statements of income, retained earnings and changes in cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Chief Financial Officer or Treasurer of the Company as having been prepared in accordance with Generally Accepted Accounting Principles, together with a certificate of the Chief Financial Officer or Treasurer of the Company stating (A) that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with
Section 5.2(a), (b), (c) and (d) hereof is in conformity with the terms of this Agreement;

                         (iii)    As soon as available and in any event within
100 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and changes in cash flows of the Company and its Subsidiaries for such fiscal year, with a customary audit report of Price Waterhouse LLP, or other independent certified public accountants selected by the Company and acceptable to the Agent, without qualifications unacceptable to the Agent, together with a certificate of the Chief Financial Officer or the Treasurer of the Company stating (A) that no Default or Event of Default has occurred and is continuing and, if such a Default or Event of Default exists and is continuing, a statement setting forth the nature and status thereof, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Sections 5.2(a), (b), (c) and (d) hereof is in conformity with the terms of this Agreement;

                         (iv)     Promptly after the sending or filing thereof,
copies of all reports, proxy statements and financial statements which the Company or any of its Subsidiaries sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof;

                         (v)      On or before the 15th day after the end of
each month during which the Advances exceeded $35,000,000 on any date during such month and at least two Business Days prior to any request for an Advance which would cause the Aggregate Advances to exceed $35,000,000, a Borrowing Base Certificate prepared as of the close of business on the last day of such month or the most recently ended month, as the case may be, together with supporting schedules, in form and detail satisfactory to the Agent, setting forth such information as the Agent may request with respect to the aging, value, location and other information relating to the computation of the Borrowing Base and the eligibility of any property or assets included in such computation, certified as true and correct by the Chief Financial Officer or Treasurer of the Company;

                         (vi)     As soon as available and in any event at
least 30 days prior to the end of each fiscal year of the Company, copies of preliminary capital and operating budgets and financial forecasts for the Company and its Subsidiaries for the following fiscal year, and as soon as available in any event within 30 days after the end of each fiscal year of the Company, copies of the final capital and operating budgets and financial forecasts for the Company and its Subsidiaries for such fiscal year, in each case prepared on both a consolidated and consolidating basis and for a twelve-month period (or more frequent period if so prepared by the Company in the ordinary course) by or under the direction of the Chief Financial Officer or Treasurer of the Company in form and detail satisfactory to the Agent, and, promptly and in any event within 10 days after preparation thereof, copies of any revisions to such budgets and forecasts;

                         (vii)    Promptly and in any event within 10 calendar
days after receiving or becoming aware thereof (A) a copy of any notice of intent to terminate any Plan of the Company its Subsidiaries or any ERISA Affiliate filed with the PBGC, (B) a statement of the Chief Financial Officer or Treasurer of the Company setting forth the details of the occurrence of any Reportable Event with respect to any such Plan, (C) a copy of any notice that the Company, any of its Subsidiaries or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of
Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan;

                         (viii)   As soon as available and in any event within
30 days after the end of each month, a report with respect to the Company setting forth a summary and aging of accounts payable of the Company, a listing of any checks held after the due date of the related vendor invoice and setting forth the corresponding due dates of such invoices, in form and detail satisfactory to the Agent, certified as true and correct by the Chief Financial Officer or Treasurer of the Company;

                         (ix)     Promptly and in any event within 10 days
after receipt, a copy of any management letter or comparable analysis prepared by the auditors for the Company or any of its Subsidiaries; and

                         (x)      Promptly, such other information respecting
the business, properties, operations or condition, financial or otherwise, of the Company or any of its Restricted Subsidiaries or any of its Unrestricted Subsidiaries with respect to which the Company or any of its Restricted Subsidiaries has any Contingent Liabilities as any Lender or the Agent may from time to time reasonably request.

                 (e) Accounting; Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, (i) during regular business hours, permit any Lender or the Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective directors, officers, employees and independent auditors, and by this provision the Company hereby authorizes such persons to discuss such affairs, finances and accounts with any Lender or the Agent and (ii) during regular business hours, permit the Agent or any of its agents or representatives to conduct a comprehensive field audit of its books, records, properties and assets, including without limitation all collateral subject to the Security Documents; and

                 (f) Maintenance of Business Lines. Maintain all principal lines of business in which the Company or any of its Restricted Subsidiaries is presently engaged.

                 (g) Additional Security and Collateral. Promptly (i) execute and deliver, and cause each Restricted Subsidiary of the Company to execute and deliver, additional Security Documents, within 30 days after request therefor by the Lenders and the Agent, sufficient to grant to the Agent for the benefit of the Lenders and the Agent liens and security interests in any after acquired property of the type described in Section 2.11 and (ii) cause each Person becoming a Restricted Subsidiary of the Company from time to time to execute and deliver to the Agent, within 30 days after such Person becomes a Restricted Subsidiary, a Guaranty and Security Documents, together with other related documents described in Section 2.5 sufficient to grant to the Agent for the benefit of the Lenders and the Agent liens and security interests in all collateral of the type described in Section 2.11. The Company shall notify the Agent, within 10 days after the occurrence thereof, of the acquisition of any property by the Company or any Restricted Subsidiary that is not subject to the existing Security Documents, any Person's becoming a Restricted Subsidiary and any other event or condition that may require additional action of any nature in order to preserve the effectiveness and perfected status of the liens and security interests of the Lenders and the Agent with respect to such property pursuant to the Security Documents.

                 (h) Further Assurances. Execute and deliver, and cause each Restricted Subsidiary of the Company to execute and deliver, within 30 days after request therefor by the Lenders and the Agent, all further instruments and documents and take all further action that may be necessary or desirable, or that the Agent may request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Lenders under, the Loan Documents, including without limitation causing each lessor of real property to the Company or any of its Restricted Subsidiaries to execute and deliver to the Agent, prior to or upon the commencement of any tenancy, an agreement in form and substance acceptable to the Lenders and the Agent duly executed on behalf of such lessor waiving any distraint, lien and similar rights with respect to any property subject to the Security Documents and agreeing to permit the Lenders and the Agent to enter such premises in connection therewith.

        5.2 Negative Covenants. Until the termination of all Commitments and Letters of Credit and thereafter until payment in full of the principal of and accrued interest on the Notes and the payment and performance of all other obligations of the Company under this Agreement, any agreement executed in connection herewith and any Rate Hedging Agreement with any Lender, the Company agrees that, unless the Required Lenders shall otherwise consent in writing, it shall not, and shall not permit any of its Restricted Subsidiaries to:

                 (a) Net Worth. Permit or suffer the Consolidated Net Worth of the Company and its Restricted Subsidiaries to be less than (i) $35,400,000, plus (ii) an amount equal to 50% of Consolidated net income of the Company and its Subsidiaries (without reduction for a net loss) for each fiscal year of the Company subsequent to its fiscal year ended March 31, 1997, plus
(iii) an amount equal to 100% of the Net Cash Proceeds in connection with the issuance or other sale by the Company of any of its Capital Stock.

                 (b) Total Debt to EBITDA Ratio. Permit or suffer the Total Debt to EBITDA Ratio to be greater than (i) 5.50 to 1.00 at any time prior to June 30, 1998, or (ii) 5.00 to 1.00 at any time from and including June 30, 1998 to but excluding June 30, 1999 or (iii) 4.50 to 1.00 at any time thereafter.

                 (c) Fixed Charge Coverage Ratio. Permit or suffer the Fixed Charge Coverage Ratio determined as of the end of each fiscal quarter of the Company, commencing with the fiscal quarter ending September 30, 1997, for the period of four fiscal quarters then ended, to be less than (i) 1.45 to 1.0 as of the end of any fiscal quarter of the Company ending on or before March 31, 1998 or (ii) 1.60 to 1.0 as of the end of any fiscal quarter thereafter.

                 (d) Interest Coverage Ratio. Permit or suffer the Interest Coverage Ratio, determined as of the end of each fiscal quarter of the Company for the period of the four fiscal quarters then ended, to be less (i)
2.0 to 1.0 as of the end of any fiscal quarter ending on or before March 31, 1999 or (ii) than 2.25 to 1.0 as of the end of any fiscal quarter therafter.

                 (e) Indebtedness. Create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

                         (i)      The Advances and the other obligations and
liabilities pursuant to any of the Loan Documents;

                         (ii)     The Indebtedness described in Schedule
5.2(e), including Contingent Liabilities, provided that no increase in the principal amount thereof shall be permitted;

                         (iii)    Indebtedness of the Company or any Restricted
Subsidiary owing to the Company or any Guarantor, provided that any such Indebtedness owing by the Company shall be fully subordinate to all Advances and all other obligations of the Company to the Agent and the Lenders, by written agreement pursuant to terms and conditions satisfactory to the Agent and the Required Lenders;

                         (iv)     Indebtedness constituting purchase money debt
or Capital Leases in aggregate outstanding principal amount not exceeding $10,000,000 at any time;

                         (v)      Subordinated Debt under the Senior
Subordinated Notes in aggregate principal amount not to exceed $125,000,000;

                         (vi)     Other Subordinated Debt of the Company or any
Guarantor, provided that (A) after giving effect to such Subordinated Debt, the Company is able to borrow at least $10,000,000 of additional Loans, (B) both before and after giving effect to such Subordinated Debt, no Event of Default or Default exists or would be caused thereby, (C) after giving effect to such Subordinated Debt, the pro forma Total Debt to EBITDA Ratio is at least 0.25 below the level required under Section 5.2(b), on a pro forma basis acceptable to the Agent;

                         (vii)    Tooling Indebtedness on terms and in amounts
acceptable to the Agent, which consent will not be unreasonably withheld;

                         (viii)   Rate Hedging Agreements with any Lender or
other person acceptable to the Agent, provided that no Rate Hedging Agreement shall be entered into for purposes of financial speculation;

                         (ix)     Guaranties by the Company of Unrestricted
Subsidiaries in an aggregate amount (valued at the maximum amount that could be payable thereunder) not to exceed $30,000,000, provided that any such guaranties may not be incurred unless: (A) both before and after giving effect to such guaranty the Company is able to borrow at least $10,000,000 of additional Loans, (B) all such guaranties shall be collection guaranties on terms and conditions satisfactory to the Agent, (C) both before and after giving effect to such guaranty, no Event of Default or Default exists or would be caused thereby, (D) both before and after giving effect to such guaranty, the pro forma Total Debt to EBITDA Ratio is at least 0.25 below the level required under Section 5.2(b), on a pro forma basis acceptable to the Agent, and (E) the Company provides such certificates and legal opinions prior to the incurrence of such guaranty as requested by the Agent; and

                         (x)      Indebtedness of the Restricted Subsidiaries
of BMG in aggregate principal amount not to exceed $2,500,000 and secured by the real property owned by such Subsidiaries as of the Effective Date, provided that the terms of such Indebtedness are no more onerous on such Subsidiaries as the terms of the Indebtedness of such Subsidiaries secured by such real property that existed immediately prior to the Effective Date.

                 (f) Liens. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any of its Restricted Subsidiaries, other than:

                         (i)      Liens for taxes not delinquent or for taxes
being contestedb in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

                         (ii)     Liens (other than any Lien imposed by ERISA
or any Environmental Law) created and maintained in the ordinary course of business which do not secure obligations material in the aggregate and which would not have a Material Adverse Effect and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Company or any of its Subsidiaries, or surety, customs or appeal bonds to which the Company or any of its Subsidiaries is a party;

                         (iii)    Liens affecting real property which
constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company or any of its Subsidiaries;

                         (iv)     Liens created pursuant to the Security
Documents and Liens expressly permitted by the Security Documents;

                         (v)      Each Lien described in Schedule 5.2(f) hereto
may be suffered to exist upon the same terms as those existing on the date hereof, but no increase in the principal amount thereof shall be permitted;

                         (vi)     Any Lien created to secure payment of a
portion of the purchase price of, or existing at the time of acquisition of, any tangible fixed asset acquired by the Company or any of its Restricted Subsidiaries may be created or suffered to exist upon such fixed asset if the outstanding principal amount of the Indebtedness secured by such Lien does not at any time exceed 100% of the purchase price paid by the Company or such Restricted Subsidiary for such fixed asset and the aggregate principal amount of all Indebtedness secured by such Liens does not exceed the amount permitted under Section 5.2(e)(iv), provided that such Lien does not encumber any other asset at any time owned by the Company or such Restricted Subsidiary, and provided, further, that not more than one such Lien shall encumber such fixed asset at any one time;

                         (vii)    Liens in favor of the Company or any of its
Restricted Subsidiaries as security for Indebtedness of any Subsidiary to the Company or another Restricted Subsidiary;

                         (viii)   The interest or title of a lessor under any
lease otherwise permitted under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of the Company or its Restricted Subsidiary thereunder are not delinquent; and

                         (ix)     Liens on the real property owned by such
Subsidiaries as of the Effective Date securing the Indebtedness permitted by
Section 5.2(b)(x).

                 (g) Merger; Acquisitions; Etc. Purchase or otherwise acquire, whether in one or a series of transactions, directly or indirectly, all or a substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any Person, or all or a substantial portion of the capital stock of or other ownership interest in any other Person (an "Acquisition"); nor merge or consolidate or amalgamate with any other Person or take any other action having a similar effect; provided, however, that this Section 5.2(g) shall not prohibit any merger or acquisition if (i) such merger involves the Company, the Company shall be the surviving or continuing corporation thereof, (ii) immediately before and after giving effect such merger or acquisition, no Default or Event of Default shall exist or shall have occurred and be continuing and the representations and warranties contained in Article IV and in the other Loan Documents shall be true and correct on and as of the date thereof (both before and after such merger or acquisition is consummated) as if made on the date such merger or acquisition is consummated, (iii) at least 10 Business Days' prior to the consummation of such merger or acquisition, the Company shall have provided to the Lenders an opinion of counsel and a certificate of the Chief Financial Officer or Treasurer of the Company (attaching pro forma computations acceptable to the Agent to demonstrate compliance with all financial covenants hereunder), each stating that such merger or acquisition complies with this
Section 5.2(g), all laws and regulations and that any other conditions under this Agreement relating to such transaction have been satisfied, and such certificate shall contain such other information and certifications as requested by the Agent and be in form and substance satisfactory to the Agent,
(iv) at least 10 Business Days' prior to the consummation of such merger or acquisition, the Company shall have delivered all acquisition documents and other agreements and documents relating to such merger or acquisition, and the Agent shall have completed a satisfactory review thereof and completed such other due diligence satisfactory to the Agent, provided that if such acquisition is being done by an Unrestricted Subsidiary or such merger involves Unrestricted Subsidiaries only then the requirements of this clause (iv) will be satisfied if the Company provides the Lenders with a certificate representing that neither the Company nor any Restricted Subsidiary shall be liable, directly or indirectly, for any of the Indebtedness or other liabilities of such Unrestricted Subsidiary or for any Contingent Liabilities with respect to any such Unrestricted Subsidiary except as permitted by Section 5.2(e), (v) immediately before and after giving effect to such merger or acquisition, the pro forma Total Debt to EBITDA Ratio is at least 0.25 below the level required under Section 5.2(b), on a pro forma basis acceptable to the Agent, (vi) both before and after giving effect to such merger and acquisition, the Company is able to borrow at least $10,000,000 of additional Loans, (vii) the Company shall, at least 10 Business Days prior to the consummation of merger or acquisition, provide such other certificates and documents as requested by the Agent, in form and substance satisfactory to the Agent, and
(viii) the target of such merger or acquisition is in the same line of business as the Company. Notwithstanding the foregoing, the requirements listed in clauses (ii), (iii), (iv), (v), (vi) and (vii) of this Section 5.2(g) shall not be required to be satisfied in connection with any acquisition done solely by an Unrestricted Subsidiary, provided that the terms of Section 5.2(e)(ix),
Section 5.2(l) and all other terms and provisions hereof shall be applicable.

                 (h) Disposition of Assets; Etc. Sell, lease, license, transfer, assign or otherwise dispose of all or any portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment which are not material in the aggregate, and shall not permit or suffer any Subsidiary to do any of the foregoing; provided, however, that this Section 5.2(h) shall not prohibit any such sale, lease, license, transfer, assignment or other disposition if (i) the consolidated book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property of the Company and its Restricted Subsidiaries disposed of in any consecutive twelve-month period shall be less than 10% of the consolidated book value of the assets of the Company and its Restricted Subsidiaries as of the beginning of such twelve month period and the aggregate book value of all assets disposed of after the Effective Date shall be less than 25% of the consolidated book value of assets of the Company and its Restricted Subsidiaries at the time of any such disposition and if, immediately after such transaction, no Default or Event of Default shall exist or shall have occurred and be continuing, (ii) sales as to which proceeds are used within 180 days to purchase or construct assets of at least equivalent value to those sold, (iii) transfers of assets from any Subsidiary to the Company or a Guarantor which is a wholly Owned Subsidiary; provided, however, in the case of any of the foregoing permitted sales, leases, licenses, transfers, assignments or other dispositions (an "Asset Sale") the Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless
(A) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an officer's certificate delivered to the Agent) of the assets and (B) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, provided that cash equivalents and the assumption of Indebtedness of the Company or any Guarantor and the unconditional release of the Company or such Guarantor from such Indebtedness in connection with such Asset Sale, in each case acceptable to the Agent, shall be considered cash for purposes of this Section 5.2(h); provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's' most recent balance sheet), of the Company or any Restricted Subsidiary that are assumed by the transferee of any such assets such that the Company or such Restricted Subsidiary have no further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision and the definition of Net Cash Proceeds, and the Agent promptly shall obtain a first priority security interest in any non cash consideration for any Asset Sale.

                 (i) Nature of Business. Make any material change in the nature of its business from that engaged in on the date of this Agreement or engage in any other businesses other than those in which it is engaged on the date of this Agreement.

                 (j) Dividends and Other Restricted Payments. Make, pay, declare or authorize any dividend, payment or other distribution in respect of any class of its Capital Stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any Capital Stock other than such dividends, payments or other distributions (i) to the extent payable solely in shares of common stock of the Company, (ii) to the extent payable to the Company by a Restricted Subsidiary of the Company, (iii) dividends and distributions on Preferred Stock to the extent permitted under Section 5.2(s),
(iv) if no Event of Default or Default exists or would be caused thereby, an aggregate amount not to exceed $1,000,000 made after the Effective Date, (v) which in aggregate amount do not exceed 25% of the Net Income accrued during fiscal quarters ending after the Effective Date for which the Total Debt to EBITDA Ratio was not greater than 3.0 to 1.0, provided that both before and after the making or declaration of such dividend, payment or other distribution
(A) the pro forma Total Debt to EBITDA Ratio is not greater than 3.0 to 1.0, on a pro forma basis acceptable to the Agent, (B) the Company is able to borrow at least $10,000,000 of additional Loans and (C) no Default or Event of Default shall have occurred or be caused thereby, and (vi) if no Event of Default or Default exists or would be caused thereby, an aggregate amount not to exceed $2,000,000 made after the Effective Date for the purpose of redeeming the Capital Stock of the Company owned by any employee of the Company, other than a Permitted Holder, upon the termination of the employment by the Company or any of its Restricted Subsidiaries of such employee, provided that (A) any amounts used to redeem such Capital Stock under this clause (vi) shall first reduce the amount allowed or accumulated under Section 5.2(j)(iv) until the amount allowed thereunder is exhausted and then shall reduce the amount allowed under Section 5.2(j)(v) and (B) the amounts payable for the redemption of such Capital Stock will not be paid any sooner than contractually required. The Company will not, and will not permit any of its Restricted Subsidiaries, to issue any Preferred Stock or any Disqualified Stock, other than (1) any Preferred Stock which does not require any dividends, payments, redemptions or other distributions of any kind until at least one year after the Termination Date, (2) the existing Lobdell Preferred Stock and (3) any other Preferred Stock or Disqualified Stock which meets all of the requirements for the issuance by the Company of Subordinated Debt (i.e. all payments and other obligations thereunder are expressly subordinate and junior in right and priority of payment to the Advances and other Indebtedness of such Person to the Lenders in manner and by agreement satisfactory in form and substance to the Agent and such Preferred Stock or Disqualified Stock is subject to such other terms and provisions, including without limitation maturities, covenants, defaults, rates and fees, acceptable to the Agent), and such Preferred Stock and Disqualified Stock allowed under this clause (3) shall be treated as if it were Subordinated Debt for all purposes of this Agreement and is defined herein as "Permitted Disqualified Stock".

                 (k) Capital Expenditures. Acquire or contract to acquire any fixed asset or make any other capital expenditure if the aggregate purchase price and other acquisition costs of all such fixed assets acquired and other capital expenditures made by the Company or any of its Restricted Subsidiaries during any fiscal year of the Company would exceed, on a consolidated basis, an amount equal to (i) $30,000,000 for the fiscal year of the Company ending March 31, 1998, or (ii) for any fiscal year thereafter, the sum of (A) $30,000,000, plus (B) the amount by which the allowed capital expenditures for the most recently ended fiscal year exceeded the actual capital expenditures for such fiscal year, provided that the amount added pursuant to this clause (B) shall not exceed one third of the allowed capital expenditures for the most recently ended fiscal year, plus (C) 25% of the amount by which EBITDA was in excess of $45,000,000 for the most recently ended fiscal year, plus (D) the depreciation expense for the most recently ended fiscal year relating solely to fixed assets (other than fixed assets of Howell) acquired pursuant to an Acquisition after the Effective Date.

                 (l) Loans, Advances and Investments. Make any loan or advance of any of its funds or property or make any other extension of credit to, or increase its investment or acquire any additional interest whatsoever in, any Person, or enter into any joint venture or similar arrangement with any other person, other than (i) loans and advances to Guarantors which are evidenced by promissory notes payable on demand in form and substance satisfactory to the Agent and which are pledged to the Agent for the benefit of the Lenders and investments in Guarantors, and (ii) loans and advances to, and investments in, Unrestricted Subsidiaries, Restricted Subsidiaries which are not Wholly Owned Subsidiaries or joint ventures which do not exceed $40,000,000 for all of foregoing in aggregate outstanding amount (with the outstanding amount thereof being deemed decreased by any cash repayments of such loans or advances or cash dividends paid to the Company or any Restricted Subsidiary with respect to any such investments), provided that (A) if such transaction involves a loan or advance, such loans and advances are evidenced by promissory notes in form and substance satisfactory to the Agent and which are pledged to the Agent for the benefit of the Lenders, (B) both before and after giving effect to such loan, advance or investment, the pro forma Total Debt to EBITDA Ratio is at least 0.25 below the level required under Section 5.2(b), on a pro forma basis acceptable to the Agent, (C) both before and after giving effect to such loan or advance the Company is able to borrow at least $10,000,000 of additional Loans, and (D) no Event of Default or Default exists or would be caused thereby and the Company provides such certificates and legal opinions as requested by the Agent in connection therewith.

                 (m) Transactions with Affiliates. Enter into or permit to exist any transaction or series of related transactions (including without limitation the purchase, sale, lease or exchange of any property, employee compensation arrangements or rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms of such transaction (i) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in a comparable transaction in arm's-length dealings with a person who is not such an Affiliate, (ii) if such Affiliate Transaction (or series of related Affiliated Transactions) involves aggregate payments in an amount in excess of $1,000,000 in any one year, (A) are set forth in writing, (B) comply with clause (i) of this Section 5.2(m) and (C) have been approved by a majority of disinterested members of the Board of Directors of the Company, and (iii) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments in an amount in excess of $5,000,000 in any one year, (A) comply with clause (ii) and (B) have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

                 (n) Sale and Leaseback Transactions. Become or remain liable in any way, whether directly or by assignment or as a guarantor or other contingent obligor, for the obligations of the lessee or user under any lease or contract for the use of any real or personal property if such property is owned on the date of this Agreement or thereafter acquired by the Company or any of its Subsidiaries and has been or is to be sold or transferred to any other Person and was, is or will be used by the Company or any such Subsidiary for substantially the same purpose as such property was used by the Company or such Subsidiary prior to such sale or transfer.

                 (o) Negative Pledge Limitation. Enter into any agreement with any Person, other than the Lenders or the Agent pursuant hereto and other than the existing provisions without amendment contained in the Lobdell Preferred Stock Documents and in the agreements listed on Schedule 5.2(o), which prohibits or limits the ability of the Company or any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

                 (p) FSC Commissions. Pay or become obligated for the payment during any fiscal year of the Company, commissions to all related wholly owned foreign sales corporations in excess of $550,000 in aggregate amount plus reimbursement of the reasonable administrative expenses of such wholly owned foreign sales corporations.

                 (q) Inconsistent Agreements. Enter into any agreement containing any provision which would be violated or breached by this Agreement or any of the transactions contemplated hereby or by performance by the Company or any of its Subsidiaries of its obligations in connection therewith.

                 (r) Subsidiary Dividends. Other than those restrictions existing as of the Effective Date without giving effect to any amendment thereof on or after the Effective Date, permit any of its Restricted Subsidiaries, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms materially restricts the ability of any such Subsidiary to (i) pay dividends or make any other distributions on such Restricted Subsidiary's Capital Stock, (ii) pay any Indebtedness owed to the Company or any of its other Restricted Subsidiaries, (iii) make any loans or advances to the Company or any of such other Restricted Subsidiaries or (iv) transfer any material portion of its assets to the Company or any of such other Restricted Subsidiaries.

                 (s) Preferred Stock. Make any amendment or modification to any Lobdell Preferred Stock Document, other than any adjustment in the price of the Lobdell Preferred Stock based on post closing adjustments and which do not result in any additional obligations of Lobdell or of the Company or any of its Restricted Subsidiaries, or enter into any other agreement or document relating thereto other than the documents listed on Schedule 4.18 hereto or make, pay, declare or authorize any dividend, payment or other distribution with respect to any Preferred Stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any Preferred Stock other than as required under the Lobdell Preferred Stock Documents listed on Schedule 4.18 hereto, provided that no dividend, payment or other distribution in respect to the Preferred Stock or dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any Preferred Stock, including those required under the Lobdell Preferred Stock Documents, will be made if any Event of Default exists under Section 6.1(a) or would be caused thereby.

                 (t) Other Indebtedness and Agreements. Make any amendment or modification to any indenture, note or other agreement evidencing or governing any Indebtedness (other than Indebtedness hereunder of the Company or any of its Subsidiaries) or to the Tax Sharing Agreement, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire any such Indebtedness, (except, when no Default or Event of Default exists, (i) to the extent described on Schedule
4.20 and (ii) for the prepayment of Subordinated Debt solely from the Net Cash Proceeds received by the Company from the primary sale or sales of shares of common stock (which may not be Disqualified Stock)of the Company pursuant to any one or more public offerings thereof), or designate any Indebtedness (other than the Indebtedness under the Loan Documents and under Rate Hedging Agreements with Lenders) as "Designated Senior Debt" under the Senior Subordinated Debt Documents.

                 (u) Management Fees. Pay any management, consulting or similar fees or amounts to any of its Affiliates other than (i) to the Company or a Guarantor and (ii) as described on Schedule 5.2(u), without giving effect to any amendment or modification of the agreement described on Schedule 5.2(u), provided that no such management, consulting or similar fees or amounts (other than out of pocket expenses) shall be paid pursuant to this clause (ii) if any Event of Default or Default exists or would be caused thereby, and Oxford Investment has acknowledged and agreed that no such management, consulting or similar fees or amounts (other than out of pocket expenses) will be so paid.

                 (v) Restricted Subsidiaries. Except with the consent of the Agent, which consent will not be unreasonably withheld, permit or suffer any Restricted Subsidiary to not be a Wholly Owned Subsidiary, other than Laserweld International, L.L.C. ("Laserweld") or Creative, provided that no loans or advances to, investments in or sales or other transfers of assets to Laser or Creative have been made by the Company or any Restricted Subsidiary at any time on or after the Effective Date.

        5.3      Additional Covenants.

                 (a) Other Terms. If at any time any Borrower or Guarantor shall enter into or be a party to any instrument or agreement with respect to any Indebtedness which in the aggregate, together with any related Indebtedness, exceeds $500,000, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any terms or conditions applicable to any of such Indebtedness which includes covenants, terms, conditions or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the Company shall promptly so advise the Agent and the Lenders. Thereupon, if the Agent shall request, upon notice to the Company, the Agent and the Lenders shall enter into an amendment to this Agreement or an additional agreement (as the Agent may request), providing for substantially the same covenants, terms, conditions and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Agent. In addition to the foregoing, any covenants or defaults or similar provisions (which include without limitation any provisions requiring any mandatory prepayments or defeasance under the Senior Subordinated Debt Documents) not substantially provided for in this Agreement or more favorable to the holders of Subordinated Debt issued in connection therewith are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver, termination or modification thereof shall affect any such covenants, terms, conditions or defaults as incorporated herein.

                 (b) Restricted and Unrestricted Subsidiaries. Neither the Company nor any Restricted Subsidiary of the Company shall be liable at any time, directly or indirectly, for any of the Indebtedness or other liabilities of any such Unrestricted Subsidiary or for any Contingent Liabilities with respect to any Unrestricted Subsidiary except as permitted by Section 5.2(e). No Restricted Subsidiary may be designated as an Unrestricted Subsidiary at any time without the prior written approval of the Agent and the Required Lenders. Any Unrestricted Subsidiary may be designated as a Restricted Subsidiary by the Company at any time provided that (i) such designation is approved by the Agent, (ii) no Event of Default or Default exists or would be caused thereby,
(iii) immediately before and after giving effect to such designation, the Company is able to borrow on a pro forma basis at least $10,000,000 of additional Loans, and (iv) immediately before and after giving effect to such designation, the pro forma Total Debt to EBITDA Ratio is at least 0.25 below the level required under Section 5.2(b), all on a pro forma basis acceptable to the Agent.


                                  ARTICLE VI.
                                    DEFAULT

        6.1 Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived pursuant to Section 8.1:

                 (a) Nonpayment. The Company shall fail to pay when due, whether at stated maturity, by acceleration or otherwise, any principal on the Loans or any reimbursement obligation under Section 3.3 (whether by deemed disbursement of a Revolving Credit Borrowing or otherwise), or, within five days after becoming due, any interest on the Loans or any fees or any other amount payable hereunder; or

                 (b) Misrepresentation. Any representation or warranty made by the Company or any of the Guarantors in Article IV hereof, or in any Security Document, or any other certificate, report, financial statement or other document furnished by or on behalf of the Company or any of the Guarantors in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made; or

                 (c) Certain Covenants. The Company shall fail to perform or observe any term, covenant or agreement contained in Article V hereof; or

                 (d) Other Defaults. Any default which remains uncured beyond any applicable cure period shall exist under any material purchase or tooling contract that could have a Material Adverse Effect, or the Company or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Loan Document, and any such failure shall remain unremedied for 15 calendar days after written notice thereof shall have been given to the Company by the Agent; or

                 (e) Cross Default. The Company or any of its Restricted Subsidiaries shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $2,000,000; or if the Company or any of its Restricted Subsidiaries fails to perform or observe any other term, covenant or agreement contained in, or if any other event or condition occurs or exists under, any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount, or under which any such Indebtedness was incurred, issued or created, beyond any period of grace, if any, provided with respect thereto; or

                 (f) Judgments. One or more judgments or orders for the payment of money in an aggregate amount of $2,000,000 shall be rendered against the Company or any of its Restricted Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect the Company or any of its Restricted Subsidiaries which causes or could cause a Material Adverse Effect, and either (i) such judgment or order shall have remained unsatisfied and the Company or such Restricted Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

                 (g) ERISA. The occurrence of a Reportable Event that results in or could result in liability of the Company or any of its ERISA Affiliates to the PBGC or to any Plan and such Reportable Event is not corrected within 30 days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan of the Company or any of its ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within 30 days after the occurrence thereof; or the Company or any of its ERISA Affiliates shall fail to pay when due any liability to the PBGC or to a Plan; or any Person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of the Company, any of its ERISA Affiliates, any Plan of the Company or any of its ERISA Affiliates or any fiduciary of any such Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of the Company or any of its ERISA Affiliates; or failure by the Company or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of
Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of the Company or any of their ERISA Affiliates to the PBGC or any Plan; or the withdrawal of the Company or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(9a)(2) of ERISA; or the Company or any of its ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Agent, and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Company and its Restricted Subsidiaries to any tax, penalties or other liability which in the aggregate may exceed $2,000,000; or

                 (h) Insolvency, Etc. the Company or any of its Restricted Subsidiaries shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Company or any of its Restricted Subsidiaries any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Company or such Restricted Subsidiary and is being contested by the Company or such Restricted Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Company or such Restricted Subsidiary shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or

                 (i) Security Documents. Any event of default described in any Loan Document shall have occurred and be continuing, or any material provision of any Loan Document shall at any time for any reason cease to be valid and binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any Person, or any obligor, shall deny that it has any or further liability or obligation thereunder, or any material provision thereof shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Lenders and the Agent the benefits purported to be created thereby; or

                 (j)     Control.  Any Change of Control shall occur.

        6.2 Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, the Agent may and, upon being directed to do so by the Required Lenders, shall by written notice to the Company (i) terminate the Commitments or (ii) declare the outstanding principal of, and accrued interest on, the Notes, all unpaid reimbursement obligations in respect of drawings under Letters of Credit and all other amounts owing under this Agreement to be immediately due and payable, or (iii) demand immediate delivery of cash collateral, and the Company agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, or any one or more of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts, including such cash collateral, shall become immediately due and payable, provided that in the case of any event or condition described in Section 6.1(h) with respect to the Company or any Guarantor, the Commitments shall automatically terminate forthwith and all such amounts, including such cash collateral, shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived. Such cash collateral delivered in respect of outstanding Letters of Credit shall be deposited in a special cash collateral account to be held by the Agent as collateral security for the payment and performance of the Company's obligations under this Agreement to the Lenders and the Agent.

                 (b) The Agent may and, upon being directed to do so by the Required Lenders, shall, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it or the Lenders, whether arising under any Loan Document or under applicable law, in any manner deemed appropriate by the Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in any Loan Document or in aid of the exercise of any power granted in any Loan Document.

                 (c) Upon the occurrence and during the continuance of any Event of Default, each Lender may at any time and from time to time, without notice to the Company (any requirement for such notice being expressly waived by the Company) set off and apply against any and all of the obligations of the Company now or hereafter existing under this Agreement, whether owing to such Lender or any other Lender or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company and any property of the Company from time to time in possession of such Lender, irrespective of whether or not such Lender shall have made any demand hereunder and although such obligations may be contingent and unmatured. The Company hereby grants to the Lenders and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of the Company under this Agreement. The rights of such Lender under this Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

                 (d) Notwithstanding anything in this Agreement or any Loan Document to the contrary, on the Termination Date each Lender agrees, unconditionally and irrevocably, that it will purchase, either through an assignment or a participation or such other manner required by the Agent, an interest in all of the Advances then outstanding, including all U.S. Advances and all Canadian Advances (whether or not such Lender is a Canadian Lender), such that each Lender's share of each Advance is equal to its pro rata share thereof based on the amount its Commitment bears to the aggregate Commitment of all Lenders. Such assignments and participations will be made pursuant to such procedures and documents required by the Agent, and all appropriate adjustments among the Lenders will be made. Each Lender shall be absolutely and unconditionally obligated under this Section 6.2(d) and such obligation shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender has or may have against the Agent, NBD Canada or the Company or any if its Subsidiaries or anyone else for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default; (C) any adverse change in the condition (financial or otherwise) of the Company or any of its Subsidiaries;
(D) any breach of this Agreement or any other agreement by any other Lender (provided that any Defaulting Lender shall not be entitled to receive any payments or other transfers under this Section 6.2(d) and the Agent will make all appropriate adjustments hereunder), the Company or any Guarantor; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. The Borrowers shall be liable, jointly and severally, for any withholding taxes, if any which may payable under Section 3.6 as a result of such participations or assignments.

        6.3 Distribution of Proceeds of Collateral. All proceeds of any realization on the collateral pursuant to the Security Documents and any payments received by the Agent or any Lender subsequent to and during the continuance of any Event of Default, shall be allocated and distributed by the Agent as follows:

                 (a) First, to the payment of all costs and expenses and other amounts owing to the Agent, including without limitation all attorneys' fees, in connection with the enforcement of the Security Documents and otherwise administering this Agreement;

                 (b) Second, to the payment of all fees, including commitment fees, owing to the Lenders pursuant to this Agreement and the Notes on a pro rata basis (other than fees which are payable solely to the Agent or any Lender directly) in accordance with the respective Advances of the Lenders or any other amounts owing to the Agent, for application to payment of such liabilities;

                 (c) Third, to the Lenders on a pro rata basis in accordance with the respective Advances of the Lenders consisting of interest owing to the Lenders under this Agreement and theNotes and net obligations and liabilities relating to Rate Hedging Agreements, for application to payment of such liabilities;

                 (d) Fourth, to the Lenders on a pro rata basis in accordance with the respective Advances of the Lenders consisting of principal (including without limitation any cash collateral for any outstanding Letters of Credit), for application to payment of such liabilities;

                 (e) Fifth, to the payment of any and all other amounts owing to the Lenders under this Agreement on a pro rata basis in accordance with the respective Advances of the Lenders for application to payment of such liabilities; and

                 (f) Sixth, to the Company, its Restricted Subsidiaries or such other Person as may be legally entitled thereto.

Notwithstanding the foregoing, no payments of principal, interest or fees delivered to the Agent for the account of any Defaulting Lender shall be delivered by the Agent to such Defaulting Lender. Instead, such payments shall, for so long as such Defaulting Lender shall be a Defaulting Lender, be held by the Agent, and the Agent is hereby authorized and directed by all parties hereto to hold such funds in escrow and apply such funds as follows:

                         (i)      First, if applicable to any payments due to
the Agent, and

                         (ii)     Second, to Loans required to be made by such
Defaulting Lender on any borrowing date to the extent such Defaulting Lender fails to make such Loans.

Notwithstanding the foregoing, upon the termination of all Commitments and the payment and performance of all of the Advances and other obligations owing hereunder (other than those owing to a Defaulting Lender), any funds then held in escrow by the Agent pursuant to the preceding sentence shall be distributed to each Defaulting Lender, pro rata in proportion to amounts that would be due to each Defaulting Lender but for the fact that it is a Defaulting Lender.

                                  ARTICLE VII.
                           THE AGENT AND THE LENDERS

        7.1 Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Agent and the Lenders, and the Borrowers shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Borrower.

        7.2 Agent and Affiliates. NBD Bank in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent. NBD Bank and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any of its Subsidiaries as if it were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Lenders.

        7.3 Scope of Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement, have a fiduciary relationship with any Lender, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Agent. As to any matters not expressly provided for by this Agreement (including, without limitation, collection and enforcement actions under the Notes and the Security Documents), the Agent shall not be required to exercise any discretion or take any action, but the Agent shall take such action or omit to take any action pursuant to the reasonable written instructions of the Required Lenders and may request instructions from the Required Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, pursuant to the written instructions of the Required Lenders (or all of the Lenders, as the case may be, in accordance with the requirements of this Agreement), which instructions and any action or omission pursuant thereto shall be binding upon all of the Lenders; provided, however, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to the Loan Documents or applicable law.

        7.4 Reliance by Agent. The Agent shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegram, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper Person. The Agent may treat the payee of any Note as the holder thereof unless and until the Agent receives written notice of the assignment thereof pursuant to the terms of this Agreement signed by such payee and the Agent receives the written agreement of the assignee that such assignee is bound hereby to the same extent as if it had been an original party hereto. The Agent may employ agents (including without limitation collateral agents and including without limitation NBD Canada with respect to administering the Canadian Advances, acting as collateral agent in Canada and enforcing any of the Agent's rights and remedies under the Loan Documents in Canada) and may consult with legal counsel (who may be counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable to the Lenders, except as to money or property received by it or its authorized agents, for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
In performing any of the functions of the Agent, NBD Canada or any other Affiliate of the Agent shall be entitled to all of the same powers, immunities, exculpations, indemnifications and other rights of the Agent described in this
Article VII and otherwise in the Loan Documents. It is acknowledged and agreed that NBD Canada will be acting as collateral agent for the Lenders with respect to all collateral in Canada, and all liens and security interests in Canada will be in favor of NBD Canada for the benefit of itself and each of the Lenders, and as administrative agent for payments and fundings of Canadian Advances.

        7.5 Default. The Agent shall not be deemed to have knowledge of the occurrence of any Default or Event of Default, unless the Agent has received written notice from a Lender or the Borrowers specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice, the Agent shall give written notice thereto to the Lenders.

        7.6 Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to the Lenders for any action taken or not taken by it or them in connection herewith with the consent or at the request of the Required Lenders or in the absence of its or their own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any recital, statement, warranty or representation contained in any Loan Document, or in any certificate, report, financial statement or other document furnished in connection with this Agreement, (ii) the performance or observance of any of the covenants or agreements of the Borrowers or any Guarantor, (iii) the satisfaction of any condition specified in Article II hereof, or (iv) the validity, effectiveness, legal enforceability, value or genuineness of any Loan Document or any collateral subject thereto or any other instrument or document furnished in connection herewith.

        7.7 Nonreliance on Agent and Other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decision in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Company or any of its Subsidiaries of the Loan Documents or any other documents referred to or provided for herein or to inspect the properties or books of the Company or any of its Subsidiaries and, except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries which may come into the possession of the Agent or any of its affiliates.

        7.8 Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrowers, but without limiting any obligation of the Borrowers to make such reimbursement), ratably according to the respective principal amounts of the Advances then outstanding made by each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by the Agent under this Agreement, provided, however, that no Lender shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including without limitation fees and expenses of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers, but without limiting the obligation of the Borrowers to make such reimbursement. Each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any amounts owing to the Agent by the Lenders pursuant to this Section. If the indemnity furnished to the Agent under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Lenders and cease, or not commence, to take any action until such additional indemnity is furnished.

        7.9 Successor Agent. The Agent may resign as such at any time upon ten days' prior written notice to the Company and the Lenders. In the event of any such resignation, the Required Lenders shall, by an instrument in writing delivered to the Company and the Agent, appoint a successor (which successor shall be approved by the Company provided no Default or Event of Default then exists), which shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the Agent's resignation becomes effective, the retiring Agent may appoint a temporary successor to act until such appointment by the Required Lenders is made and accepted or if no such temporary successor is appointed as provided above by the retiring Agent, the Required Lenders shall thereafter perform all the duties of the Agent hereunder until such appointment by the Required Lenders is made and accepted. Any successor to the Agent shall execute and deliver to the Borrowers and the Lenders an instrument accepting such appointment and thereupon such successor Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests, powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as Agent hereunder. Upon request of such successor Agent, the Borrowers and the retiring Agent shall execute and deliver such instruments of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Agent all such properties, rights, interests, powers, authorities and obligations. The provisions of this Article VII shall thereafter remain effective for such retiring Agent with respect to any actions taken or omitted to be taken by such Agent while acting as the Agent hereunder.

        7.10 Sharing of Payments. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Advance or any other obligation owing to the Lenders under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its ratable share of payments received by all of the Lenders on account of the Advances and other obligations (or if no Advances are outstanding, ratably according to the respective amounts of the Commitments), such Lender shall promptly purchase from the other Lenders participations in such Advances and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Lenders share such payment in accordance with such ratable shares. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Advance or other obligation in the amount of such participation. The Lenders further agree among themselves that, in the event that amounts received by the Lenders and the Agent hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agent in such capacity shall be paid therefrom before payment of obligations owing to the Lenders under this Agreement. Except as otherwise expressly provided in this Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Lenders and the Agent that if the Agent shall engage in any other transactions with the Borrowers and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, the Agent shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.


                                ARTICLE VIII.
                                MISCELLANEOUS

        8.1 Amendments, Etc. (a) No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Required Lenders and, to the extent any rights or duties of the Agent may be affected thereby, the Agent, provided, however, that no such amendment, modification, termination, waiver or consent shall, without the consent of the Agent and all of the Lenders, (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest on, the Notes or any Letter of Credit reimbursement obligation, or any fees or other amount payable hereunder, (ii) amend or extend the respective Commitments of any Lender set forth on the signature pages hereof or modify the provisions of this Section regarding the taking of any action under this Section or the provisions of Section 6.3 or Section 7.10 or the definition of Required Lenders or any provision of this Agreement requiring the consent of all of the Lenders, (iii) provide for the discharge of any material Guarantor under the Guaranties or the release of any substantial amount of the collateral subject to any Security Document, other than the release of Liens on Collateral that is permitted to be sold by this Agreement, and the Agent is hereby authorized to release any such Liens, or (iv) modify any other provision of this Agreement which by its terms requires the consent of all of the Lenders.

                 (b) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 (c) Notwithstanding anything herein to the contrary, no Defaulting Lender shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any provision of this Agreement or any departure therefrom or any direction from the Lenders to the Agent, and, for purposes of determining the Required Lenders at any time, the Commitments and the Advances of each Defaulting Lenders shall be disregarded.

        8.2 Notices. (a) Except as otherwise provided in Section 8.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Borrowers at 2000 N. Woodward Avenue, Bloomfield Hills, Michigan 48304, Attention: President, Facsimile No. (810) 540-7280, Facsimile Confirmation No. (810) 540-0031, and to the Agent and the Lenders at the respective addresses for notices set forth on the signatures pages hereof, or to such other address as may be designated by the Borrowers, the Agent or any Lender by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or, unless sooner delivered, (i) if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, or (ii) if sent by facsimile transmission, upon confirmation of receipt by telephone at the number specified for confirmation, provided, however, that notices to the Agent shall not be effective until received. Each Borrowing Subsidiary agrees that the Company may give any notices or other requests on its behalf under this Agreement, including without limitation requests for Advances, and the Borrowing Subsidiary will be bound thereby.

                 (b) Notices by the Borrowers to the Agent with respect to terminations or reductions of the Commitments pursuant to Section 2.2, requests for Borrowings pursuant to Section 2.4, requests for continuations or conversions of Borrowings pursuant to Section 2.7 and notices of prepayment pursuant to Section 3.1 shall be irrevocable and binding on the Borrowers.

                 (c) Any notice to be given by the Borrowers to the Agent pursuant to Sections 2.4, 2.7 or 3.1 and any notice to be given by the Agent or any Lender hereunder, may be given by telephone, and all such notices must be immediately confirmed in writing in the manner provided in Section 8.2(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given. The Borrowers shall indemnify and hold harmless the Lenders and the Agent from any and all losses, damages, liabilities and claims arising from their good faith reliance on any such telephone notice.

        8.3 No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of the Agent or any Lender, nor any delay or failure on the part of the Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's or such Lender's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Agent or any Lender under any Loan Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by any Loan Document or by applicable law to the Agent or any Lender may be exercised from time to time and as often as may be deemed expedient by the Agent or any Lender and, unless contrary to the express provisions of any Loan Document, irrespective of the occurrence or continuance of any Default or Event of Default.

        8.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of any Borrower or Guarantor made herein or in any Security Document or in any certificate, report, financial statement or other document furnished by or on behalf of any Borrower or Guarantor in connection with this Agreement shall be deemed to be material and to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by any Lender or on such Lender's behalf, and those covenants and agreements of the Borrowers set forth in Sections 3.8, 3.10 and 8.5 hereof shall survive the repayment in full of the Advances and the termination of the Commitments.

        8.5 Expenses; Indemnification. (a) The Borrowers jointly and severally agree to pay, or reimburse the Agent for the payment of, on demand,
(i) the reasonable fees and expenses of counsel to the Agent, including without limitation the fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman, in connection with the preparation, execution, delivery and administration of the Loan Documents and in connection with advising the Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of the Loan Documents (or the verification of filing, recording, perfection or priority thereof) or the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, (iii) all reasonable costs and expenses of the Agent and the Lenders (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise)) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under, any Loan Document or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in connection with any Event of Default and (iv) all reasonable costs and expenses of the Agent (including reasonable fees and expenses of counsel) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit.

                 (b) The Borrowers jointly and severally hereby indemnify and agree to hold harmless the Lenders and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Lenders or the Agent or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither any Lender nor the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that the Company shall not be required to indemnify the Lenders and the Agent and such other persons, and the Lenders shall be liable to the Company to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Company which were caused by (A) the Agent's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or (B) the payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit to the extent, but only to the extent, that such payment constitutes gross negligence of willful misconduct of the Agent. It is understood that in making any payment under a Letter of Credit the Agent will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a Letter of Credit substantially complying with the terms thereof shall not be deemed gross negligence or willful misconduct of the Agent in connection with such payment. It is further acknowledged and agreed that the Company may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Lenders are alleged to be liable and it shall be a precondition of the assertion of any liability of the Lenders under this Section that the Company shall first have exhausted all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.

                 (c) Each Borrower hereby jointly and severally indemnifies and agrees to hold harmless the Lenders and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including reasonable attorneys fees and disbursements incurred in connection with any investigative, administrative or judicial proceeding whether or not such Person shall be designated as a party thereto) which the Lenders or the Agent or any such Person may incur or which may be claimed against any of them by reason of or in connection with entering into this Agreement or the transactions contemplated hereby, including without limitation those arising in connection with or relating to any acquisition and the transactions contemplated thereby and under Environmental Laws; provided, however, that the Borrowers shall not be required to indemnify any such Lender and the Agent or such other Person, to the extent, but only to the extent, that such claim, damage, loss, liability, cost or expense is attributable to the gross negligence or willful misconduct of such Lender or the Agent, as the case may be.

                 (d) In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, each Borrower hereby jointly and severally indemnifies, exonerates and holds the Agent, each Lender and each of their respective affiliates, officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                         (i)      any transaction financed or to be financed in
whole or in part, directly or indirectly, with the proceeds of any Advance;

                         (ii)     the entering into and performance of this
Agreement and any other agreement or instrument executed in connection herewith by any of the Indemnified Parties (including any action brought by or on behalf of any Borrower as the result of any determination by the Required Lenders not to fund any Advance unless such determination is determined by a final non appealable order by of competent jurisdiction to be wrongful);

                         (iii)    any investigation, litigation or proceeding
related to any acquisition or proposed acquisition by the Company or any of its Subsidiaries of any portion of the stock or assets of any Person or any merger, investment, issuance of Capital Stock or any transaction related thereto by the Company or any of its Subsidiaries, whether or not the Agent or such Lender is party thereto;

                         (iv)     any investigation, litigation or proceeding
related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by the Company or any of its Subsidiaries of any Hazardous Material; or

                         (v)      the presence on or under, or the escape,
seepage, leakage, spillage, discharge, emission, discharging or releasing from, any real property owned or operated by the Company or any of its Subsidiaries of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental
Law), regardless of whether caused by, or within the control of, the Company or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the activities of the Indemnified Party on the property of the Company or such Subsidiary conducted subsequent to a foreclosure on such property by the Lenders or by reason of the relevant Indemnified Party's gross negligence or willful misconduct or breach of this Agreement, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Company shall be obligated to indemnify the Indemnified Parties for all Indemnified Liabilities subject to and pursuant to the foregoing provisions, regardless of whether the Company or any of its Subsidiaries had knowledge of the facts and circumstances giving rise to such Indemnified Liability.

        8.6 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Borrowers may not, without the prior consent of the Lenders, assign their rights or obligations hereunder or under the Notes or any Security Document and the Lenders shall not be obligated to make any Advance hereunder to any entity other than the Borrowers.

                 (b) Any Lender may sell to any financial institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Advances and such Lender's rights and benefits under the Loan Documents, and to the extent of that participation interest such participant or participants shall have the same rights and benefits against the Borrowers under Section 3.8, 3.10 and 6.2(c) as it or they would have had if such participant or participants were the Lender making the Advances to the Borrowers hereunder, provided, however, that (i) such Lender's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Lender, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and
(v) such Lender shall not grant to its participant any rights to consent or withhold consent to any action taken by such Lender or the Agent under this Agreement other than action requiring the consent of all of the Lenders hereunder.

                 (c) The Agent from time to time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Agent provided under any Loan Documents or otherwise. In furtherance of such agency, the Agent may from time to time direct that the Borrowers provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. The Borrowers hereby consent to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Agent in the same manner as would be required if dealing with the Agent itself.

                 (d) Each Lender may, with the prior consent of the Company (which shall not be unreasonably withheld and may not be withheld if an Event of Default has occurred and is continuing) and the Agent, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and in integral multiples of $1,000,000 thereafter, or such lesser amount as the Company and the Agent may consent, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit K hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment and a processing and recordation fee of $4,000, and
(iv) any Lender may without the consent of the Company or the Agent, and without paying any fee, assign to any Affiliate of such Lender that is a bank or financial institution all of its rights and obligations under this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                 (e) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company and its Subsidiaries or the performance or observance by the Borrowers and the Guarantors of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                 (f) The Agent shall maintain at its address designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (g) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, the Borrowers, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit K hereto.

                 (h) The Borrowers shall not be liable for any costs or expenses of any Lender in effectuating any participation or assignment under this Section 8.6.

                 (i) The Lenders may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.6, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company and its Subsidiaries.

                 (j) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Lender in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided that such creation of a security interest or assignment shall not release such Lender from its obligations under this Agreement.

        8.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

        8.8 Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. The Borrowers and the Lenders further agrees that any legal or equitable action or proceeding with respect to any Loan Document or the transactions contemplated hereby shall be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and each of the Borrowers and the Lenders hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its Person and property, and, in the case of each Borrower irrevocably appoints the Company as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to the Company, as the case may be, or by the mailing thereof by registered or certified mail, postage prepaid to the Company at its address for notices pursuant to Section 8.2. The Borrowers shall at all times maintain such an agent in Michigan for such purpose and shall notify the Lenders and the Agent of such agent's address in Michigan within ten days of any change of address. Nothing in this paragraph shall affect the right of the Lenders and the Agent to serve process in any other manner permitted by law or limit the right of the Lenders or the Agent to bring any such action or proceeding against the Borrowers or any property in the courts of any other jurisdiction. The Borrowers and the Lenders hereby irrevocably waives any objection to the laying of venue of any such action or proceeding in the above described courts.

        8.9 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

        8.10 Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

        8.11 Integration and Severability. The Loan Documents embody the entire agreement and understanding between the Borrowers, the Agent and the Lenders, and supersede all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Borrowers under the Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrowers shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrowers under any Loan Document in any other jurisdiction.

        8.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

        8.13 Interest Rate Limitation. Notwithstanding any provisions of any Loan Document, in no event shall the amount of interest paid or agreed to be paid by the Borrowers exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of any Loan Document at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Advances outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the relevant Borrower if such principal and all other obligations of the Borrowers to the Lenders have been paid in full.

        8.14 Judgment and Payment. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder by any Borrower in one currency into another currency, such Borrower agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the relevant Lender could purchase the first currency with such other currency for the first currency on the Business Day immediately preceding the day on which the final judgment is given.

                 (b) The obligations of any Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any payment obligation or judgment in a currency (the "Payment Currency") other than applicable currency, be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Payment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase applicable currency with the Payment Currency; if the amount of applicable currency so purchased is less than the sum originally due to the Applicable Creditor in applicable currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 8.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

        8.15 WAIVER OF JURY TRIAL. THE LENDERS AND THE AGENT AND THE BORROWERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM. NEITHER ANY LENDER, THE AGENT, NOR THE BORROWERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY SUCH PARTY.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the 24th day of June 1997, which shall be the Effective Date of this Agreement.

                                  OXFORD AUTOMOTIVE, INC.



                                  By:  [SIG]
                                     ----------------------------------------

                                     Its: Vice President Financial Operations
                                         ------------------------------------
                                  BMG NORTH AMERICA LIMITED

                                  By:  [SIG]
                                     ----------------------------------------

                                     Its:  Chief Financial Officer
                                         ------------------------------------

Address for Notices:                    NBD BANK, as a Lender and as Agent

NBD Bank
611 Woodward Avenue                     By:  [SIG]
                                           ------------------------------------
Detroit, Michigan 48226
                                           Its:   Authorized Agent
                                               ---------------------------
Attention: Rick Ellis

Facsimile No.: (313) 226-0855

Facsimile
 Confirmation No.: (313) 225-3743

Commitment: $110,000,000

Percentage of
  Total Commitments: 100%

Applicable Lending Office:
NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226


Address for Notices:                    FIRST CHICAGO NBD BANK, CANADA, as
                                        the Affiliate designated by NBD Bank
                                        to make Canadian Advances on its
                                        behalf and as Agent for the purposes
                                        specified in this Agreement

161 Bay Street, Suite 4240
Toronto, Ontario M5J 2S1                By:    [SIG]
                                           ------------------------------------

Attention:  Michael Bauer
                                           Its:   Authorized Agent
                                               ---------------------------

Facsimile No.:  (416) 363-7574

Facsimile
  Confirmation No.:  (416) 865-0466

                                   EXHIBIT A


                           BORROWING BASE CERTIFICATE


                                 June 24, 1997



NBD Bank, as Agent
611 Woodward Avenue
Detroit, Michigan  48226

Reference is made to the Credit Agreement dated as of June 24, 1997 (the "Credit Agreement") among Oxford Automotive, Inc., a corporation incorporated under the laws of the State of Michigan (the "Company"), the Borrowing Subsidiaries party thereto, the lenders parties thereto (the "Lenders") and you as agent for the Lenders (the "Agent"). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

                 The Company hereby represents and warrants to the Agent and the Lenders that the following computations of the Borrowing Base, and the related supporting schedules attached hereto, and of the mandatory prepayment required pursuant to Section 3.1(c) of the Credit Agreement are true and correct as of the close of business on ___________, ____ and are in conformity with the terms and conditions of the Credit Agreement:

                                 Borrowing Base

1.               Accounts Receivable:

                 (a)      Aggregate Accounts Receivable . . . . . . . $ _______

                 (b)      Less:  Ineligible Accounts Receivable . . . $ _______

                 (c)      Eligible Accounts Receivable  . . . . . . . $ _______

                 (d)      85% of Eligible Accounts Receivable . . . . $ _______

2.               Inventory:

                 (a)      Aggregate Inventory . . . . . . . . . . . . $ _______

                 (b)      Less:  Ineligible Inventory . . . . . . . . $ _______

                 (c)      Eligible Inventory  . . . . . . . . . . . . $ _______

                 (d)      50% of Eligible Inventory . . . . . . . . . $ _______

                 (e)      Lesser of item 3(d) and $5,000,000  . . . . $ _______


3.               Eligible Net Tooling in Process:

                 (a)      Aggregate Net Tooling in Process  . . . . . $ _______

                 (b)      Less: Ineligible Net Tooling in Process   . $ _______

                 (c)      Eligible Net Tooling in Process   . . . . . $ _______

                 (d)      50% of Eligible Net Tooling in Process  . . $ _______

                 (e)      Lesser of item 3(d) and $5,000,000  . . . . $ _______

4.               Borrowing Base (item 1(d) plus item 2(e)
                 plus item 3(e)   . . . . . . . . . . . . . . . . . . $ =======


              Determination of Revolving Credit Loan Prepayment
              -------------------------------------------------


1.               Aggregate Borrowing Base (item 4 above)  . . . . . . $ _______

2.               Less:  Aggregate principal amount of Revolving
                          Credit Advances Outstanding as of month
                          end . . . . . . . . . . . . . . . . . . . . $ _______

3.               Excess (or deficiency) in Borrowing Base
                   (if deficiency, prepayment required in amount


                          BORROWING BASE CERTIFICATE
                   of deficiency) . . . . . . . . . . . . . . . . . . $ =======

                 The Company hereby further represents and warrants to the Agent for the benefit of the Lenders that as of _______________, 19___:

                 A.   The representations and warranties contained in Article
IV of the Credit Agreement, and in the Security Documents, are true and correct on and as of such date, as if such representations and warranties were made on and as of such date. For purposes of this certificate the representations and warranties contained in Section 4.6 of the Credit Agreement shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 5.1(d)(ii) and (iii) of the Credit Agreement.





                           BORROWING BASE CERTIFICATE

                 B. No Event of Default and no Default has occurred and is continuing.

                                        OXFORD AUTOMOTIVE, INC.


                                        By:____________________________________


                                         Its:__________________________________










                           BORROWING BASE CERTIFICATE

                                   EXHIBIT B

                           COMPANY SECURITY AGREEMENT


         THIS SECURITY AGREEMENT, dated as of June ___, 1997 (this "Security Agreement"), is made by OXFORD AUTOMOTIVE, INC., a Michigan corporation, (the "Debtor"), in favor of NBD BANK, a Michigan banking corporation, as agent (in such capacity, the "Agent") for the benefit of itself and the lenders (the "Lenders") now or hereafter parties to the Credit Agreement described below.


                                    RECITALS

         A. The Debtor and the Borrowing Subsidiary identified from time to time therein have entered into a Credit Agreement of even date herewith (as amended or modified from time to time, including any agreement entered into in substitution therefor, the "Credit Agreement"), with the Lenders and the Agent pursuant to which the Lenders may make Advances (as therein defined) to the Debtor and the Borrowing Subsidiary.

         B. Under the terms of the Credit Agreement, the Debtor has agreed to grant to the Agent, for the benefit of itself and the Lenders, a first-priority security interest, subject only to security interests expressly permitted by the Credit Agreement, in and to the Collateral hereinafter described.


                                   AGREEMENTS

         To secure (a) the prompt and complete payment of all indebtedness and other obligations of the Debtor or any Subsidiary now or hereafter owing to the Lenders or the Agent under or on account of the Credit Agreement, any Security Document or any Letters of Credit, notes or other instruments issued to the Agent or any Lender pursuant thereto, (b) the performance of the covenants under the Credit Agreement and the Security Documents and any monies expended by the Lender in connection therewith, (c) the prompt and complete payment of all obligations and performance of all covenants of the Debtor under any interest rate or currency swap agreements or similar transactions with any Lender and (d) the prompt and complete payment of any and all other indebtedness, obligations and liabilities of any kind of the Debtor or any Subsidiary to the Agent and the Lenders, or any of them, in all cases, of any kind or nature, howsoever created or evidenced and whether now or hereafter existing, direct or indirect (including without limitation any participation interest acquired by any Lender in any such indebtedness, obligations or liabilities of the Debtor or any Subsidiary to any other person and any interest rate swap, cap or similar agreement), absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise, and whether incurred by the Debtor or any Subsidiary as principal, surety, endorser, guarantor, accommodation party or otherwise, including without limitation all principal and all interest (including any interest accruing subsequent to any petition filed by or against the Debtor or any Subsidiary under the U.S. Bankruptcy Code), indemnity and reimbursement obligations, charges, expenses, fees, attorneys' fees and disbursements and any other amounts owing thereunder (all of the aforesaid indebtedness, obligations and liabilities of the Debtor and its Subsidiaries being herein called the "Secured Obligations", and all of the documents, agreements and instruments among the Debtor, the Subsidiaries, the Agent, the Lenders, or any of them, evidencing or securing the repayment of, or otherwise pertaining to, the Secured Obligations including without limitation the Credit Agreement, the Notes, the Letters of Credit and the Security Documents, being herein collectively called the "Operative Documents"), for value received and pursuant to the Credit Agreement, the Debtor hereby grants, assigns and transfers to the Agent for the benefit of the Lenders a first-priority security interest, subject only to Permitted Liens, in and to the following described property whether now owned or existing or hereafter acquired or arising and wherever located (all of which is herein collectively called the "Collateral"):

         (a) All of the Debtor's present and future accounts, documents, instruments, general intangibles and chattel paper, including, but without limitation, all accounts receivable, all contract rights, all deposit accounts and all monies and claims for money due or to become due to the Debtor, all security held or granted to the Debtor, and all assets described in clause (d) below;

         (b) All of the Debtor's furniture, fixtures, machinery and equipment, whether now owned or hereafter acquired, and wherever located, and whether used by the Debtor or any other person, or leased by the Debtor to any person and whether the interest of the Debtor is as owner, lessee or otherwise;

         (c) All of the Debtor's present and future inventory of every type, wherever located, including but not limited to raw materials, work in process, finished goods and all inventory that is available for leasing or leased to others by the Debtor;

         (d) All other present and future assets of the Debtor (whether tangible or intangible), including but not limited to all trademarks, trade names, patents, industrial designs, masks, trade secrets, copyrights, franchises, customer lists, computer programs, software, tax refund claims, licenses and permits, and the good will associated therewith and all federal, state, foreign and other applications and registrations therefor, all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof now or hereafter in effect, all income, license royalties, damages and payments now and hereafter due or payable under and with respect thereto, including, without limitation, any damages, proceeds or payments for past or future infringements thereof and all income, royalties, damages and payments under all licenses thereof, the right to sue for past, present and future infringements thereof, all right, title and interest of the Debtor as licensor under any of the foregoing whether now owned and existing or hereafter arising, and all other rights and other interests corresponding thereto throughout the world (all of the assets described in this clause (d) collectively referred to as the "Intellectual Property");





                               SECURITY AGREEMENT

         (e) All books, records, files, correspondence, computer programs, tapes, disks, cards, accounting information and other data of the Debtor related in any way to the Collateral described in clauses (a), (b), (c) and (d) above, including but not limited to any of the foregoing necessary to administer, sell or dispose of any of the Collateral;

         (f) All substitutions and replacements for, and all additions and accessions to, any and all of the foregoing; and

         (g) All products and all proceeds of any and all of the foregoing, and, to the extent not otherwise included, all payments under insurance (whether or not the Agent is the loss payee thereof), and any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

         1. Representations, Warranties, Covenants and Agreements. The Debtor further represents and warrants to and covenants and agrees with the Agent for the benefit of the Lenders as follows:

                 (a) Ownership of Collateral; Security Interest Priority. At the time any Collateral becomes subject to a security interest of the Agent hereunder, unless the Agent shall otherwise consent, the Debtor shall be deemed to have represented and warranted that (i) the Debtor is the lawful owner of such Collateral and has the right and authority to subject the same to the security interest of the Agent hereunder; (ii) other than Permitted Liens (as defined in the Credit Agreement) and lessors' interest with respect to any security interest in any property leased by the Debtor as lessee, none of the Collateral is subject to any Lien other than that in favor of the Agent for the benefit of the Lenders and there is no effective financing statement or other filing covering any of the Collateral on file in any public office, other than in favor of the Agent for the benefit of the Lenders. This Security Agreement creates in favor of the Agent for the benefit of the Lenders a valid first-priority security interest, subject only to Permitted Liens, in the Collateral enforceable against the Debtor and all third parties and securing the payment of the Secured Obligations. All financing statements necessary to perfect such security interest in the Collateral have been delivered by the Debtor to the Agent for filing.

                 (b) Location of Offices, Records and Facilities. The Debtor's chief executive office and chief place of business and the office where the Debtor keeps its records concerning its accounts, contract rights, chattel paper, instruments, general intangibles and other obligations arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise ("Receivables"), and all originals of all leases and other chattel paper which evidence Receivables, is at the location listed on
Schedule 1(b)(i) hereto. The Debtor will





                               SECURITY AGREEMENT
provide the Agent with prior written notice of any proposed change in the location of its chief executive office. The Debtor's only other offices and facilities are at the locations set forth in Schedule 1(b)(ii) hereto. The Debtor will provide the Agent with prior written notice of any change in the locations of its other offices and the facilities at which any assets of the
Debtor are located.   The  tax identification number of the Debtor is set forth
on Schedule 1(b)(i). The name of the Debtor is correctly set forth on the signature pages hereof, and the Debtor operates under no other names. The Debtor shall not change its name without the prior written consent of the Agent.

                 (c) Location of Inventory, Fixtures, Machinery and Equipment. (i) All Collateral consisting of inventory is, and will be, located at the locations listed on Schedule 1(c)(i) hereto, and at no other locations without the prior written consent of the Agent. (ii) All Collateral consisting of fixtures, machinery or equipment, is, and will be, located at the locations listed on Schedule 1(c)(ii) hereto, and at no other locations without the prior written consent of the Agent. If the Collateral described in clauses (i) or
(ii) is kept at leased locations or warehoused, the Debtor has obtained appropriate landlord's lien waivers or appropriate warehousemen's notices have been sent, each satisfactory to the Agent, unless waived by the Agent.

                 (d) Liens, Etc. The Debtor will keep the Collateral free at all times from any and all liens, security interests or encumbrances other than those described in paragraph 1(a)(ii) and those consented to in writing by the Required Lenders. The Debtor will not, without the prior written consent of the Agent, sell, lease, license, transfer, assign or otherwise dispose of, or permit or suffer to be sold, leased, licensed, transferred, assigned or otherwise disposed of, any of the Collateral, except for, prior to an Event of Default only (notwithstanding any other agreement), the following: inventory sold in the ordinary course of business and other assets permitted to be sold, leased, licensed, transferred, assigned or otherwise disposed under Section 5.2(f) of the Credit Agreement. The Agent or its attorneys may at any and all reasonable times inspect the Collateral and for such purpose may enter upon any and all premises where the Collateral is or might be kept or located.

                 (e) Insurance. The Debtor shall keep the tangible Collateral insured at all times against loss by theft, fire and other casualties. Said insurance shall be issued by a company rated A or better by A.M. Best and shall be in amounts sufficient to protect the Agent and the Lenders against any and all loss or damage to the Collateral. The policy or policies which evidence said insurance shall be delivered to the Agent upon request, shall contain a lender loss payable clause in favor of the Agent for the benefit of the Lenders, shall name the Agent for the benefit of the Lenders as an additional insured, as its interest may appear, shall not permit amendment, cancellation or termination without giving the Agent at least 30 days' prior written notice thereof, and shall otherwise be in form and substance satisfactory to the Agent. Reimbursement under any liability insurance maintained by the Debtor pursuant to this paragraph 1(e) may be paid directly to the person who shall have incurred liability covered by such insurance, provided that if there is no Default or Event of Default (whether before or after any event which caused any reimbursement under any liability insurance) the Debtor may use the proceeds of such insurance solely to repair or replace the property damaged if the insurance proceeds are less than $500,000 and if there is any





                               SECURITY AGREEMENT

Event of Default or Default, and if such reimbursement is greater than $500,000 or there is any Default or Event of Default such amounts shall be paid to the Agent for application to the Secured Obligations.

                 (f) Taxes, Etc. The Debtor will pay promptly, and within the time that they can be paid without interest or penalty, any taxes, assessments and similar imposts and charges, not being contested in good faith, which are now or hereafter may become a Lien upon any of the Collateral. If the Debtor fails to pay any such taxes, assessments or other imposts or charges in accordance with this paragraph, the Agent shall have the option to do so and the Debtor agrees to repay forthwith all amounts so expended by the Agent with interest at the Overdue Rate.

                 (g) Further Assurances. The Debtor will do all acts and things and will execute all financing statements and writings reasonably requested by the Agent to establish, maintain and continue a perfected and valid security interest of the Agent for the benefit of the Lenders in the Collateral, and will promptly on demand pay all reasonable costs and expenses of filing and recording all instruments, including the costs of any searches deemed necessary by the Agent, to establish and determine the validity and the priority of the Agent's security interests for the benefit of the Lenders. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

                 (h) List of Patents, Copyrights, Mask Works and Trademarks. Attached hereto as Schedule 1(h)(i) is a list of all patents and patent applications owned by the Debtor. Attached hereto as Schedule 1(h)(ii) is a list of all registered copyrights and all mask works and applications therefor owned by the Debtor. Attached hereto as Schedule 1(h)(iii) is a list of all trademarks and service marks owned by the Debtor. If the Debtor at any time owns any additional patents, copyrights, mask works, trademarks, service marks or any applications therefor not listed on such schedules, the Debtor shall give the Agent prompt written notice thereof and hereby authorizes the Agent to modify this Agreement by amending Schedules 1(h)(i), 1(h)(ii) and 1(h)(iii) hereto to include all future patents, copyrights, mask works, trademarks, service marks and applications therefor and agrees to execute all further instruments and agreements, if any, if requested by the Agent to evidence the Agent's interest for the benefit of the Lenders therein.

                 (i) Maintenance of Tangible Collateral. The Debtor will cause the tangible Collateral material to the conduct of its business to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or, in the case of any loss or damage to any of the tangible Collateral as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements which are necessary or desirable to such end. The Debtor shall promptly furnish to the Agent a statement respecting any loss or damage to any of the tangible Collateral.





                               SECURITY AGREEMENT

                 (j) Special Rights Regarding Receivables. The Agent or any of its agents may, at any time and from time to time in its sole discretion and irrespective of the existence of any Event of Default under this Security Agreement, verify, directly with each person (collectively, the "Obligors") which owes any Receivables to the Debtor, the Receivables in any manner. The Agent or any of its agents may, at any time from time to time after and during the continuance of an Event of Default under this Security Agreement, notify the Obligors of the security interest of the Agent for the benefit of the Lenders in the Collateral and/or direct such Obligors that all payments in connection with such obligations and the Collateral be made directly to the Agent in the Agent's name. If the Agent or any of its agents shall collect such obligations directly from the Obligors, the Agent or any of its agents shall have the right to resolve any disputes relating to returned goods directly with the Obligors in such manner and on such terms as the Agent or any of its agents shall deem appropriate. The Debtor directs and authorizes any and all of its present and future account debtors to comply with requests for information from the Agent, the Agent's designees and agents and/or auditors, relating to any and all business transactions between the Debtor and the Obligors. The Debtor further directs and authorizes all of its Obligors upon receiving a notice or request sent by the Agent or the Agent's agents or designees to pay directly to the Agent any and all sums of money or proceeds now or hereafter owing by the Obligors to the Debtor, as provided in this paragraph 1(j) and any such payment shall act as a discharge of any debt of such Obligor to the Debtor in the same manner as if such payment had been made directly to the Debtor. The Debtor agrees to take any and all action as the Agent may reasonably request to assist the Agent in exercising the rights described in this paragraph 1(j).

                 (k) Maintenance of Intellectual Property and Other Intangible Collateral. The Debtor shall preserve and maintain all rights of the Debtor and the Agent for the benefit of the Lenders in all material Intellectual Property and all other material intangible Collateral, including without limitation the payment of all maintenance fees and filing fees and the taking of all appropriate action at the Debtor's expense to halt the infringement of any of the Intellectual Property or other Collateral, provided that, with respect to halting the infringement of any Intellectual Property or other Collateral, the Debtor does not need to take all such appropriate action if the Debtor has, or after Event of Default the Agent has, reasonably determined that it is not in its best interest to demand or enforce cessation of such infringement or other conduct because it is either not material or because the adverse consequences to the Debtor would outweigh the benefits gained by such demand or enforcement.

         2. Events of Default. The occurrence of any Event of Default shall be deemed an Event of Default under this Security Agreement.


         3. Remedies. Upon the occurrence of any Event of Default, the Agent shall have and may exercise any one or more of the rights and remedies provided to it under this Security Agreement or any of the other Operative Documents or provided by law, including but not limited





                               SECURITY AGREEMENT
to all of the rights and remedies of a secured party under the Uniform Commercial Code, and the Debtor hereby agrees to assemble the Collateral and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties, authorizes the Agent to take possession of the Collateral with or without demand and with or without process of law and to sell and dispose of the same at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including reasonable attorneys' fees and disbursements, incurred by the Agent) and then to the payment and satisfaction of the Secured Obligations. Any requirement of reasonable notice shall be met if the Agent sends such notice to the Debtor, by registered or certified mail, at least 10 days prior to the date of sale, disposition or other event giving rise to a required notice. The Agent may be the purchaser at any such sale. The Debtor expressly authorizes such sale or sales of the Collateral in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing the Secured Obligations. The Agent shall have no obligation to preserve rights against prior parties. The Debtor hereby waives as to the Agent and each Lender any right of subrogation or marshalling of such Collateral and any other collateral for the Secured Obligations. To this end, the Debtor hereby expressly agrees that any such collateral or other security of the Debtor or any other party which the Agent or any Lender may hold, or which may come to the Agent or any Lender's possession, may be dealt with in all respects and particulars as though this Security Agreement were not in existence. The parties hereto further agree that public sale of the Collateral by auction conducted in any county in which any Collateral is located or in which the Agent or the Debtor does business after advertisement of the time and place thereof shall, among other manners of public and private sale, be deemed to be a commercially reasonable disposition of the Collateral. The Debtor shall be liable for any deficiency remaining after disposition of the Collateral. Such sale shall be on such terms as the Agent may determine, for cash or credit or against future delivery in the discretion of the Agent.

         4.      Special Remedies Concerning Certain Collateral.

                 (a) Upon the occurrence of any Event of Default, the Debtor shall, if requested to do so in writing, and to the extent so requested
(i) promptly collect and enforce payment of all amounts due the Debtor on account of, in payment of, or in connection with, any of the Collateral, (ii) hold all payments in the form received by the Debtor as trustee for the Agent and the Lenders, without commingling with any funds belonging to the Debtor, and (iii) forthwith deliver all such payments to the Agent with endorsement to the Agent's order of any checks or similar instruments.
                 (b) Upon the occurrence of any Event of Default, the Debtor shall, if requested to do so, and to the extent so requested, notify all Obligors and other persons with obligations to the Debtor on account of or in connection with any of the Collateral of the security interest of the Agent for the benefit of the Lenders in the Collateral and direct such account debtors and other persons that all payments in connection with such obligations and the Collateral be made directly to the Agent.





                               SECURITY AGREEMENT

The Agent itself may, upon the occurrence of an Event of Default, so notify and direct any such account debtor or other person that such payments are to be made directly to the Agent.

                 (c) Upon the occurrence of any Event of Default, for purposes of assisting the Agent in exercising its rights and remedies provided to it under this Security Agreement, the Debtor (i) hereby irrevocably constitutes and appoints the Agent its true and lawful attorney, for and in the Debtor's name, place and stead, to collect, demand, receive, sue for, compromise, and give good and sufficient releases for, any monies due or to become due on account of, in payment of, or in connection with the Collateral,
(ii) hereby irrevocably authorizes the Agent to endorse the name of the Debtor, upon any checks, drafts, or similar items which are received in payment of, or in connection with, any of the Collateral, and to do all things necessary in order to reduce the same to money, (iii) with respect to any Collateral, hereby irrevocably assents to all extensions or postponements of the time of payment thereof or any other indulgence in connection therewith, to each substitution, exchange or release of Collateral, to the addition or release of any party primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromise or adjustment (including adjustment of insurance payments) thereof, all in such manner and at such time or times as the Agent shall deem advisable and (iv) hereby irrevocably authorizes the Agent to notify the post office authorities to change the address for delivery of the Debtor's mail to an address designated by the Agent, and the Agent may receive, open and dispose of all mail addressed to the Debtor. Notwithstanding any other provisions of this Security Agreement, it is expressly understood and agreed that the Agent shall have no duty, and shall not be obligated in any manner, to make any demand or to make any inquiry as to the nature or sufficiency of any payments received by it or to present or file any claim or take any other action to collect or enforce the payment of any amounts due or to become due on account of or in connection with any of the Collateral.

         5. Remedies Cumulative. No right or remedy conferred upon or reserved to the Agent under any Operative Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy of the Agent under any Operative Document or under applicable law may be exercised from time to time and as often as may be deemed expedient by the Agent. To the extent that it lawfully may, the Debtor agrees that it will not at any time insist upon, plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of any provisions of any Operative Document; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of any security for its obligations under any Operative Document prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will the Debtor, after any such sale or sales, claim or exercise any right, under any applicable law to redeem any portion of such security so sold.





                               SECURITY AGREEMENT

         6. Conduct No Waiver. No waiver shall be effective unless in writing executed by the Agent and any waiver or forbearance on the part of the Agent in enforcing any of its rights under this Security Agreement shall not operate as a waiver of any other default or of the same default on a future occasion or of such right.

         7. Governing Law; Consent to Jurisdiction; Definitions. This Security Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. The Debtor agrees that any legal action or proceeding with respect to this Security Agreement or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and the Debtor hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably appoints the President of the Debtor, at the Debtor's address set forth in the Credit Agreement, as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to the Debtor or by the mailing thereof by registered or certified mail, postage prepaid to the Debtor at its address set forth in the Credit Agreement. Nothing in this paragraph shall affect the right of the Agent to serve process in any other manner permitted by law or limit the right of the Agent to bring any such action or proceeding against the Debtor or its property in the courts of any other jurisdiction. The Debtor hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the Uniform Commercial Code in the State of Michigan are used herein as therein defined on the date hereof. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

         8. Notices. All notices, demands, requests, consents and other communications hereunder shall be delivered in the manner described in the Credit Agreement.

         9. Rights Not Construed as Duties. The Agent and the Lenders neither assume nor shall any of them have any duty of performance or other responsibility under any contracts in which the Agent has or obtains, for the benefit of the Lenders, a security interest hereunder. If the Debtor fails to perform any agreement contained herein, the Agent may but is in no way obligated to itself perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith shall be payable by the Debtor under paragraph 12 hereof. The powers conferred on the Agent hereunder are solely to protect its interests for the benefit of the Lenders in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and accounting for monies actually received





                               SECURITY AGREEMENT
by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         10. Amendments. None of the terms and provisions of this Security Agreement may be modified or amended in any way except by an instrument in writing executed by each of the parties hereto.

         11. Severability. If any one or more provisions of this Security Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired or prejudiced thereby.

         12. Expenses. (a) The Debtor agrees to indemnify the Agent and the Lenders from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Agent's or any Lender's gross negligence or willful misconduct.

                 (b) The Debtor will, upon demand, pay to the Agent an amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Security Agreement,
(ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or under the Operative Documents, or (iv) the failure of the Debtor to perform or observe any of the provisions hereof.

         13. Successors and Assigns; Termination. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon the Debtor, its successors and assigns, and inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, the Lenders and their respective successors, transferees and assigns. Upon the payment in full in immediately available funds of all of the Secured Obligations and the termination of all commitments to lend under the Operative Documents, the security interest granted hereunder shall terminate and all rights to the Collateral shall revert to the Debtor.

         14. Waiver of Jury Trial. The Agent and the Lenders, in accepting this Security Agreement, and the Debtor, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Security Agreement or any related instrument or agreement or any of the transactions contemplated by this Security Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. Neither the Agent,





                               SECURITY AGREEMENT
the Lenders nor the Debtor shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by the Agent, any Lender or the Debtor except by a written instrument executed by each of them.


                        (space intentionally left blank)





                               SECURITY AGREEMENT

      IN WITNESS WHEREOF, the Debtor has caused this Security Agreement to be duly executed as of the day and year first set forth above.


                                    OXFORD AUTOMOTIVE, INC.


                                      By:
                                         -------------------------------------
                                         Its:
                                             ---------------------------------

Accepted and Agreed:


NBD BANK, as Agent on behalf
 of the Lenders



By:
   -------------------------------
   Its:
       ---------------------------




                               SECURITY AGREEMENT

                         CERTIFICATE OF ACKNOWLEDGEMENT


STATE OF MICHIGAN         )
                          ) ss.
COUNTY OF _________       )


    The foregoing Security Agreement was acknowledged before me on this 24th day of June, 1997 by John H. Ferguson, the Vice-President -- Financial Operations of Oxford Automotive, Inc., a Michigan corporation, on behalf of said corporation.


(Seal)                                      Notary Public



                                                -------------------------------


STATE OF MICHIGAN         )
                          ) ss.
COUNTY OF OAKLAND         )


    The foregoing Security Agreement was acknowledged before me on this 24th day of June, 1997, by ____________________, the ___________________ of NBD
Bank, a Michigan banking corporation, as Agent, on behalf of said corporation.


(Seal)                                      Notary Public


                                                -------------------------------





                               SECURITY AGREEMENT

                                   EXHIBIT C

                           ENVIRONMENTAL CERTIFICATE



     In consideration of and in order to induce NBD BANK, a Michigan banking corporation, as agent (in such capacity, the "Agent") and the Lenders (the "Lenders"), to loan money, extend credit, or enter into certain other transactions pursuant to a Credit Agreement dated as of June __, 1997 (as amended or modified from time to time, including any agreement entered into in substitution therefor, the "Credit Agreement") among the Lenders, the Agent and OXFORD AUTOMOTIVE, INC. (the "Borrower"), Borrower and Guarantor (if signed by Guarantor below) make the representations, warranties and covenants set forth in this Environmental Certificate (the "Certificate") to the Agent and the Lenders with respect to all Property and activities of Borrower and Guarantor.

If there is more than one Borrower or Guarantor, the words "Borrower" and "Guarantor" shall apply to each such party, individually and collectively.



I.      DEFINITIONS.

        A. "Environmental Law(s)" means any law, regulation, rule, policy, ordinance or similar requirement which governs or protects the environment, enacted from time to time by the United States, any state, or any county, city or agency or subdivision of the United States or its political subdivisions.

        B.      "Hazardous Material" means any material or substance:
        (1) which is or becomes defined as a hazardous substance, pollutant, or contaminant, pursuant to the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") (42 USC Section 9601 et. seq.) as amended and regulations promulgated under it; (2) containing gasoline, oil, diesel fuel or other petroleum products; (3) which is or becomes defined as hazardous waste pursuant to the Resource Conservation and Recovery Act ("RCRA") (42 USC Section 6901 et. seq.) as amended and regulations promulgated under it; (4) containing polychlorinated biphenyls (PCBs); (5) containing asbestos; (6) which is radioactive; (7) the presence of which requires investigation or remediation under any Environmental Law; or (8) which is or becomes defined or identified as a hazardous waste, hazardous substance, hazardous or toxic chemical, pollutant, contaminant, or biologically hazardous material under any Environmental Law.

        C. "Indebtedness" means all loans made or credit extended to Borrower by any of the Lenders at any time.

        D. "Property" means all tangible property now or later owned, operated, leased or used by Borrower or Guarantor, including but not limited to, land (including soil, ground water and surface water located on, in or under the such property), buildings, equipment and inventory.

II.     BORROWER'S REPRESENTATIONS AND WARRANTIES.

Except as set forth on the attached SCHEDULE A, to the best of their knowledge after their thorough review, Borrower and Guarantor represent and warrant to the Agent and the Lenders as follows:


        A. REGULATORY COMPLIANCE; ENFORCEMENT; LITIGATION. (1) They are in substantial compliance with all Environmental Laws; (2) they have never received any notice of any violations of any Environmental Law; (3) no demand, claim, suit, administrative action, or criminal action whether brought by any government authority or private party, arising under or relating to any Environmental Law is pending or threatened against Borrower or Guarantor, or with respect to the Property or any portion thereof; and (4) they have not used Hazardous Materials on or about the Property or any portion thereof in any manner in material violation of any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials and no prior owner of the
        Property or any portion thereof, or any existing or prior tenant or
        occupant, has used Hazardous    Materials on or about the Property or
        any portion thereof in any manner which violates any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous
        Materials.

        B. PERMITS AND LICENSES. All federal, state and local permits, licenses or authorizations required by Environmental Law(s) for present use of the Property or any portion thereof or activities of Borrower or Guarantor have been obtained, are presently in effect and are listed on the attached SCHEDULE A. All federal, state and local permits, licenses or authorizations required by Environmental Law(s) for any permitted or licensed activities or uses that are anticipated at the Property or any portion thereof and for which permits or licenses have been sought but not yet received are also listed on the attached SCHEDULE A. There is and has been substantial compliance with all such permits, licenses or authorizations.

        C.      CONTAMINATION/RELEASE.  There has not been in the past, nor
        are there      currently, any releases, spills, discharges or other
        form of contamination on the Property the aggregate cost of which to remediate exceeded or will exceed $100,000.00, nor is there any accumulation, storage or disposal as defined in RCRA (or any other Environmental Law, of Hazardous Materials on, under or about the Property which violates any Environmental Law. No portion of the Property appears either on the National Priorities List (as defined under CERCLA) or on any state listing which identifies sites for remedial clean-up or investigatory actions. There are no environmental liens on the Property or any portion thereof.

        D. FACILITIES AND PROGRAMS. The Property has adequate water supply, sewage and waste disposal facilities or will have such facilities upon completion of contemplated


                           ENVIRONMENTAL CERTIFICATE
        improvements. The appropriate operations and maintenance programs, contingency and emergency plans for environmental hazards are in place.


        E. The answers set forth in the CUSTOMER ENVIRONMENTAL QUESTIONNAIRE as provided to the Agent are incorporated by reference and such responses are accurate and complete.

III.    AFFIRMATIVE COVENANTS.  Borrower and Guarantor shall:

        A. Do all things necessary to assure that the representations, warranties and covenants set forth in this Certificate are met and continue to be accurate and correct.

        B. Assure that all individuals or entities acting on their behalf comply with the obligations under this Certificate.

        C. Conduct periodic reviews of the use of the Property and the activities on it to assure compliance with the obligations under this Certificate.

        D. Promptly (i) notify the Agent in writing of any occurrence, development, claim, suit, administrative action, permit revocation or denial filed by or against Borrower or Guarantor that would cause any representation, warranty or covenant set forth in this Certificate to be incorrect, and (ii) take steps necessary to mitigate the effect of such occurrence, development, claim, suit, administrative action or permit revocations or denials.

        E. Promptly provide the Agent with all non-privileged information, questionnaires,and copies of: environmental compliance reports, policies, handbooks, litigation audit letters, government inspection reports and environmental assessment reports, whenever prepared, that are requested by the Agent in accordance with the Agent's or any Lender's environmental due diligence procedures.

        F. Keep or cause the Property to be kept free of Hazardous Materials except to the extent that such Hazardous Materials are stored and/or used in compliance with all applicable Environmental Laws; and, without limiting the foregoing, not cause or permit the Property or any portion thereof to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process Hazardous Materials, except in compliance with all applicable Environmental Laws; and not cause or permit, as a result of any intentional or unintentional act or omission on the part of Borrower or Guarantor or any tenant, subtenant or occupant, a release, spill, leak or emission of Hazardous Materials on, under or about the Property or any portion thereof or onto any other contiguous property in violation of Environmental Laws.

        G. Conduct and complete all investigations, environmental site assessments, sampling, and testing, and all remedial and removal actions necessary to clean up and remove all


                           ENVIRONMENTAL CERTIFICATE

        Hazardous Materials on, under, or about the Property or any portion thereof to the extent required by all applicable Environmental Laws and in accordance with the final orders and directives of all federal, state and local governmental authorities, subject to Borrower's and Guarantor's right to appeal and contest any such order or directive. Such testing and remedial and removal actions shall include those required by federal and state regulations governing underground storage tank systems.

        Borrower and Guarantor shall, upon request, demonstrate their compliance with this Section III.G to the satisfaction of the Agent and the Required Lenders. To the extent that non-privileged written documentation such as reports, studies, or sampling results from the investigation(s) have been or are produced, Borrower and Guarantor shall provide copies of such documentation to the Agent (with sufficient copies for each Lender). Borrower or Guarantor shall demonstrate to the Agent and the Required Lenders to each of their satisfaction that the value of any Property pledged or mortgaged to the Agent, for the benefit of the Lenders, is not materially adversely affected by releases, spills or discharges occurring subsequent to the initial extension of credit under the Credit Agreement. If Borrower or Guarantor fails to conduct an environmental assessment to the satisfaction of the Agent and the Required Lenders as required under this Section III.G., or fails to provide the Agent (with sufficient copies for each Lender) with copies of the written documentation referenced above, then the Agent may at its option and at the expense of Borrower or Guarantor conduct such assessment, without waiver of its other rights and remedies; provided that the Agent provides notice to Borrower and Guarantor of its intent to conduct such assessment.

        Any such assessment conducted by the Agent shall be conducted solely for the benefit of and to protect the interests of the Agent and the Lenders and shall not be relied upon by Borrower or Guarantor or any third party for any purpose whatsoever, including but not limited to Borrower's, Guarantor's or any third party's obligation, if any, to conduct an independent environmental investigation. By conducting any such assessment, neither the Agent nor any Lender assumes any control over the environmental affairs or operations of Borrower or Guarantor or assumes any obligation or liability to Borrower or Guarantor or any third party.

IV. NEGATIVE COVENANT. Borrower and Guarantor shall not take any action or allow the Property or any portion thereof to be used in such a manner that any representation, warranty or covenant set forth in this Certificate becomes inaccurate, incorrect or results in non-compliance.


V.      DEFAULT AND REMEDIES.  If any of the following events occur:

        A. Borrower or Guarantor makes any materially incorrect or misleading representation, warranty or certification to the Agent or any Lender or provides materially incorrect information to the Agent or any Lender in connection with this Certificate;



                           ENVIRONMENTAL CERTIFICATE

        B. Borrower or Guarantor defaults under the terms of this Certificate;

        then, except to the extent this provision is expressly modified by language in the loan documents referring to this Certificate, whether or not the Lenders have made demand, the underlying credit facilities shall terminate and all borrowings under them shall become due immediately at the Required Lenders' option upon thirty (30) days notice by the Agent to Borrower.

VI. RIGHT OF ENTRY. Borrower and Guarantor grant the Agent, its employees, agents and contractors the right to enter the Property for the purpose of conducting at the expense of Borrower, an environmental site assessment, sampling, testing, remedial, removal and other actions necessary to investigate or clean up and remove Hazardous Materials on, under or about the Property in accordance with Section III.G. above prior to or during any loan workout, liquidation of collateral, mortgage foreclosure, expiration of a redemption period, abandonment of the Property or any environmental litigation brought against the Agent or any Lender regarding the Property or any portion thereof. The Agent shall notify Borrower or Guarantor prior to its entry and shall use its best efforts to not disturb any ongoing operations on the Property. Borrower or Guarantor at the request of the Agent shall execute any consultant contracts, waste manifests or notices necessary to effectuate the terms of this section. Any expenditures by Agent for activities performed by the Agent in accordance with this section shall be considered an additional advance under the loan or extension of credit.

VII. INDEMNIFICATION. Subject to the limitations set forth below, Borrower and Guarantor shall defend, indemnify and hold harmless the Agent and the Lenders, and each of their successors and assigns, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, court costs and litigation expenses, known or unknown, contingent or otherwise (individually and collectively, the "Losses"), arising out of or in any way related to (a) the presence, disposal, release or threatened release of any Hazardous Materials on, over, under, from or affecting the Property or any portion thereof or the soil, water, vegetation, buildings, personal property, persons or animals; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials on the Property; (c) any claim, demand, notice or lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials with respect to the Property or any portion thereof regulated wetlands on the Property or any portion thereof; and/or (d) any violation of laws, orders, regulations, requirements or demands of government authorities, which are based upon or in any way related to such Hazardous Materials used on the Property or regulated wetlands on the Property, unless the Losses arise out of the gross negligence or willful misconduct of the Agent or Lenders or any of their successors, assigns, officers, employees and directors. The indemnity obligations under this paragraph are specifically limited as follows:



                           ENVIRONMENTAL CERTIFICATE

        (i) Borrower and Guarantor shall have no indemnity obligations with respect to Hazardous Materials that are first introduced, as evidenced by reliable documentation, to the Property or any part of the Property subsequent to the date that Borrower's and Guarantor's interest in and possession of the Property or such part of the Property shall have ended or have been fully terminated by foreclosure of any mortgage held by the Agent or any Lender or acceptance by the Agent or any Lender of a deed in lieu of foreclosure or other collateral liquidation procedure; and

        (ii) Borrower and Guarantor shall have no indemnity obligation with respect to Hazardous Materials that are first introduced, as evidenced by reliable documentation, to the Property solely by the Agent or the Lenders, or their successors or assigns.

Borrower and Guarantor agree that in the event any mortgage held by the Agent or any Lender is foreclosed or Borrower or Guarantor tender a deed in lieu of foreclosure, Borrower and Guarantor shall deliver the Property to the Agent or any such Lender free of any and all Hazardous Materials which are then required to be removed (whether over time or immediately) pursuant to applicable Environmental Laws affecting the Property or any portion thereof.

Notwithstanding the provisions of Section VIII. below, the provisions of this
Section VII. shall be in addition to any and all other obligations and liabilities Borrower and Guarantor may have to the Agent or any Lender under the Indebtedness, any loan document, and in common law, and shall survive (a) the loan closing, (b) the repayment of all sums due for the Indebtedness, (c) the satisfaction of all of the other obligations of Borrower or Guarantor under any loan document, (d) the discharge of any mortgage held by the Agent or any Lender and (e) the foreclosure of any mortgage held by the Agent or any Lender or acceptance of a deed in lieu of foreclosure. The indemnity provisions of this section shall only apply to a demand or action commenced against (a) any owner or operator of the Property or any portion thereof or (b) the Agent or any Lender, in which any interest of the Agent or any Lender is threatened or any claim, demand, notice or action is made or filed against the Agent or any Lender.

VIII. MISCELLANEOUS. Except as otherwise specifically provided in this Certificate, all of the representations, warranties and covenants set forth in this Certificate shall be continuing and shall survive the execution of this Certificate until all of the Indebtedness is fully paid to the Agent and the Lenders and Borrower's and Guarantor's obligations to the Agent and the Lenders in connection with the Indebtedness are fully performed.



                           ENVIRONMENTAL CERTIFICATE

     To be signed by Guarantor if the Property or any portion thereof is titled or held in the name of Guarantor or operated by Guarantor.

     This Environmental Certificate is executed on June __, 1997.


                                    BORROWER:

                                    OXFORD AUTOMOTIVE, INC.


                                    By:______________________________________

                                         Its:________________________________


                                    BORROWING SUBSIDIARY:

                                    BMG NORTH AMERICA LIMITED


                                    By:______________________________________

                                         Its:________________________________


                                    GUARANTOR:

                                    LOBDELL EMERY CORPORATION
                                         CORPORATION


                                    By:______________________________________

                                         Its:________________________________



                                    WINCHESTER FABRICATION
                                         CORPORATION


                                    By:______________________________________

                                         Its:________________________________



                           ENVIRONMENTAL CERTIFICATE

                                    CREATIVE FABRICATION CORPORATION


                                    By:______________________________________

                                         Its:________________________________


                                    CONCEPT MANAGEMENT CORPORATION


                                    By:______________________________________

                                         Its:________________________________


                                    LASERWELD INTERNATIONAL, L.L.C.


                                    By:______________________________________

                                         Its:________________________________


                                    LEWIS EMERY CAPITAL CORPORATION


                                    By:______________________________________

                                         Its:________________________________



                                    PARALLEL GROUP INTERNATIONAL, INC.


                                    By:______________________________________

                                         Its:________________________________



                                    BMG HOLDINGS, INC.


                                    By:______________________________________


                           ENVIRONMENTAL CERTIFICATE

                                         Its:________________________________



                                    976459 ONTARIO LIMITED


                                    By:______________________________________

                                         Its:________________________________




                           ENVIRONMENTAL CERTIFICATE

                                    829500 ONTARIO LIMITED


                                    By:______________________________________

                                         Its:________________________________




                           ENVIRONMENTAL CERTIFICATE

                                   SCHEDULE A

                       SCHEDULE OF EXCEPTIONS AND PERMITS

                                 SEE ATTACHED.








Initials:       Agent__________  Borrower     Oxford Automotive          _____

                                 Borrowing
                                  Subsidiary  BMG North America          _____

                                 Guarantor    Lobdell Emery              _____
                                              Winchester Fabrication     _____
                                              Creative Fabrication       _____
                                              Concept Management         _____
                                              Laserweld International    _____
                                              Lewis Emery Capital        _____
                                              Parallel Group             _____
                                              BMG Holdings               _____
                                              976459 Ontario             _____
                                              829500 Ontario             _____









                           ENVIRONMENTAL CERTIFICATE

                                   EXHIBIT D

                               GUARANTY AGREEMENT


         THIS GUARANTY AGREEMENT, dated as of June ____, 1997 (this "Guaranty"), is made by LOBDELL EMERY CORPORATION, a Michigan corporation, WINCHESTER FABRICATION CORPORATION, a Michigan corporation, CREATIVE FABRICATION CORPORATION, a Tennessee corporation, PARALLEL GROUP INTERNATIONAL, INC., an Indiana corporation, LASERWELD INTERNATIONAL, L.L.C., an Indiana limited liability company, CONCEPT MANAGEMENT CORPORATION, a Michigan corporation, and LEWIS EMERY CAPITAL CORPORATION, a Michigan corporation (the foregoing are hereinafter sometimes referred to individually as a "Guarantor" and collectively as the "Guarantors"), in favor of the lenders (the "Lenders") which are parties to the Credit Agreement hereinafter defined and NBD BANK, a Michigan banking corporation, as agent (in such capacity, the "Agent") for such Lenders under the Credit Agreement.

                                    RECITALS

         A. Oxford Automotive, Inc., a Michigan corporation (the "Borrower") and BMG North America Limited or any other subsidiary designated as a Borrowing Subsidiary under the Credit Agreement identified herein (the "Borrowing Subsidiary") have entered into a Credit Agreement, dated as of June 24, 1997 (as amended or modified from time to time, including any agreement entered into in substitution therefor, the "Credit Agreement"), with the Lenders and the Agent pursuant to which the Lenders may make Advances to the Borrower and the Borrowing Subsidiary.

         B. As a condition to the effectiveness of the obligations of the Lenders under the Credit Agreement, each Guarantor is required to guarantee, among other things, the obligations of the Borrower and the Borrowing Subsidiary in respect of the Advances and other obligations of the Borrower and the Borrowing Subsidiary under the Operative Documents (as hereinafter defined).

         C. Each Guarantor has reviewed the Credit Agreement, the Notes, the Letters of Credit and all other documents, agreements, instruments and certificates furnished by or on behalf of the Borrower and the Borrowing Subsidiary in connection therewith, including without limitation all interest rate swap, cap and similar agreements with any Lender (collectively, the "Swap Documents") (all of the foregoing, as amended or modified from time to time and together with any agreements or instruments in replacement thereof, being herein collectively referred to as the "Operative Documents"), and each Guarantor has determined that it is in its interest and to its financial benefit that the parties to the Operative Documents enter into the transactions contemplated thereby.

                                   AGREEMENTS

         For valuable consideration, the receipt and sufficiency of which are hereby acknowledged and as further consideration, and as an inducement to the Lenders and the Agent to maintain the credit facilities established by the Operative Documents, each Guarantor agrees with the Lenders and the Agent as follows:

         1. Guarantee of Obligations. (a) Each Guarantor hereby (i) guarantees, as principal obligor and not as surety only, to the Lenders the prompt payment of the principal of and any and all accrued and unpaid interest (including interest which otherwise may cease to accrue by operation of any insolvency law, rule, regulation or interpretation thereof) on the Advances and all other obligations of the Borrower and the Borrowing Subsidiary to the Lenders and the Agent under the Credit Agreement, the Notes, the Letters of Credit, the Security Documents and the Swap Documents when due, whether by scheduled maturity, acceleration or otherwise, all in accordance with the terms of the Credit Agreement, the Swap Documents, the Notes and the other Operative Documents, including, without limitation, default interest, all reimbursement obligations in respect of any letters of credit, indemnification payments and all reasonable costs and expenses incurred by the Lenders and the Agent in connection with enforcing any obligations of the Borrower and the Borrowing Subsidiary thereunder, including without limitation the reasonable fees and disbursements of counsel, (ii) guarantees the prompt and punctual performance and observance of each and every term, covenant or agreement contained in any Operative Document to be performed or observed on the part of the Borrower and the Borrowing Subsidiary and (iii) agrees to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by the Lenders or the Agent in connection with enforcing the obligations of any Guarantor hereunder, including, without limitation, the reasonable fees and disbursements of counsel (all of the foregoing being collectively referred to as the "Guaranteed Obligations").

                 (b) If for any reason any duty, agreement or obligation of the Borrower or the Borrowing Subsidiary contained in any Operative Document shall not be performed or observed by the Borrower or the Borrowing Subsidiary as provided therein, or if any amount payable under or in connection with any Operative Document shall not be paid in full when the same becomes due and payable, each Guarantor undertakes, but without duplication, to perform or cause to be performed promptly each of such duties, agreements and obligations and to pay forthwith each such amount to the Agent for the account of the Lenders regardless of any defense or setoff or counterclaim which the Borrower or the Borrowing Subsidiary or the Guarantor may have or assert, and regardless of any other condition or contingency.

         2. Nature of Guaranty. This Guaranty is an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and is wholly independent of and in addition to other rights and remedies of the Lenders and the Agent and is not contingent upon the pursuit by the Lenders and the Agent of any such rights and remedies, such pursuit being hereby waived by each Guarantor.

         3. Waivers and Other Agreements. Each Guarantor hereby unconditionally (a) waives any requirement that the Lenders or the Agent, upon the occurrence of an Event of Default first make demand upon, or seek to enforce remedies against the Borrower or the Borrowing Subsidiary before demanding payment under or seeking to enforce this Guaranty, (b) covenants that this Guaranty will not be discharged except by complete performance of all obligations of the Borrower or the Borrowing Subsidiary contained in the Operative Documents, (c) agrees that this Guaranty shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of any of the Operative Documents or any of the Guaranteed Obligations, or any limitation on the liability of the Borrower or the Borrowing Subsidiary thereunder, or any limitation on the method or terms of payment thereunder which may or hereafter be caused or imposed in any manner whatsoever (including, without limitation, usury laws), (d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by the Borrower or the Borrowing Subsidiary under or in connection with any of the Operative Documents, and further waives notice of any of the matters referred to in paragraph 4 below, and further waives all notices which may be required by statute, rule of law or otherwise to preserve any rights of the Lenders or the Agent, including without limitation any requirement of notice of acceptance of, or other formality relating to this Guaranty and (e) agrees that the Guaranteed Obligations shall include any amounts paid by the Borrower or the Borrowing Subsidiary to the Lenders or the Agent which may be required to be returned to the Borrower or the Borrowing Subsidiary or to its representative or to a trustee, custodian or receiver for the Borrower or the Borrowing Subsidiary.

         4. Obligations Absolute. The obligations, covenants, agreements and duties of any Guarantor under this Guaranty shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of any Guarantor: (a) an assignment or transfer, in whole or in part, of any of the Guaranteed Obligations or any of the Operative Documents although made without notice to or consent of any Guarantor, or (b) any waiver by any Lender or the Agent or by any other person, of the performance or observance by the Borrower or the Borrowing Subsidiary of any of the agreements, covenants, terms or conditions contained in any of the Operative Documents, or (c) any indulgence in or the extension of the time for payment by the Borrower or the Borrowing Subsidiary of any amounts payable under or in connection with any of the Operative Documents, or of the time for performance by the Borrower or the Borrowing Subsidiary of any other obligations under or arising out of any of the Operative Documents, or the extension or renewal thereof, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of the Borrower or the Borrowing Subsidiary set forth in any of the Operative Documents (the modification, amendment or waiver from time to time of any of the Operative Documents to which the Borrower or the Borrowing Subsidiary is a party being expressly authorized without further notice to or consent of any Guarantor), or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower or the Borrowing Subsidiary or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting the Borrower or any of its assets or the Borrowing Subsidiary or any of its assets, or (f) the merger or consolidation of the Borrower or the Borrowing Subsidiary with or into any other person or any transfer or other disposition of any shares of capital stock of the Borrower or the Borrowing Subsidiary by the holder thereof, or (g) the release of discharge of the Borrower, the Borrowing Subsidiary or any other obligor from the performance or observance of any agreement, covenant, term or condition contained in any Operative Document, by operation of law, (h) the release of any security, if any, for the obligations of the Borrower or the Borrowing Subsidiary under any of the Operative Documents, or the impairment of or failure to perfect an interest in any such security, or (i) the running of any limitations period otherwise applicable, or (j) any exercise or non-exercise of any right, remedy, power or privilege in respect of this Guaranty or any of the Operative Documents, including without limitation the release, discharge, or variance of the liability of any Guarantor, or (k) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of the Guarantor hereunder.

         5. Joint and Several Obligations. The obligations of the Guarantors hereunder shall be several and also joint each with all or with any one or more of the other parties now or hereafter guaranteeing any of the Guaranteed Obligations, and such obligations of the Guarantors may be enforced against each Guarantor separately or against any two or more jointly, or against some separately and some jointly.

         6. No Investigation by Lenders or Agent. Each of the Guarantors hereby waives unconditionally any obligation which, in the absence of such provision, the Lenders or the Agent might otherwise have to investigate or to assure that there has been compliance with the law of any jurisdiction with respect to the Guaranteed Obligations recognizing that, to save both time and expense, each Guarantor has requested that the Lenders and the Agent not undertake such investigation. Each Guarantor hereby expressly confirms that the obligations of such Guarantor hereunder shall remain in full force and effect without regard to compliance or noncompliance with any such law and irrespective of any investigation or knowledge of any Lender or the Agent of any such law.

         7. Indemnity. As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees with the Lenders and the Agent that, should the Guaranteed Obligations not be recoverable from any Guarantor under paragraph 1 hereof for any reason whatsoever (including, without limitation, by reason of any provision of the Operative Document being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Lender or the Agent at any time, each Guarantor as sole, original and independent obligor, upon demand by the Agent, will make payment to the Agent for the account of the Lenders and the Agent of the Guaranteed Obligations by way of a full indemnity in such currency and otherwise in such manner as is provided in the Operative Documents.

         8. Subordination. Each Guarantor agrees that any present or future indebtedness, obligations or liabilities of the Borrower and the Borrowing Subsidiary to such Guarantor shall be fully subordinate and junior in right and priority of payment to any present or future indebtedness, obligations or liabilities of the Borrower and the Borrowing Subsidiary to the Lenders and the Agent. Each Guarantor waives any right of subrogation to the rights of any Lender or the Agent against any Borrower or any Borrowing Subsidiary or any other person obligated for payment of the Guaranteed

Obligations and any right of reimbursement or indemnity whatsoever arising or accruing out of any payment which such Guarantor may make pursuant to this Guaranty and the Notes, and any right of recourse to security for the debts and obligations of each Borrower and any Borrowing Subsidiary, unless and until the entire principal balance of and interest on the Guaranteed Obligations shall have been paid in full.

         9. Representations, Warranties and Other Agreements. Each Guarantor represents and warrants that (a) the execution, delivery and performance by such Guarantor of this Guaranty are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or other charter documents or bylaws of such Guarantor, or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Guarantor or its property; (b) this Guaranty has been duly executed and constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court for which any proceedings may be brought; and (c) as of the date hereof, each of the following is true and correct for such Guarantor: (i) the fair saleable value and the fair valuation of such Guarantor's property is greater than the total amount of its liabilities (including contingent liabilities) and greater than the amount that would be required to pay its probable aggregate liability on its existing debts as they become absolute and matured, (ii) such Guarantor's capital is not unreasonably small in relation to its current and/or contemplated business or other undertaken transactions, and (iii) such Guarantor does not intend to incur, or believe that it will incur, debt beyond its ability to pay such debts as they become due; and (d) each of the representations and warranties set forth in Article IV of the Credit Agreement are true and correct with respect to such Guarantor.

         10. Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, the Lenders, or the Agent on behalf of the Lenders, may, in addition to the remedies provided in the Operative Documents, enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Guaranty or in aid of the exercise of any power granted in this Guaranty and may enforce payment under this Guaranty and any of its other rights available at law or in equity.

                 (b) Upon the occurrence and during the continuance of any Event of Default hereunder, the Lenders are hereby authorized at any time and from time to time, without notice to any Guarantor (any requirement for such notice being expressly waived by each Guarantor) to set off and apply against any and all of the obligations of the Guarantors now or hereafter existing under this Guaranty any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lenders to or for the credit or the account of the Guarantors and any property of the Guarantors from time to time in possession of the Lenders, irrespective of whether or not the Lenders shall have made any demand hereunder and although such obligations may be contingent and unmatured. The rights of the Lenders under this paragraph 10(b) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lenders may have.

                 (c) To the extent that it lawfully may, each Guarantor agrees that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Guaranty, or any of the Operative Documents nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the evaluation or appraisal of any security for its obligations hereunder or the obligations of the Borrower and the Borrowing Subsidiary under the Operative Documents prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same.

          11. Amendments, Etc. This Guaranty may be amended from time to time and any provision hereof may be waived in accordance with the requirements of Section 8.1 of the Credit Agreement. No such amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Lenders or all of the Lenders, as the case may be, and, to the extent any rights or duties of the Agent may be affected, the Agent, and then such amendment, waiver of consent shall be effective only in the specific instance and for the specific purpose for which given.

         12. Notices. All notices, demands, requests, consents and other communications hereunder shall be in writing and shall be delivered or sent to all or any of the Guarantors and to the Lenders and the Agent at the respective addresses for notice set forth in Section 8.2 of the Credit Agreement or to such other address as may be designated by the Guarantors, the Agent or any Lender by notice to the other parties hereto. All notices and other communications shall be made in accordance with Section 8.2 of the Credit Agreement.

         13. Conduct No Waiver; Remedies Cumulative. The obligations of each Guarantor under this Guaranty are continuing obligations and a separate and independent cause of action shall arise in respect of each enforcement hereunder and default hereunder or under the Credit Agreement. No course of dealing on the part of any Lender or the Agent, nor any delay or failure on the part of any Lender or the Agent in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the rights and remedies of the Lenders and the Agent hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Lenders or the Agent under this Guaranty is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Guaranty or by applicable law to the Lenders or the Agent may be exercised from time to time and as often as may be deemed expedient by them.

         14. Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of each Guarantor made herein or in any certificate or other document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any Lender or the Agent or on its behalf.

         15. Successors and Assigns. The rights and remedies of the Lenders and the Agent hereunder shall inure to the benefit of the Lenders and the Agent and their respective successors and assigns, and the duties and obligations of each Guarantor hereunder shall be binding upon such Guarantor and its successors and assigns. No assignment of this Guaranty by any Guarantor shall be permitted unless the prior written consent of the Required Lenders is obtained.

         16. Survival of Lenders' Rights and Remedies. Notwithstanding any provision of this Guaranty to the contrary, the execution and delivery by the Guarantors of this Guaranty, and the Lenders' and the Agent's acceptance thereof, shall not be deemed to (a) be a consent to any action, whether heretofore or hereafter taken, by the Borrower or the Borrowing Subsidiary in violation of any provision of any Operative Document, (b) be a waiver of any provision of any Operative Document or (c) prejudice any rights or remedies which the Lenders and the Agent may now have or have in the future under or in connection with any Operative Document, including without limitation any such rights or remedies with respect to any Event of Default or event causing or permitting acceleration under any Operative Document which may heretofore have occurred and be continuing or may hereafter occur.

         17. Governing Law; Consent to Jurisdiction. This Guaranty is a contract made under, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts to be made and to be performed entirely with such State. Each Guarantor further agrees that any legal action or proceeding brought with respect to this Guaranty or the transactions contemplated hereby may be brought in any court of the State of Michigan, or any court of the United States of America sitting in Michigan, and each Guarantor hereby irrevocably submits to and accepts generally and unconditionally the jurisdiction and venue of those courts with respect to its person and property.

         18. Definitions; Headings. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

         19. Integration; Severability; Enforceability. This Guaranty embodies the entire agreement and understanding among the Guarantors, the Lenders and the Agent, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any one or more provisions of this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired, prejudiced or disturbed thereby. If at any time any portion of the obligations of any Guarantor under this Guaranty shall be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable, the remaining portion of the obligations of such Guarantor and each other Guarantor under this Guaranty shall not in any way be affected, impaired, prejudiced or disturbed thereby and shall remain valid and enforceable to the fullest extent permitted by applicable law. If at any time all or any portion of the obligations of any Guarantor under this Guaranty would otherwise be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable under Section 548 of the federal Bankruptcy Code or under a similar applicable law of any jurisdiction, then notwithstanding any other provisions of this Guaranty to the contrary such obligation or portion thereof of such Guarantor under this Guaranty shall be limited to the greatest of (i) the value of any quantifiable economic benefits accruing to such Guarantor as a result of this Guaranty, (ii) an amount equal to 95% of the excess on the date the relevant Guaranteed Obligations were incurred of the present fair saleable value of the assets of such Guarantor over the amount of all liabilities of such Guarantor, contingent or otherwise, other than under this Guaranty and (iii) the maximum amount for which this Guaranty is determined to be enforceable.

         20. Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective in the event any petition be filed by or against the Borrower, the Borrowing Subsidiary or any Guarantor for liquidation or reorganization, in the event the Borrower, the Borrowing Subsidiary or any Guarantor becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee be appointed for all or any significant part of any Borrower's, any Borrowing Subsidiary's or any Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Agent or any Lender, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         21. Counterpart Execution. This Guaranty may be signed upon any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Guaranty shall become effective as to each Guarantor when a counterpart hereof shall have been signed by such Guarantor.

         22. Waiver of Jury Trial. The Agent, the Lenders and each of the Guarantors, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Guaranty or any related instrument or agreement or any of the transactions contemplated by this Guaranty. Neither the Agent, any Lender nor any Guarantor shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by the Agent, any Lender or any Guarantor except by a written instrument executed by all of them.


         IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered as of the day and year first above written.


                                        LOBDELL EMERY CORPORATION


                                        By:
                                            -----------------------------------
                                            Its:
                                                -------------------------------

                                        WINCHESTER FABRICATION CORPORATION


                                        By:
                                            -----------------------------------
                                            Its:
                                                -------------------------------


                                        CREATIVE FABRICATION CORPORATION

                                        By:
                                            -----------------------------------
                                            Its:
                                                -------------------------------


                                        PARALLEL GROUP INTERNATIONAL, INC.

                                        By:
                                            -----------------------------------
                                            Its:
                                                -------------------------------


                                        LASERWELD INTERNATIONAL, L.L.C.


                                        By:  Lobdell Emery Corporation,
                                             its  sole member

                                        By:
                                            -----------------------------------
                                            Its:
                                                -------------------------------

                                        CONCEPT MANAGEMENT CORPORATION

                                        By:
                                            -----------------------------------
                                            Its:
                                                -------------------------------

                                        LEWIS EMERY CAPITAL CORPORATION

                                        By:
                                            -----------------------------------
                                            Its:
                                                -------------------------------

                                    EXHIBIT E

                          GUARANTOR SECURITY AGREEMENT


         THIS SECURITY AGREEMENT, dated as of June __, 1997 (this "Security Agreement"), is made by LOBDELL EMERY CORPORATION, a Michigan corporation, CREATIVE FABRICATION CORPORATION, a Tennessee corporation, WINCHESTER FABRICATION CORPORATION, a Michigan Corporation, PARALLEL GROUP INTERNATIONAL, INC., an Indiana corporation, LASERWELD INTERNATIONAL, L.L.C., an Indiana limited liability company, CONCEPT MANAGEMENT CORPORATION, a Michigan corporation, and LEWIS EMERY CAPITAL CORPORATION, a Michigan corporation (each individually, a "Grantor" and, collectively, the "Grantors"), in favor of NBD BANK, a Michigan banking corporation, as agent (in such capacity, the "Agent") for the benefit of itself and the lenders (the "Lenders") now or hereafter parties to the Credit Agreement described below.


                                    RECITALS

         A. Oxford Automotive, Inc. (the "Borrower") and the Borrowing Subsidiary identified from time to time therein have entered into a Credit Agreement of even date herewith (as amended or modified from time to time, including any agreement entered into in substitution therefor, the "Credit Agreement"), with the Lenders and the Agent pursuant to which the Lenders may make Advances (as therein defined) to the Borrower and the Borrowing Subsidiary.

         B. The Grantors are subsidiaries and affiliates of the Borrower, and are engaged in common enterprises with the Borrower and other Grantors.

         C. The Grantors have guaranteed the Borrower's and the Borrowing Subsidiary's obligations under the Credit Agreement pursuant to a Guaranty Agreement dated as of June __, 1997 (as hereafter amended, modified or restated, the "Guaranty").

         D. As a condition to the effectiveness of the obligation of the Lenders under the Credit Agreement, each Grantor has agreed to grant to the Agent, for the benefit of itself and the Lenders, a first-priority security interest, subject only to security interests expressly permitted by the Credit Agreement, in and to the Collateral hereinafter described.


                                   AGREEMENTS

         To secure (a) the prompt and complete payment of all indebtedness and other obligations of the Borrower, the Borrowing Subsidiary or any Grantor now or hereafter owing to the Lenders or the Agent under or on account of the Credit Agreement, any Security Document or any Letter of Credit, notes or other instruments issued to the Agent or any Lender pursuant thereto, (b) the performance of the covenants under the Credit Agreement and the Security Documents and any monies expended by the Lender in connection therewith, (c) the prompt and complete payment of all obligations and performance of all covenants of the Borrower and the Borrowing Subsidiary under any interest rate or currency swap agreements or similar transactions with any Lender, (d) the prompt and complete payment of all indebtedness of any Grantor under the Guaranty and (e) the prompt and complete payment of any and all other indebtedness, obligations and liabilities of any kind of the Borrower, the Borrowing Subsidiary or any Grantor to the Agent and the Lenders, or any of them, in all cases, of any kind or nature, howsoever created or evidenced and whether now or hereafter existing, direct or indirect (including without limitation any participation interest acquired by any Lender in any such indebtedness, obligations or liabilities of the Borrower, the Borrowing Subsidiary or any Grantor to any other person and any interest rate swap, cap or similar agreement), absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise, and whether incurred by the Borrower, the Borrowing Subsidiary or any Grantor as principal, surety, endorser, guarantor, accommodation party or otherwise, including without limitation all principal and all interest (including any interest accruing subsequent to any petition filed by or against the Borrower, the Borrowing Subsidiary or any Grantor under the U.S. Bankruptcy Code), indemnity and reimbursement obligations, charges, expenses, fees, attorneys' fees and disbursements and any other amounts owing thereunder (all of the aforesaid indebtedness, obligations and liabilities of the Borrower, the Borrowing Subsidiary and each Grantor being herein called the "Secured Obligations", and all of the documents, agreements and instruments among the Debtors, the Subsidiaries, the Agent, the Lenders, or any of them, evidencing or securing the repayment of, or otherwise pertaining to, the Secured Obligations including without limitation the Credit Agreement, the Notes, the Letters of Credit and the Security Documents, being herein collectively called the "Operative Documents"), for value received and pursuant to the Credit Agreement, each Grantor hereby grants, assigns and transfers to the Agent for the benefit of the Lenders a first-priority security interest, subject only to Permitted Liens, in and to the following described property whether now owned or existing or hereafter acquired or arising and wherever located (all of which is herein collectively called the "Collateral"):

         (a) All of such Grantor's present and future accounts, documents, instruments, general intangibles and chattel paper, including, but without limitation, all accounts receivable, all contract rights, all deposit accounts and all monies and claims for money due or to become due to such Grantor, all security held or granted to such Grantor, and all assets described in clause (d) below;

         (b) All of such Grantor's furniture, fixtures, machinery and equipment, whether now owned or hereafter acquired, and wherever located, and whether used by such Grantor or any other person, or leased by such Grantor to any person and whether the interest of such Grantor is as owner, lessee or otherwise;

         (c) All of such Grantor's present and future inventory of every type, wherever located, including but not limited to raw materials, work in process, finished goods and all inventory that is available for leasing or leased to others by such Grantor;

         (d) All other present and future assets of such Grantor (whether tangible or intangible), including but not limited to all trademarks, trade names, patents, industrial designs, masks, trade names, trade secrets, copyrights, franchises, customer lists, computer programs, software, tax refund claims, licenses and permits, and the good will associated therewith and all federal, state, foreign and other applications and registrations therefor, all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof now or hereafter in effect, all income, license royalties, damages and payments now and hereafter due or payable under and with respect thereto, including, without limitation, any damages, proceeds or payments for past or future infringements thereof and all income, royalties, damages and payments under all licenses thereof, the right to sue for past, present and future infringements thereof, all right, title and interest of such Grantor as licensor under any of the foregoing whether now owned and existing or hereafter arising, and all other rights and other interests corresponding thereto throughout the world (all of the assets described in this clause (d) collectively referred to as the "Intellectual Property");

         (e) All books, records, files, correspondence, computer programs, tapes, disks, cards, accounting information and other data of such Grantor related in any way to the Collateral described in clauses (a), (b), (c) and (d) above, including but not limited to any of the foregoing necessary to administer, sell or dispose of any of the Collateral;

         (f) All substitutions and replacements for, and all additions and accessions to, any and all of the foregoing; and

         (g) All products and all proceeds of any and all of the foregoing, and, to the extent not otherwise included, all payments under insurance (whether or not the Agent is the loss payee thereof), and any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

         1. Representations, Warranties, Covenants and Agreements. Each Grantor further represents and warrants to and covenants and agrees with the Agent for the benefit of the Lenders as follows:

                  (a) Ownership of Collateral; Security Interest Priority. At the time any Collateral becomes subject to a security interest of the Agent hereunder, unless the Agent shall otherwise consent, such Grantor shall be deemed to have represented and warranted that (i) such Grantor is the lawful owner of such Collateral and has the right and authority to subject the same to the security interest of the Agent hereunder; (ii) other than Permitted Liens (as defined in the Credit Agreement) and lessors' interest with respect to any security interest in any property leased by such Grantor as lessee, none of the Collateral is subject to any Lien other than that in favor of the Agent for the benefit of the Lenders and there is no effective financing statement or other filing covering any of the Collateral on file in any public office, other than in favor of the Agent for the benefit of the Lenders. This Security Agreement creates in favor of the Agent for the benefit of the Lenders a valid first-priority security interest, subject only to Permitted Liens, in the Collateral enforceable against such Grantor and all third parties and securing the payment of the Secured Obligations. All financing statements necessary to perfect such security interest in the Collateral have been delivered by such Grantor to the Agent for filing.

                  (b) Location of Offices, Records and Facilities. Such Grantor's chief executive office and chief place of business and the office where such Grantor keeps its records concerning its accounts, contract rights, chattel paper, instruments, general intangibles and other obligations arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise ("Receivables"), and all originals of all leases and other chattel paper which evidence Receivables, is at the location listed on Schedule 1(b)(i) hereto. Such Grantor will provide the Agent with prior written notice of any proposed change in the location of its chief executive office. Such Grantor's only other offices and facilities are at the locations set forth in
Schedule 1(b)(ii) hereto. Such Grantor will provide the Agent with prior written notice of any change in the locations of its other offices and the facilities at which any assets of such Grantor are located. The tax identification number of such Grantor is set forth on Schedule 1(b)(i). The name of such Grantor is correctly set forth on the signature pages hereof, and such Grantor operates under no other names. Such Grantor shall not change its name without the prior written consent of the Agent.

                  (c) Location of Inventory, Fixtures, Machinery and Equipment.
(i) All Collateral consisting of inventory is, and will be, located at the locations listed on Schedule 1(c)(i) hereto, and at no other locations without the prior written consent of the Agent. (ii) All Collateral consisting of fixtures, machinery or equipment, is, and will be, located at the locations listed on Schedule 1(c)(ii) hereto, and at no other locations without the prior written consent of the Agent. If the Collateral described in clauses (i) or (ii) is kept at leased locations or warehoused, such Grantor has obtained appropriate landlord's lien waivers or appropriate warehousemen's notices have been sent, each satisfactory to the Agent, unless waived by the Agent.

                  (d) Liens, Etc. Such Grantor will keep the Collateral free at all times from any and all liens, security interests or encumbrances other than those described in paragraph 1(a)(ii) and those consented to in writing by the Required Lenders. Such Grantor will not, without the prior written consent of the Agent, sell, lease, license, transfer, assign or otherwise dispose of, or permit or suffer to be sold, leased, licensed, transferred, assigned or otherwise disposed of, any of the Collateral, except for, prior to an Event of Default only (notwithstanding any other agreement), the following: inventory sold in the ordinary course of business and other assets permitted to be sold, leased, licensed, transferred, assigned or otherwise disposed under Section 5.2(f) of the Credit Agreement. The Agent or its attorneys may at any and all reasonable times inspect the Collateral and for such purpose may enter upon any and all premises where the Collateral is or might be kept or located.

                  (e) Insurance. Such Grantor shall keep the tangible Collateral insured at all times against loss by theft, fire and other casualties. Said insurance shall be issued by a company rated A or better by A.M. Best and shall be in amounts sufficient to protect the Agent and the Lenders against any and all loss or damage to the Collateral. The policy or policies which evidence said insurance shall be delivered to the Agent upon request, shall contain a lender loss payable clause in favor of the Agent for the benefit of the Lenders, shall name the Agent for the benefit of the Lenders as an additional insured, as its interest may appear, shall not permit amendment, cancellation or termination without giving the Agent at least 30 days' prior written notice thereof, and shall otherwise be in form and substance satisfactory to the Agent. Reimbursement under any liability insurance maintained by such Grantor pursuant to this paragraph 1(e) may be paid directly to the person who shall have incurred liability covered by such insurance, provided that if there is no Default or Event of Default (whether before or after any event which caused any reimbursement under any liability insurance) such Grantor may use the proceeds of such insurance solely to repair or replace the property damaged if the insurance proceeds are less than $500,000 and if there is any Event of Default or Default, and if such reimbursement is greater than $500,000 or there is any Default or Event of Default such amounts shall be paid to the Agent for application to the Secured Obligations.

                  (f) Taxes, Etc. Such Grantor will pay promptly, and within the time that they can be paid without interest or penalty, any taxes, assessments and similar imposts and charges, not being contested in good faith, which are now or hereafter may become a Lien upon any of the Collateral. If such Grantor fails to pay any such taxes, assessments or other imposts or charges in accordance with this paragraph, the Agent shall have the option to do so and such Grantor agrees to repay forthwith all amounts so expended by the Agent with interest at the Overdue Rate.

                  (g) Further Assurances. Such Grantor will do all acts and things and will execute all financing statements and writings reasonably requested by the Agent to establish, maintain and continue a perfected and valid security interest of the Agent for the benefit of the Lenders in the Collateral, and will promptly on demand pay all reasonable costs and expenses of filing and recording all instruments, including the costs of any searches deemed necessary by the Agent, to establish and determine the validity and the priority of the Agent's security interests for the benefit of the Lenders. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

                  (h) List of Patents, Copyrights, Mask Works and Trademarks. Attached hereto as Schedule 1(h)(i) is a list of all patents and patent applications owned by such Grantor. Attached hereto as Schedule 1(h)(ii) is a list of all registered copyrights and all mask works and applications therefor owned by such Grantor. Attached hereto as Schedule 1(h)(iii) is a list of all trademarks and service marks owned by such Grantor. If such Grantor at any time owns any additional patents, copyrights, mask works, trademarks, service marks or any applications therefor not listed on such schedules, such Grantor shall give the Agent prompt written notice thereof and hereby authorizes the Agent to modify this Agreement by amending Schedules 1(h)(i), 1(h)(ii) and 1(h)(iii) hereto to include all future patents, copyrights, mask works, trademarks, service marks and applications therefor and agrees to execute all further instruments and agreements, if any, if requested by the Agent to evidence the Agent's interest for the benefit of the Lenders therein.

                  (i) Maintenance of Tangible Collateral. Such Grantor will cause the tangible Collateral material to the conduct of its business to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or, in the case of any loss or damage to any of the tangible Collateral as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements which are necessary or desirable to such end. Such Grantor shall promptly furnish to the Agent a statement respecting any loss or damage to any of the tangible Collateral.

                  (j) Special Rights Regarding Receivables. The Agent or any of its agents may, at any time and from time to time in its sole discretion and irrespective of the existence of any event of default under this Security Agreement, verify, directly with each person (collectively, the "Obligors") which owes any Receivables to such Grantor, the Receivables in any manner. The Agent or any of its agents may, at any time from time to time after and during the continuance of an event of default under this Security Agreement, notify the Obligors of the security interest of the Agent for the benefit of the Lenders in the Collateral and/or direct such Obligors that all payments in connection with such obligations and the Collateral be made directly to the Agent in the Agent's name. If the Agent or any of its agents shall collect such obligations directly from the Obligors, the Agent or any of its agents shall have the right to resolve any disputes relating to returned goods directly with the Obligors in such manner and on such terms as the Agent or any of its agents shall deem appropriate. Such Grantor directs and authorizes any and all of its present and future account debtors to comply with requests for information from the Agent, the Agent's designees and agents and/or auditors, relating to any and all business transactions between such Grantor and the Obligors. Such Grantor further directs and authorizes all of its Obligors upon receiving a notice or request sent by the Agent or the Agent's agents or designees to pay directly to the Agent any and all sums of money or proceeds now or hereafter owing by the Obligors to such Grantor, as provided in this paragraph 1(j) and any such payment shall act as a discharge of any debt of such Obligor to such Grantor in the same manner as if such payment had been made directly to such Grantor. Such Grantor agrees to take any and all action as the Agent may reasonably request to assist the Agent in exercising the rights described in this paragraph 1(j).

                  (k) Maintenance of Intellectual Property and Other Intangible Collateral. Such Grantor shall preserve and maintain all rights of such Grantor and the Agent for the benefit of the Lenders in all material Intellectual Property and all other material intangible Collateral, including without limitation the payment of all maintenance fees and filing fees and the taking of all appropriate action at such Grantor's expense to halt the infringement of any of the Intellectual Property or other Collateral, provided that, with respect to halting the infringement of any Intellectual Property or other Collateral, such Grantor does not need to take all such appropriate action if such Grantor has, or after Event of Default the Agent has, reasonably determined that it is not in its best interest to demand or enforce cessation of such infringement or other conduct because it is either not material or because the adverse consequences to such Grantor would outweigh the benefits gained by such demand or enforcement.

         2. Events of Default. The occurrence of any Event of Default shall be deemed an Event of Default under this Security Agreement.

         3. Remedies. Upon the occurrence of any Event of Default, the Agent shall have and may exercise any one or more of the rights and remedies provided to it under this Security Agreement or any of the other Operative Documents or provided by law, including but not limited to all of the rights and remedies of a secured party under the Uniform Commercial Code, and each Grantor hereby agrees to assemble the Collateral and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties, authorizes the Agent to take possession of the Collateral with or without demand and with or without process of law and to sell and dispose of the same at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including reasonable attorneys' fees and disbursements, incurred by the Agent) and then to the payment and satisfaction of the Secured Obligations. Any requirement of reasonable notice shall be met if the Agent sends such notice to such Grantors, by registered or certified mail, at least 5 days prior to the date of sale, disposition or other event giving rise to a required notice. The Agent may be the purchaser at any such sale. Each Grantor expressly authorizes such sale or sales of the Collateral in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing the Secured Obligations. The Agent shall have no obligation to preserve rights against prior parties. Each Grantor hereby waives as to the Agent and each Lender any right of subrogation or marshalling of such Collateral and any other collateral for the Secured Obligations. To this end, each Grantor hereby expressly agrees that any such collateral or other security of such Grantor or any other party which the Agent or any Lender may hold, or which may come to the Agent or any Lender's possession, may be dealt with in all respects and particulars as though this Security Agreement were not in existence. The parties hereto further agree that public sale of the Collateral by auction conducted in any county in which any Collateral is located or in which the Agent or such Grantor does business after advertisement of the time and place thereof shall, among other manners of public and private sale, be deemed to be a commercially reasonable disposition of the Collateral. Each Grantor shall be liable for any deficiency remaining after disposition of the Collateral. Such sale shall be on such terms as the Agent may determine, for cash or credit or against future delivery in the discretion of the Agent.



         4.       Special Remedies Concerning Certain Collateral.

                  (a) Upon the occurrence of any Event of Default, each Grantor shall, if requested to do so in writing, and to the extent so requested (i) promptly collect and enforce payment of all amounts due such Grantor on account of, in payment of, or in connection with, any of the Collateral, (ii) hold all payments in the form received by such Grantor as trustee for the Agent and the Lenders, without commingling with any funds belonging to such Grantor, and (iii) forthwith deliver all such payments to the Agent with endorsement to the Agent's order of any checks or similar instruments.


                  (b) Upon the occurrence of any event of default, each Grantor shall, if requested to do so, and to the extent so requested, notify all Obligors and other persons with obligations to such Grantor on account of or in connection with any of the Collateral of the security interest of the

Agent for the benefit of the Lenders in the Collateral and direct such account debtors and other persons that all payments in connection with such obligations and the Collateral be made directly to the Agent. The Agent itself may, upon the occurrence of an Event of Default, so notify and direct any such account debtor or other person that such payments are to be made directly to the Agent.

                  (c) Upon the occurrence of any event of default, for purposes of assisting the Agent in exercising its rights and remedies provided to it under this Security Agreement, each Grantor (i) hereby irrevocably constitutes and appoints the Agent its true and lawful attorney, for and in such Grantor's name, place and stead, to collect, demand, receive, sue for, compromise, and give good and sufficient releases for, any monies due or to become due on account of, in payment of, or in connection with the Collateral, (ii) hereby irrevocably authorizes the Agent to endorse the name of such Grantor, upon any checks, drafts, or similar items which are received in payment of, or in connection with, any of the Collateral, and to do all things necessary in order to reduce the same to money, (iii) with respect to any Collateral, hereby irrevocably assents to all extensions or postponements of the time of payment thereof or any other indulgence in connection therewith, to each substitution, exchange or release of Collateral, to the addition or release of any party primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromise or adjustment (including adjustment of insurance payments) thereof, all in such manner and at such time or times as the Agent shall deem advisable and (iv) hereby irrevocably authorizes the Agent to notify the post office authorities to change the address for delivery of such Grantor's mail to an address designated by the Agent, and the Agent may receive, open and dispose of all mail addressed to such Grantor. Notwithstanding any other provisions of this Security Agreement, it is expressly understood and agreed that the Agent shall have no duty, and shall not be obligated in any manner, to make any demand or to make any inquiry as to the nature or sufficiency of any payments received by it or to present or file any claim or take any other action to collect or enforce the payment of any amounts due or to become due on account of or in connection with any of the Collateral.

         5. Remedies Cumulative. No right or remedy conferred upon or reserved to the Agent under any Operative Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy of the Agent under any Operative Document or under applicable law may be exercised from time to time and as often as may be deemed expedient by the Agent. To the extent that it lawfully may, each Grantor agrees that it will not at any time insist upon, plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of any provisions of any Operative Document; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of any security for its obligations under any Operative Document prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will such Grantor, after any such sale or sales, claim or exercise any right, under any applicable law to redeem any portion of such security so sold.

         6. Conduct No Waiver. No waiver shall be effective unless in writing executed by the

Agent and any waiver or forbearance on the part of the Agent in enforcing any of its rights under this Security Agreement shall not operate as a waiver of any other default or of the same default on a future occasion or of such right.

         7. Governing Law; Consent to Jurisdiction; Definitions. This Security Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each Grantor agrees that any legal action or proceeding with respect to this Security Agreement or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and each Grantor hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably appoints the President of such Grantor, at such Grantor's address set forth in the Credit Agreement, as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to such Grantor or by the mailing thereof by registered or certified mail, postage prepaid to such Grantor at its address set forth in the Credit Agreement. Nothing in this paragraph shall affect the right of the Agent to serve process in any other manner permitted by law or limit the right of the Agent to bring any such action or proceeding against such Grantor or its property in the courts of any other jurisdiction. Each Grantor hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Unless otherwise defined herein or in the Credit Agreement, terms used in
Article 9 of the Uniform Commercial Code in the State of Michigan are used herein as therein defined on the date hereof. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

         8. Notices. All notices, demands, requests, consents and other communications hereunder shall be delivered in the manner described in the Credit Agreement.

         9. Rights Not Construed as Duties. The Agent and the Lenders neither assume nor shall any of them have any duty of performance or other responsibility under any contracts in which the Agent has or obtains, for the benefit of the Lenders, a security interest hereunder. If any Grantor fails to perform any agreement contained herein, the Agent may but is in no way obligated to itself perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith shall be payable by such Grantors under paragraph 12 hereof. The powers conferred on the Agent hereunder are solely to protect its interests for the benefit of the Lenders in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and accounting for monies actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         10. Amendments. None of the terms and provisions of this Security Agreement may be modified or amended in any way except by an instrument in writing executed by each of the parties hereto.

         11. Severability. If any one or more provisions of this Security Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired or prejudiced thereby.

         12. Expenses. (a) Each Grantor agrees, jointly and severally, to indemnify the Agent and the Lenders from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Agent's or any Lender's gross negligence or willful misconduct.

                  (b) Each Grantor will, upon demand, pay to the Agent an amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or under the Operative Documents, or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

         13. Successors and Assigns; Termination. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, the Lenders and their respective successors, transferees and assigns. Upon the payment in full in immediately available funds of all of the Secured Obligations and the termination of all commitments to lend under the Operative Documents, the security interest granted hereunder shall terminate and all rights to the Collateral shall revert to such Grantors.

         14. Waiver of Jury Trial. The Agent and the Lenders, in accepting this Security Agreement, and each Grantor, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Security Agreement or any related instrument or agreement or any of the transactions contemplated by this Security Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. Neither the Agent, the Lenders nor any Grantor shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by the Agent, any Lender or any Grantor except by a written instrument executed by each of them.


         IN WITNESS WHEREOF, the Grantors have caused this Security Agreement to be duly executed as of the day and year first set forth above.

                                    LOBDELL EMERY CORPORATION


                                    By: ____________________________________

                                        Its: _______________________________


                                    CREATIVE FABRICATION CORPORATION


                                    By: ____________________________________

                                        Its: _______________________________


                                    WINCHESTER FABRICATION CORPORATION


                                    By: ____________________________________

                                        Its: _______________________________

                                    PARALLEL GROUP INTERNATIONAL, INC.


                                    By: _____________________________________

                                        Its: ________________________________


                                    LASERWELD INTERNATIONAL, L.L.C.


                                    By: _____________________________________

                                        Its: ________________________________


                                    CONCEPT MANAGEMENT CORPORATION

                                    By: _____________________________________

                                        Its: ________________________________

                                    LEWIS EMERY CAPITAL CORPORATION


                                    By: _____________________________________

                                        Its: ________________________________



Accepted and Agreed:


NBD BANK, as Agent on behalf
 of the Lenders


By: _______________________________________

     Its: _________________________________

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF MICHIGAN                   )
                                    ) ss.
COUNTY OF WAYNE                     )


         The foregoing Security Agreement was acknowledged before me on this _____day of June, 1997, by John H. Ferguson, the Assistant Treasurer of Lobdell Emery Corporation, a Michigan corporation, on behalf of said corporation.


(Seal)                                      Notary Public



                                            ------------------------------------



STATE OF MICHIGAN                   )
                                    ) ss.
COUNTY OF WAYNE                     )


         The foregoing Security Agreement was acknowledged before me on this _____day of June, 1997, by John H. Ferguson, the Assistant Treasurer of Creative Fabrication Corporation, a Tennessee corporation, on behalf of said corporation.


(Seal)                                      Notary Public



                                            ------------------------------------

STATE OF MICHIGAN                   )
                                    ) ss.
COUNTY OF WAYNE                     )


         The foregoing Security Agreement was acknowledged before me on this _____day of June, 1997, by ____________________, the ___________________ of
Winchester Fabrication Corporation, a Michigan corporation, on behalf of said corporation.


(Seal)                                    Notary Public


                                          ------------------------------------

STATE OF MICHIGAN                   )
                                    ) ss.
COUNTY OF WAYNE                     )

         The foregoing Security Agreement was acknowledged before me on this _____day of June, 1997 by ____________________, the ___________________ of
Parallel Group International, Inc., an Indiana corporation, on behalf of said corporation.

(Seal)                                    Notary Public



                                          ------------------------------------

STATE OF MICHIGAN                   )
                                    ) ss.
COUNTY OF WAYNE                     )


         The foregoing Security Agreement was acknowledged before me on this _____day of June, 1997 by John H. Ferguson, the Assistant Treasurer of Lobdell Emery Corporation, the sole member of Laserweld International, L.L.C., an Indiana limited liability company, on behalf of said limited liability company.

(Seal)                                    Notary Public



                                          ------------------------------------


STATE OF MICHIGAN                   )
                                    ) ss.
COUNTY OF WAYNE                     )


         The foregoing Security Agreement was acknowledged before me on this _____day of June, 1997 by John H. Ferguson, the Assistant Treasurer of Concept Management Corporation, a Michigan corporation, on behalf of said corporation.

(Seal)                                    Notary Public



                                          ------------------------------------

STATE OF MICHIGAN                   )
                                    ) ss.
COUNTY OF WAYNE                     )


         The foregoing Security Agreement was acknowledged before me on this _____day of June, 1997 by ____________________, the ___________________ of Lewis
Emery Capital Corporation, a Michigan corporation, on behalf of said corporation.

(Seal)                                    Notary Public



                                          ------------------------------------


STATE OF MICHIGAN                   )
                                    ) ss.
COUNTY OF WAYNE                     )


         The foregoing Security Agreement was acknowledged before me on this _____day of June, 1997, by ____________________, the ___________________ of NBD
Bank, a Michigan banking corporation, as Agent, on behalf of said corporation.


(Seal)                                    Notary Public



                                          ------------------------------------

                                   EXHIBIT F

                             REVOLVING CREDIT NOTE



$110,000,000                                                       June __, 1997
                                                               Detroit, Michigan




     FOR VALUE RECEIVED, OXFORD AUTOMOTIVE, INC., a Michigan corporation (the "Company"), hereby promises to pay to the order of NBD BANK, a Michigan banking corporation (the "Lender"), at the principal banking office of the Agent in lawful money of the United States of America and in immediately available funds, the principal sum of One Hundred Ten Million Dollars ($110,000,000), or such lesser amount as is recorded on the schedule attached hereto, or in the books and records of the Lender, on the Termination Date; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Revolving Credit Loans evidenced hereby shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement referred to below.

     The Lender is hereby authorized by the Company to record on the schedule attached to this Revolving Credit Note, or on its books and records, the date, amount and type of each Revolving Credit Loan, the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that any failure by the Lender to record any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of such Revolving Credit Loans, all accrued interest thereon and any amount payable with respect thereto in accordance with the terms of this Revolving Credit Note and the Credit Agreement.

     The Company and each endorser or guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Revolving Credit Note. Should the indebtedness evidenced by this Revolving Credit Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Revolving Credit Note, including attorneys' fees and expenses.

     This Revolving Credit Note evidences one or more Revolving Credit Loans made under a Credit Agreement, dated as of June __, 1997 (as amended or modified from time to time, the "Credit Agreement"), by and among the Company, the Borrowing Subsidiary identified from time to time therein, the lenders (including the Lender) named therein and NBD Bank, as agent for the Lenders, to which reference is hereby made for a statement of the circumstances under which this Revolving Credit Note is subject to prepayment and under which its due date may be accelerated and for a description of the collateral and security securing this Revolving Credit Note. Capitalized terms used but not defined in this Revolving Credit Note shall have the respective meanings assigned to them in the Credit Agreement.

     This Revolving Credit Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

                                    OXFORD AUTOMOTIVE, INC.


                                    By: ______________________________

                                        Its: _________________________







                            REVOLVING CREDIT NOTE

                  Schedule to Revolving Credit Note, dated
               June __, 1997, made by Oxford Automotive, Inc.
                            in favor of NBD Bank




                                                 Principal
                                                  Amount
Trans-  Principal  Type              Interest    Paid, Pre-   Principal
action  Amount of   of    Interest  Period (if    paid or      Balance     Notation
 Date     Loan     Loan*    Rate    applicable)  Converted   Outstanding   Made by
------  ---------  -----  --------  -----------  ----------  -----------   --------











_________________________

*  E - Eurodollar Rate
   F - Floating Rate









                            REVOLVING CREDIT NOTE

                                   EXHIBIT G

                                 SWINGLINE NOTE


                                                                   June __, 1997
                                                               Detroit, Michigan


     FOR VALUE RECEIVED, OXFORD AUTOMOTIVE, INC., a Michigan corporation, (the "Borrower"), hereby unconditionally promises to pay to the order of NBD BANK, a Michigan banking corporation (the "Lender"), at the principal banking office of the Lender in lawful money of the United States of America and in immediately available funds, any and all amounts due and owing to the Lender under the Credit Agreement referred to below as is evidenced on the books and records of the Lender, on the Termination Date or such earlier date as the Lender may require under the Credit Agreement referred to below, when the entire outstanding principal amount of the Swingline Loans evidenced hereby, and all accrued interest thereon, shall be due and payable; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Swingline Loans evidenced hereby shall be paid in full, at the rates per annum on and the dates provided in the Credit Agreement referred to below.

     The Lender is hereby authorized by the Borrower to record on its books and records the date and the amount of each Swingline Loan, the applicable interest rate, the amount of each payment or prepayment of principal thereon, and the other information provided for in such books and records, which books and records shall constitute prime facie evidence of the information so recorded, provided, however, that any failure by the Lender to record any such notation shall not relieve the Borrower of its obligation to repay the outstanding principal amount of this Swingline Note, all accrued interest hereon and any amount payable with respect hereto in accordance with the terms of this Swingline Note and the Credit Agreement.

     The Borrower and each endorser or guarantor hereof waive presentment, protest, notice of dishonor and any other formality in connection with this Swingline Note. Should the indebtedness evidenced by this Swingline Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Swingline Note, including attorneys' fees and expenses.

     This Swingline Note evidences Swingline Loans made under a Credit Agreement, dated as of June __, 1997 (as amended or modified from time to time, the "Credit Agreement"), by and among the Borrower, the Borrowing Subsidiary identified by the Borrower from time to time, the lenders (including the Lender) named therein, and NBD Bank, as agent for the Lenders, to which reference is hereby made for a statement of the circumstances under which this Swingline Note is subject to prepayment and under which its due date may be accelerated and a description of the collateral and security securing this Swingline Note. Capitalized terms used but not defined in this Swingline Note shall have the respective meanings assigned to them in the Credit Agreement.

     This Swingline Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.


                                    OXFORD AUTOMOTIVE, INC.


                                    By: ______________________________________

                                        Its: _________________________________














                               SWINGLINE NOTE

                                   EXHIBIT H

                            DISBURSEMENT OF ADVANCES


NBD Bank, as Agent
611 Woodward Avenue
Detroit, Michigan  48226


     Oxford Automotive, Inc. (the "Company") hereby requests a [insert Revolving Credit Loan] [Swingline Loan]or [Letter of Credit Advance] pursuant to Section 2.4 of the Credit Agreement, dated as of June __, 1997 (as amended or modified from time to time, the "Credit Agreement"), among the Company, the Borrowing Subsidiaries party thereto, the Lenders referenced therein and you, as Agent for the Lenders.

     [A Revolving Credit Loan is requested to be made in the amount of $_________, to be made on ____________, 199__ and evidenced by the Company's Revolving Credit Note. Such Loan shall be a ______________________________ and the initial Interest Period, if such requested Loan is an Acceptance, shall be _______________________________.]

     [A Swingline Loan is requested to be made in the amount of $_________, to be made on ____________, 199__ and evidenced by the Company's Swingline Note. Such Loan shall be a ______________________________ and the initial Interest Period, if such requested Loan is an Acceptance, shall be _______________________________.]

     [Such Letter of Credit Advance shall be made by issuance by the Agent of its Letter of Credit for the account of the Company in the maximum amount of $____________ to and for the benefit of ____________________ with a stated
expiry date of ______________, ____, and containing the further terms and conditions set forth in the attached Letter of Credit Application of the Agent.]

     In support of this request, the Company hereby represents and warrants to the Agent and the Lenders that:

     1. The representations and warranties contained in Article IV of the Credit Agreement, and in the Security Documents, are true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects on the date such Advance is made (both before and after such Advance is made), as if such representations and warranties were made on and as of such dates.

     2. No Event of Default or Default has occurred and is continuing or will exist on the date such Advance is made and such Advance shall not cause an Event of Default or Default.

     3. All trade accounts receivable, inventory and net tooling assets of the Company or any Subsidiary included in Eligible Accounts Receivable, Eligible Inventory and Eligible Net Tooling in Process comply in all respects with the requirements therefor set forth in the definitions thereof, and the computation of the Borrowing Base is true and correct as set forth in the Borrowing Base Certificate prepared as of _________________ attached hereto.

     4. The Credit Agreement, the Notes and the Security Documents remain, and will be on the date such Advance is made, in full force and effect without any defense, set-off or counterclaim.

     5. The Borrower has delivered to the Agent, prior to the close of business on the last day of the month next preceding the date such Advance is to be made, the Borrowing Base Certificate required pursuant to Section 5.1(d)(v).

Acceptance of the proceeds of such Advance by the Company shall be deemed to be a further representation and warranty that the representations and warranties made herein are true and correct in all material respects at the time such proceeds are disbursed.

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.


                                    OXFORD AUTOMOTIVE, INC.



                                    By: _______________________________

                                        Its: __________________________



Dated:  __________________, 19__









                          DISBURSEMENT OF ADVANCES

                                   EXHIBIT I


                        DISBURSEMENT OF SWING LINE LOANS



NBD Bank, as Agent
611 Woodward Avenue
Detroit, Michigan  48226



     Oxford Automotive, Inc. (the "Borrower") hereby requests a Swing Line Loan pursuant to Section 2.4(a) of the Credit Agreement, dated as of June __, 1997 (as amended or modified from time to time, the "Credit Agreement"), among the Borrower, the Borrowing Subsidiaries party thereto, the lenders party thereto from time to time (the "Lenders") and you, as Agent for the Lenders.

     A Swing Line Loan is requested to be made in the amount of $_________, to be made on ____________, 19___ and evidenced by the Borrower's Swing Line Note.

     In support of this request, the Borrower hereby represents and warrants to the Agent and the Lenders that:

     1. The representations and warranties contained in Article IV of the Credit Agreement, and in the Security Documents, are true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects on the date such Loan is made (both before and after such Loan is made), as if such representations and warranties were made on and as of such dates.

     2. No Event of Default or Default has occurred and is continuing or will exist on the date such Loan is made and such Loan shall not cause an Event of Default or Default.

     3. The Credit Agreement, the Notes and the Security Documents remain, and will be on the date such Loan is made, in full force and effect without any defense, set-off or counterclaim.



                        DISBURSEMENT OF SWING LINE LOANS

     4. The Borrower has delivered to the Agent, prior to the close of business on the last day of the month next preceding the date such Loan is to be made, Borrowing Base Certificate required pursuant to Section 5.1(d)(v).

     Acceptance of the proceeds of such Loan by the Borrower shall be deemed to be a further representation and warranty that the representations and warranties made herein are true and correct in all material respects at the time such proceeds are disbursed.

     Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

                                    OXFORD AUTOMOTIVE, INC.


                                    By: ______________________________________

                                        Its:  ________________________________




Dated: ________________, 19___














                        DISBURSEMENT OF SWING LINE LOANS

                                   EXHIBIT J


                     SUBSEQUENT ELECTIONS AS TO BORROWINGS



                                     [Date]



NBD Bank, as Agent
611 Woodward Avenue
Detroit, Michigan  48226



     Oxford Automotive, Inc. (the "Borrower"), hereby requests that $____________ of the principal amount of the [Revolving Credit Loan] [Swingline Loan] originally made on ____________, 19__, which [Revolving Credit Loan] [Swingline Loan] is currently a [insert type of Loan], be continued as or converted to, as the case may be, a [insert type of Loan requested] on ______________, 19__. If such Loan is requested to be continued as or converted to an Acceptance, the Borrowers hereby elect an Interest Period for such Loan of [insert permitted Interest Period].

     In support of this request, the Borrower hereby represents and warrants to the Agent and the Lenders that:

     1. The representations and warranties contained in Article IV of the Credit Agreement, and in the Security Documents, are true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects on the date such Loan is [continued][converted] (both before and after such Loan is [continued][converted]), as if such representations and warranties were made on and as of such dates.

     2. No Event of Default or Default has occurred and is continuing or will exist on the date such Loan is [continued][converted] (whether before or after such Loan is [continued][converted]).

     3. The Credit Agreement, the Notes and the Security Documents remain, and will be on the date such Loan is [continued][converted], in full force and effect without any defense, set-off or counterclaim.

     4. The Borrowers have delivered to the Agent, prior to the close of business on the last day of the month next preceding the date such Loan is to be [continued][converted], the

Borrowing Base Certificate required pursuant to Section 5.1(d)(v).

     The [continuation][conversion] of such Loan by the Borrower shall be deemed to be a further representation and warranty that the representations and warranties made herein are true and correct in all material respects at the time of such [continuation] [conversion].

     Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement, dated as of June __, 1997, as amended or modified from time to time, among the Borrower, the Borrowing Subsidiaries party thereto, the Lenders named therein and you as Agent for such Lenders.

                                    OXFORD AUTOMOTIVE, INC.


                                    By: __________________________________

                                         Its: _______________________________











                     SUBSEQUENT ELECTIONS AS TO BORROWINGS

                                   EXHIBIT K
                                   ---------


                           ASSIGNMENT AND ACCEPTANCE

          [NBD Bank, as Assignor, and __________________, as Assignee]

     Reference is made to the Credit Agreement dated as of June 24, 1997 (the "Credit Agreement") among OXFORD AUTOMOTIVE, INC., a Michigan corporation, the Borrowing Subsidiaries named therein, the lenders named therein (the "Lenders"), and NBD BANK, a Michigan banking corporation, as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

     1. The Assignor hereby sells and assigns (without recourse) to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the amount specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth on Schedule 1.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that the Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.6 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms of all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1.

     5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Michigan.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance, by telecopier or otherwise, shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       TO
                           ASSIGNMENT AND ACCEPTANCE




Amount of NBD Bank's Revolving Credit Commitment assigned:    $11,500,000.00
Effective date:                                               August 20, 1997
The Assignee is not designated as a Canadian Lender
                                             NBD BANK, as Assignor

                                             By:______________________________

                                                 Its: ________________________

                                             ____________________, as Assignee

                                             By:______________________________

                                                Its:__________________________

                                             Address for Notices:


                                             Attention:
                                             Facsimile No.:
                                             Telephone No.:

                                             Commitment amount of _______ after
                                             giving effect to this Assignment
                                             and Acceptance:

                                             Revolving Credit Commitment:  $
                                                                 th
                                             Consented to this __   day
                                             of _______, 1997

                                             NBD BANK, as Agent

                                             By:______________________________

                                                Its:__________________________

                                             OXFORD AUTOMOTIVE, INC.

                                             By:______________________________

                                                Its:__________________________



                          ASSIGNMENT AND ACCEPTANCE

                            OXFORD AUTOMOTIVE, INC.

                   __________________________________________


                                CREDIT AGREEMENT


                           dated as of June 24, 1997


                   __________________________________________

                   THE BORROWING SUBSIDIARIES PARTY THERETO,
                            THE LENDERS PARTY HERETO

                                      and

                               NBD BANK, as Agent

                ARRANGED BY FIRST CHICAGO CAPITAL MARKETS, INC.



                              DISCLOSURE SCHEDULES

                                Schedule 1.1(A)

                           Existing Letters of Credit

1. Irrevocable Letter of Credit with FirstBank, dated January 31, 1996, in the amount of $885,000 regarding workers compensation.

2. Letter of Credit issued by NBD Bank dated September 27, 1995, for the account of Creative Fabrication Corporation in the amount of $8,669,535.

                                Schedule 1.1(B)

                                  GM Agreement

October 18, 1996


General Motors of Canada Limited,
1908 Colonel Sam Drive,
Oshawa, Ontario,
L1H 8P7

Attention:  Mr. Ted Roberts

Dear Mr. Roberts:

Pursuant to our meeting today, this letter documents the terms of our agreement regarding GM of Canada Limited's ("GMCL") waiver of contra rights as follows:

    1. GMCL agrees with BMG North America Limited ("BMG") to waive its right of off-set or contra for the amount owed to GMCL by BMG under the GM Steel Resale Programme.

    2. The term of this agreement shall be for 12 months, commencing October 26, 1996.

    3. This agreement can be terminated prior to expiration by GMCL (Early Termination) upon 30 days written notice to BMG if BMG fails to materially perform under any of its awarded purchase orders with GM and resolution of the performance issue is not resolved to GM's satisfaction.

    4. In the event of early termination of this agreement any amount owed to GMCL that is subject to the waiver of contra (as set forth above) shall remain subject to this agreement until fully repaid by BMG.

    5. With effect of this agreement, BMG will reduce the payable to GMCL for the GM Steel Resale Program to sixty (60) days outstanding by December 31, 1996 and to forty-five (45) days outstanding by February 28, 1997.



                                                  continued . . .

Please indicate your agreement to the terms above by executing below with the appropriate authorizing signatures.

Sincerely,

BMG NORTH AMERICA LIMITED



/s/ Robert LaCourciere
-------------------------------------
Robert LaCourciere, President and CEO


    GM of Canada Limited hereby agrees to the terms above.

    GM of Canada Limited

    By:    /s/ Edward Roberts
           ------------------------------------
    Its.   Purchasing Mgr. 10/21/96

    By:    /s/ Andrew Williams
           ------------------------------------
    Its:   Credit Manager

December 19, 1996


General Motors of Canada Limited,
1508 Colonel Sam Drive,
Oshawa, Ontario,
L1H8P7

Attention:  Mr. Andrew Williams, Credit Manager

Dear Mr. Williams:

Pursuant to our recent discussion, we have agreed that Paragraph 5 of our letter agreement dated October 18, 1996, shall be amended to read as follows:

    "5. BMG agrees to reduce the payable to GMCL for the GM Steel Resale Program to sixty (60) days outstanding by January 17, 1997 and to forty-five (45) days outstanding by February 28, 1997."

All other terms of the letter agreement of October 18, 1996 shall remain in full force and effect. Please indicate your agreement to the terms above by executing below with the appropriate authorizing signatures.

Sincerely,
BMG NORTH AMERICA LIMITED

/s/Robert LaCourciere
-------------------------------
Robert LaCourciere, President

Accepted and Agreed:

GENERAL MOTORS OF CANADA LIMITED.

By:    /s/ Andrew Williams
       ----------------------------
Its:   Credit Manager

By:    /s/
       ----------------------------
       Corporate Finance

                                Schedule 1.1(C)

                       Senior Subordinated Debt Documents

1. Purchase Agreement by and among the Company, BMG North America Limited, Lobdell Emery Corporation, and the Initial Purchasers, dated June 19, 1997.

2. Registration Agreement by and among the Company and the Initial Purchasers, dated June 24, 1997.

3. Preliminary Offering Memorandum regarding the Senior Subordinated Notes, dated June 4, 1997.

4. Final Offering Memorandum regarding the Senior Subordinated Notes, dated June 20, 1997.

                                  Schedule 4.4

                                  Subsidiaries

1.       Lobdell Emery Corporation

                 Jurisdiction:    Michigan corporation

                 Ownership:       The Company owns 100% of the issued and
                                  outstanding voting securities; various
                                  individuals own shares of the preferred stock of the Company

         (a)     Parallel Group International, Inc.

                          Jurisdiction:    Indiana corporation

                          Ownership:       Lobdell Emery Corporation owns 100%
                                           of the issued and outstanding voting
                                           securities

         (b)     Lewis Emery Capital Corporation

                          Jurisdiction:    Michigan corporation

                          Ownership:       Lobdell Emery Corporation owns 100%
                                           of the issued and outstanding voting
                                           securities

         (c)     Laserweld International, L.L.C.

                          Jurisdiction:    Indiana limited liability company

                          Ownership:       Lobdell Emery Corporation owns 100%
                                           of the interests

         (d)     Concept Management Corporation, f/k/a Concept Fabrication
                 Corporation

                          Jurisdiction:    Michigan corporation

                          Ownership:       Lobdell Emery Corporation owns 100%
                                           of the issued and outstanding voting
                                           securities

         (e)      Winchester Fabrication Corporation

                          Jurisdiction:    Michigan corporation

                          Ownership:       Concept Management Corporation owns
                                           100% of the issued and outstanding
                                           voting securities

         (f)     Creative Fabrication Corporation

                          Jurisdiction:    Tennessee corporation

                          Ownership:       Concept Management Corporation owns
                                           100% of the issued and outstanding
                                           voting securities

2.       BMG Holdings, Inc.

                 Jurisdiction:    Ontario corporation

                 Ownership:       The Company owns 100% of the issued and
                                  outstanding voting securities

         (a)     BMG North America Limited

                          Jurisdiction:    Ontario corporation

                          Ownership:       BMG Holdings, Inc. owns 100% of the
                                           issued and outstanding voting
                                           securities

                 (i)      976459 Ontario Limited

                                  Jurisdiction:    Ontario corporation

                                  Ownership:       BMG North America Limited
                                                   owns 100% of the issued and
                                                   outstanding voting securities

                 (ii)     829500 Ontario Limited, an Ontario corporation

                                  Jurisdiction:    Ontario corporation

                                  Ownership:       BMG North America Limited
                                                   owns 100% of the issued and
                                                   outstanding voting securities

3.       HI Acquisition, Inc.

                 Jurisdiction:    Michigan corporation

                 Ownership:       The Company owns 100% of the issued and
                                  outstanding voting securities

                                  Schedule 4.5

                                   Litigation

1.  Sturgis Iron & Metal Company, Inc. v Lobdell Emery Corporation

2.  Dennis Holton v. Lobdell-Emery Manufacturing Company

3.  Cindy Zirgibel v. Lobdell Emery Corporation

4.  Lobdell Emery Corporation v. Doug Losey

5.  Crisher v. Lobdell Emery Corporation (EEOC)

6.  Rich v. Lobdell Emery Corporation (EEOC)

7.  Nick Nedry v. Lobdell Emery Corporation

8.  ADW Industries, Inc. v. Winchester Fabrication Corporation

9. Sheriff Certificate dated June 18, 1997, indicates that a writ of execution, No. 97-00599, is registered against BMG North America Limited. The details are as follows.

         Creditor:        Workers Compensation Board
                          PO Box 2099, Stn LCD1
                          Hamilton, Ontario  L8N 4C5

         Court File:      02838/97A

         Amount:          Cdn$416,526

         Comment: Interest at the rate of 1.5% per month on the payments in default commencing on March 6, 1997.

    Provisions are being made for the immediate payment of the amount owed.

10. Judicial review application brought by the CAW against Butler Metal Products of an arbitration award dated May 30, 1997. The CAW is attempting to overturn an arbitrator's award in Butler's favor.

                                 Schedule 4.17

                             Intellectual Property

1. Oxford Automotive (licensed by The Oxford Investment Group, Inc. to the Company) (registration application pending)

2. Oxford Automotive (logo) (licensed by The Oxford Investment Group, Inc. to the Company) (registration application pending)

3. Rack Base Construction; US Patent No. 5,533,456; Canadian Patent File No. 2,147,721

                                 Schedule 4.18

                                Preferred Stock

1. Written Consent of the Board of Directors of L-E Acquisition, Inc. In Lieu of Meeting, dated January 6, 1997, designating the series and prescribing the relative rights and preferences of the shares of preferred stock of L-E Acquisition. See Restated Articles of Incorporation of Lobdell Emery Corporation for a complete description of the dividends, distributions, redemptions, and other payments required on the Preferred Stock.

2. Lobdell Emery Corporation, Series A $3.00 Cumulative Preferred Stock, Certificate Nos. 1 through No. 102

3. Lobdell Emery Corporation, Series B Preferred Stock, Certificate Nos. 1 through No. 51

                                Schedule 5.2(e)

                                  Indebtedness

1. $8,500,000 Industrial Development Revenue Bonds (Creative Fabrication Corporation Project), Series 1995, dated September 27, 1995 of the Industrial Development Board of the County of McMinn and associated reimbursement obligation to NBD Bank, guaranteed by Lobdell Emery Corporation.

2. Credit Agreement between Lewis Emery Capital Corporation and NBD Bank, as successor, dated as of June 8, 1993, and related documents.

3. Industrial and Regional Development Program dated November 30, 1989, as amended by Amendments No. 1, 2, 3, 4 and 5.

4. Demand Loan Agreement between BMG North America and Export Development Corporation dated October 7, 1996.

5. Demand Note payable by BMG North America Limited to Lobdell Emery Corporation, dated January 17, 1997.

6. Non - Negotiable Demand Note payable by the Company to The Oxford Investment Group, Inc., dated March 31, 1997.

7.  FUL Incorporated Scrubber Lease, dated September 26, 1996.

8.  KeyCorp/USL Capital Lease - SMG - Redline Equipment, dated September 19,
    1996.

9.  Master Lease Republic Financial Corporation, dated May 20, 1993.

10. USL Capital Lease - SMG Presses, dated March 15, 1996.

11. Senior Subordinated Notes.

                                Schedule 5.2(f)

                                     Liens
                                     -----

                            Oxford Automotive, Inc.
                            ----------------------

File No.         Jurisdiction              Registration No.         Creditor                  Collateral
--------         ------------              ----------------         --------                  ----------
811554318        Ontario                   950106 1354              Snap on Tools of          Equipment,
                                           1629 1101                Canada Ltd.               Other


                           Lobdell Emery Corporation
                           -------------------------

    Secured Party                   Jurisdiction            File No.      File Date        Collateral
    -------------                   ------------            --------      ---------        ----------
1.  Clarklift of                    Michigan Sec'y          C601669       05/29/92         Specific Equip.
    Flint/Saginaw                   of State

2.  Varilease Corporation           Michigan Sec'y          C623236       08/03/92         Specific Equip.
                                    of State

                                                            C670297       01/04/93         Asgmt of C623236
                                                                                           to NBD Equipmt
                                                                                           Finance, Inc.

3.  Varilease Corporation           Michigan Sec'y          C623237       08/03/92         Specific Equip.
                                    of State

                                    Michigan Sec'y          28192B        02/17/93         Equip.  Lease
                                    of State
                                                            29254B        03/26/93         Asgmt of 28192B
                                                                                           to U.S. Leasing Int'l

4.  U.S. Leasing Corporation        Michigan Sec'y          27844B        02/04/93         Equip.  Transfer
                                    of State

6.  AT&T Commercial                 Michigan Sec'y          30455B        04/28/93         Equip.  Lease
    Finance Corporation             of State

    Secured Party                   Jurisdiction            File No.      File Date        Collateral
    -------------                   ------------            --------      ---------        ----------
                                                            C878910       08/30/94         Partial Release of 30455B

7.  Republic Financial              Michigan Sec'y          34876B        09/07/93         Equip.  Lease
    Corporation, asgn'd to          of State
    Provident Commercial
    Group
                                                            C785609       12/08/93         Amdmt of C34876B
                                                                                           changing Lobdell's name

                                                            C903792       11/08/94         Amdmt of 34876B
                                                                                           changing Lobdell's name

8.  Republic Financial              Michigan Sec'y          C764199       10/04/93         Equip.  Lease
    Corporation, asgn'd             of State
    to NBD Leasing, Inc.
                                                            C784591       12/03/93         Amdmt of C764199
                                                                                           changing Lobdell's name

9.  Republic Financial              Michigan Sec'y          36162B        10/19/93         Equip.  Lease
    Corporation                     of State
                                                            C782548       11/29/93         Amdmt of 36162B
                                                                                           changing Lobdell's name

                                                            C782549       11/29/93         Partial Release of C36162B

                                                            C782550       11/29/93         Asgmt of 36126B to
                                                                                           Fleet Credit Corporation

    Secured Party                   Jurisdiction            File No.      File Date        Collateral
    -------------                   ------------            --------      ---------        ----------
10. Republic Financial              Michigan Sec'y          39194B        01/21/94         Equip. Lease
    Corporation, asgn'd to          of State
    Fleet Credit Corporation
                                                            41076B        03/23/94         Amdmt of
                                                                                           39l94B to add
                                                                                           serial no's

                                                            49169B        11/17/94         Amdmt of 39194B to
                                                                                           amend Lobdell's name

11. Republic Financial              Michigan Sec'y          C847140       05/27/94         Equip.  Lease
    Corporation, asgn'd to          of State
    Colorado Nat'l Leasing

12. Republic Financial              Michigan Sec'y          C879002       08/30/94         Equip.  Lease
    Corporation, asgn'd             of State
    to NBD Leasing,  Inc.

13. Republic Financial              Michigan Sec'y          C903794       11/08/94         Equip.  Lease
    Corporation, asgn'd to          of State
    Provident Commercial
    Group

14. Republic Financial              Michigan Sec'y          55705B        05/11/95         Equip.  Lease
    Corporation                     of State
                                                            C983782       06/20/95         Amdmt of 55705B to
                                                                                           correct equip.
                                                                                           descriptions

                                                            C983783       06/20/95         Asgmt of 55705B
                                                                                           to Colorado Nat'l
                                                                                           Leasing, Inc.

15. NBD Bank                        Michigan Sec'y          60957B        09/29/95         Blanket
                                    of State

    Secured Party                   Jurisdiction            File No.      File Date        Collateral
    -------------                   ------------            --------      ---------        ----------
16. Sanwa Leasing                   Michigan Sec'y          D054394       01/19/96         Equip.  Lease
    Corporation                     of State

17. USL Capital Corporation         Michigan Sec'y          68702B        03/22/96         Equip.  Lease
                                    of State

18. Republic Financial              Michigan Sec'y          D090694       04/29/96         Equip.  Lease
    Corporation                     of State
                                                            D105237       06/10/96         Amdmt of D090694
                                                                                           to add serial no's

                                                            D115209       07/08/96         Partial Asgmt of D090694

19. FUL, Inc.                       Michigan Sec'y          0309002       10/23/96         Equip.  Lease
                                    of State

20. NBD Bank                        Michigan Sec'y          77859B        09/20/96         All assets
                                    of State

                                                            D183790       01/14/97         Amdmt of
                                                                                           77859B

                                                            77861B        09/20/96         All assets

                                                            D183792       01/14/97         Amdmt of
                                                                                           77861B

                                                            77860B        09/20/96         All assets

                                                            D183791       01/14/97         Amdmt of
                                                                                           77860B

                                                            D183725       01/14/97         Blanket

22. KeyCorp Leasing                 Michigan Sec'y          D147419       10/08/96         Equip.  Lease
                                    of State

23. KeyCorp Leasing                 Michigan Sec'y          D147418       10/08/96         Equip.  Lease
                                    of State

Secured Party                       Jurisdiction            File No.      File Date        Collateral
-------------                       ------------            --------      ---------        ----------
24. Sanwa Leasing                   Michigan Sec'y          D144421       10/02/96         Equip. Lease
    Corporation                     of State

25. Sanwa Leasing                   Michigan Sec'y          D117895       07/16/96         Equip. Lease
    Corporation                     of State

26. Manufacturers Rubber            Michigan Sec'y          D103316       06/04/96         Equip. Lease
    Supply                          of State

27. Fleet Credit                    Indiana Sec'y of        1950680       11/17/94         Equip. Lease
                                    State                                                  amend. 1890658

28. Fleet Credit                    Indiana Sec'y of        1902655       03/23/94         Equip. Lease
                                    State                                                  amend. 1890658

29. Republic Financial              Indiana Sec'y of        1934965       08/29/94         Equip. Lease
                                    State
                                                            1997398       06/29/95         Equip. Lease
                                                                                           amend. 1986687

30. Colorado Leasing                Indiana Sec'y of        1997399       06/29/95         Equip. Lease
                                    State                                                  assign. of 1986687

31. NBD Bank                        Indiana Sec'y of        2011885       10/02/95         Blanket
                                    State
                                                            2011885       10/02/95         Blanket

                                                            2068907       07/29/96         Blanket

                                                            2080004       09/27/96         Blanket

                                                            2080005       09/27/96         Blanket

                                                            2080006       09/27/96         Blanket

                                                            2080007       09/27/96         Blanket

                       Parallel Group International, Inc.
                       ----------------------------------

    Secured Party                   Jurisdiction            File No.      File Date        Collateral
    -------------                   ------------            --------      ---------        ----------
1.  NBD Bank                        Indiana Sec'y           2080008       09/27/96         Blanket
                                    of State

2.  NBD Bank                        Michigan Sec'y          77864B        09/20/96         Blanket
                                    of State


                        Lewis Emery Capital Corporation

    Secured Party                   Jurisdiction            File No.      File Date        Collateral
    -------------                   ------------            --------      ---------        ----------
1.  NBD Bank                        Michigan Sec'y          77865B        09/20/96         Blanket
                                    of State

                                                            D183786       01/14/97         Amdmt of
                                                                                           77865B

                                                            D183720       01/14/97         Blanket


                        Laserweld International, L.L.C.
                        -------------------------------

    Secured Party                   Jurisdiction            File No.      File Date        Collateral
    -------------                   ------------            --------      ---------        ----------
1.  NBD Bank                        Indiana Sec'y           2080003       09/27/96         Blanket
                                    of State

2.  NBD Bank                        Michigan Sec'y          77862B        09/20/96         Blanket
                                    of State


     Concept Management Corporation, f/k/a Concept Fabrication Corporation

    Secured Party                   Jurisdiction            File No.      File Date        Collateral
    -------------                   ------------            --------      ---------        ----------
1.  NBD Bank                        Michigan Sec'y          77867B        09/20/96         Blanket
                                    of State

Secured Party                       Jurisdiction            File No.      File Date        Collateral
-------------                       ------------            --------      ---------        ----------
                                                            D183784       01/14/97         Amdmt of
                                                                                           77867B

                                                            D183724       01/14/97         Blanket

2.  Michigan National Bank          Michigan Sec'y          60997B        09/29/95         Blanket
                                    of State


                       Winchester Fabrication Corporation
                       ----------------------------------

    Secured Party                   Jurisdiction            File No,      File Date        Collateral
    -------------                   ------------            --------      ---------        ----------
1.  Concept Fabrication             Indiana Sec'y           1969416       02/24/95         Blanket
    Corporation                     of State

                                    Michigan Sec'y          C939489       01/14/97         Blanket
                                    of State

2.  Michigan National Bank          Indiana Sec'y           2011891       10/02/95         Blanket
                                    of State

3.  NBD Bank                        Indiana Sec'y           208009        09/27/96         Blanket
                                    of State

                                    Michigan Sec'y          77866B        09/20/96         Blanket
                                    of State

                                                            D183785       01/14/97         Amdmt of
                                                                                           77866B

                                                            D183722       01/14/97         Blanket

4.  Lobdell Emery                   Michigan Sec'y          C939488       02/22/95         Blanket
    Corporation                     of State

                                                            D183783       01/14/97         Amdmt of
                                                                                           C939488

                                    Michigan Sec'y          77866B        09/20/96         Blanket
                                    of State

                        Creative Fabrication Corporation
                        --------------------------------

    Secured Party                   Jurisdiction            File No.      File Date        Collateral
    -------------                   ------------            --------      ---------        ----------
1.  Michigan National Bank          Michigan Sec'y          60996B        09/29/95         Blanket
                                    of State

2.  NBD Bank                        Michigan Sec'y          77863B        09/20/96         Blanket
                                    of State


                               BMG Holdings, Inc.
                               ------------------

FILE NUMBER        REGISTRATION NUMBER                 CREDITOR                  COLLATERAL
075631482         951026 1143 0043 2568        GE Capital Canada Equipment     Accounts, Other
                                               Financing Inc.

075632706         951026 1143 0043 2569        General Electric Capital        Accounts, Other
                                               Canada Inc.

075632706         951124 1558 0096 4306


                           BMG North America Limited
                           -------------------------

FILE NUMBER          REGISTRATION NUMBER               CREDITOR                       COLLATERAL
079497603           970207 1509 0043 8340       First Chicago NBD Bank,         Inventory, Equipment,
                                                Canada                          Accounts, Other, Motor
                                                                                Vehicle included

825354621           961002 1710 9065 3272       Dana Commercial Credit,         Equipment, Other
                                                Canada Inc.

074846016           960924 1408 0028 0959       Export Development              Inventory, Equipment,
                                                Corporation                     Accounts, Other

824844582           960912 1451 1667 1267       Transportation Lease Systems    Equipment, Motor Vehicle
                                                Inc.                            included

075274452           960711 0843 0043 1861       Highview Pontiac Buick GMC      Consumer Goods, Equipment,
                                                Limited                         Other, Motor Vehicle included

822840975           960619 1719 1737 4293       GMAC Leaseco Limited            Equipment, Other, Motor
                                                                                Vehicle included

821240073           960419 1343 1737 9165       GMAC Leaseco Limited            Equipment, Other, Motor
                                                                                Vehicle included

821240073           961003 1637 1737 0879

817634853           951026 0931 1081 1114       Nationsbank of Tennessee,       Inventory, Equipment,
                                                N.A.                            Accounts, Other

072038844           951004 1419 0004 7308       GE Capital Canada Equipment     Inventory, Equipment,
                                                Financing Inc.                  Accounts, Other, Motor
                                                                                Vehicle included

078050214           951004 1419 0004 7309       General Electric Capital        Inventory, Equipment,
                                                Canada Inc.                     Accounts, Other, Motor
                                                                                Vehicle included

814613751           950612 1930 1529 3971       NTFC Capital, Division of       Equipment, Accounts, Other
                                                General Electric Canada Inc.

055459998           950324 1138 0024 0088       General Electric Capital        Equipment, Accounts, Other
                                                Canada Inc.

810972468           941202 2222 1590 5939       Dana Commercial Credit,         Equipment, Other
                                                Canada Inc.

810972468           950315 1756 1590 8493

810972468           950315 1756 1590 8494

810972468           951023 1323 0024 2828

810027153           941018 2150 1529 0698       IBM Canada Ltd.                 Equipment, Accounts, Other

077111739           940722 1237 0043 6756       The Royal Trust Company         Inventory, Equipment,
                                                                                Accounts, Other, Motor
                                                                                Vehicle included

077111739           951103 1743 1590 3322

803537316           930622 2053 1531 4208       Hewlett-Packard (Canada) Ltd.   Equipment, Other

059461524           930218 1107 0043 7709       The Royal Trust Company         Inventory, Equipment,
                                                                                Accounts, Other, Motor
                                                                                Vehicle included
059461524           951103 1743 1590 3323

027527715           910516 1405 0043 1372       The Royal Trust Company         Inventory, Equipment,
                                                                                Accounts, Other, Motor
                                                                                Vehicle included

027527715           920525 0843 0043 0221

027527715           930215 1344 0043 6440

027527715           951103 1743 1590 3324

963236493           890529 1417 43 9388         The Royal Trust Company         Inventory, Equipment, Book
                                                                                Debts, Other, Motor Vehicle
                                                                                included

963236493           890829 1030 43 8523

963236493           920525 0843 0043 0230

963236493           930215 1343 0043 6434

963236493           951103 1743 1590 3325

963236502           890529 1417 43 9390         The Royal Trust Company         Book Debts, Other

963236502           890829 1030 43 8524

963236502           920525 0843 0043 0231

963236502           930215 1344 0043 6436

963236502           951103 1743 1590 3326

963236511           890529 1417 43 9391         The Royal Trust Company         Other

963236511           890829 1030 43 8525

963236511           920525 0843 0043 0229

963236511           930215 1344 0043 6437

963236511           951103 1743 1590 3327

900929772           092977                      CSRA Registration

                    920525 0843 0043 0219

                    930215 1344 0043 6435

                    951103 1743 1590 3328


                             829500 Ontario Limited


FILE NUMBER          REGISTRATION NUMBER               CREDITOR                       COLLATERAL
079497612           970207 1509 0043 8341       First Chicago NBD Bank,         Inventory, Equipment,
                                                Canada                          Accounts, Other, Motor
                                                                                Vehicle included

817565868           951023 1853 1529 8435       General Electric Capital        Inventory, Equipment,
                                                Canada Inc.                     Accounts, Other, Motor
                                                                                Vehicle included

817565877           951023 1853 1529 8436       GE Capital Canada Equipment     Inventory, Equipment,
                                                Financing Inc.                  Accounts, Other, Motor
                                                                                Vehicle included

077111694           940722 1237 0043 6755       The Royal Trust Company         Inventory, Equipment,
                                                                                Accounts, Other, Motor
                                                                                Vehicle included

059461515           930218 1107 0043 7708       The Royal Trust Company         Inventory, Equipment,
                                                                                Accounts, Other, Motor
                                                                                Vehicle included

035456508           910517 1139 0043 2353       The Royal Trust Company         Inventory, Equipment,
                                                                                Accounts, Other, Motor
                                                                                Vehicle included

035456508           920525 0843 0043 0223

946379556           890529 1417 43 9389         The Royal Trust Company         Inventory, Equipment,
                                                                                Accounts, Other, Motor
                                                                                Vehicle included

946379556           920525 0844 0043 0235

900929772           092977                      CSRA Registration


900929772           920525 0843 0043 0219

900929772           930215 1344 0043 6435

900929772           951103 1743 1590 3328

                             976459 Ontario Limited


     FILE NUMBER                 REGISTRATION NUMBER                  CREDITOR                       COLLATERAL
079490475                       970207 1509 0043 8342           First Chicago NBD Bank,         Inventory, Equipment,
                                                                Canada                          Accounts, Other, Motor
                                                                                                Vehicle included

817565886                       951023 1853 1529 8437           General Electric Capital        Inventory, Equipment,
                                                                Canada Inc.                     Accounts, Other, Motor
                                                                                                Vehicle included

817565895                       951023 1853 1529 8438           GE Capital Canada Equipment     Inventory, Equipment,
                                                                Financing Inc.                  Accounts, Other, Motor
                                                                                                Vehicle included

Additional Liens

1. Security Agreement between Creative Fabrication Corporation and NBD Bank dated September 1, 1995.

2. Pledge and Security Agreement between Creative Fabrication Corporation and NBD Bank dated September 1, 1995.

3. Deed of Trust, Security Agreement, Fixture Filing and Assignment of Rents dated as of September 1, 1995, from Creative Fabrication Corporation in favor of David Siklosi, Trustee for the benefit of NBD Bank.

                                Schedule 5.2(o)

                                Negative Pledges

1.  Senior Subordinated Debt Documents

2. Demand Loan Agreement between BMG North America and Export Development Corporation dated October 7, 1996

3. Industrial and Regional Development Program dated November 30, 1989, as amended by Amendments No. 1, 2, 3, 4 and 5

4. Series A Notes payable by BMG Holdings, Inc. to Canadian Pension Capital Corporation ($150,000), Canadian Pension Capital Limited ($150,000), and Canadian Insurers' Capital Corporation ($300,000), each dated October 26, 1995

5. Loan and Security Agreement between Lewis Emery Capital Corporation and NBD Bank, dated as of June 8, 1993

6. 8,500,000 Industrial Development Revenue Bonds (Creative Fabrication Corporation Project), Series 1995, dated September 27, 1995 of the Industrial Development Board of the County of McMinn and associated reimbursement obligation to NBD Bank, guaranteed by Lobdell Emery Corporation

                                Schedule 5.2(u)

                                Management Fees

1. Management Agreement between the Company and The Oxford Investment Group, Inc., dated June 24, 1997.